Exhibit 10.1

EXECUTION VERSION

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

AMERICOLD REALTY TRUST

750,000,000

1.62% Series D Guaranteed Senior Notes due January 7, 2031

1.65% Series E Guaranteed Senior Notes due January 7, 2033

NOTE AND GUARANTY AGREEMENT

Dated as of December 30, 2020

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Schedule A	—	Defined Terms

SCHEDULE 1(d)	—	Form of 1.62% Series D Guaranteed Senior Note due January 7, 2031

SCHEDULE 1(e)	—	Form of 1.65% Series E Guaranteed Senior Note due January 7, 2033

SCHEDULE 4.4(a)	—	Form of Opinion of Special Counsel to the Constituent Companies and the Subsidiary Guarantors

SCHEDULE 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Subsidiaries of the Parent Guarantor and Ownership of Subsidiary Stock; Affiliates; Directors and Senior Officers

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Indebtedness

SCHEDULE 8.8	—	Information Relating to Original Swap Agreements

SCHEDULE QA	—	List of Qualified Assets

PURCHASER SCHEDULE	—	Information Relating to Purchasers

EXHIBIT SGA	—	Form of Subsidiary Guaranty Agreement

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AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

AMERICOLD REALTY TRUST

10 Glenlake Parkway, Suite 600, South Tower

Atlanta, Georgia 30328

1.62% Series D Guaranteed Senior Notes due January 7, 2031

1.65% Series E Guaranteed Senior Notes due January 7, 2033

Dated as of December 30, 2020

TO EACH OF THE PURCHASERS LISTED

IN THE PURCHASER SCHEDULE HERETO:

Ladies and Gentlemen:

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Issuer”), and AMERICOLD REALTY TRUST, a Maryland real estate investment trust (the “Parent Guarantor,” and together with the Issuer, the “Constituent Companies” and individually, a “Constituent Company”), jointly and severally, agree with each of the Purchasers as follows:

SECTION 1. AUTHORIZATION OF NOTES.

The Issuer will authorize the issue and sale of €750,000,000 aggregate principal amount of its guaranteed senior notes, of which (a) €400,000,000 aggregate principal amount shall be its 1.62% Series D Guaranteed Senior Notes due January 7, 2031 (the “Series D Notes”) and (b) €350,000,000 aggregate principal amount shall be its 1.65% Series E Guaranteed Senior Notes due January 7, 2033 (the “Series E Notes”). The Series D Notes and the Series E Notes are hereinafter referred to collectively as the “Notes.” The Series D Notes and the Series E Notes shall be substantially in the forms set out in Schedules 1(d) and 1(e), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 23.4 shall govern.

SECTION 2. SALE AND PURCHASE OF NOTES; GUARANTIES.

Section 2.1 Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Purchaser and each Purchaser will purchase from the Issuer, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2 Guaranties. The obligations of the Issuer hereunder and under the Notes are unconditionally and irrevocably guaranteed (a) by the Parent Guarantor pursuant to the Parent Guaranty and (b) by each Subsidiary Guarantor pursuant to the Subsidiary Guaranty Agreement.

SECTION 3. EXECUTION; CLOSING.

The execution and delivery of this Agreement shall occur on December 30, 2020 (the “Execution Date”). The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 1185 Avenue of the Americas, Suite 3000, New York, New York 10036, at 11:00 a.m., New York, New York time, at a closing (the “Closing”) on December 30, 2020. At the Closing, the Issuer will deliver to each Purchaser the Notes of each series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least €100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to the account of the Issuer set forth in the funding instructions delivered by the Issuer pursuant to Section 4.10. If at the Closing the Issuer shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Issuer to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1 Representations and Warranties.

(a) Representations of each Constituent Company. The representations and warranties of each Constituent Company in this Agreement shall be correct when made and at the Closing.

(b) Representations and Warranties of each Subsidiary Guarantor. The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty Agreement shall be correct when made and at the Closing.

Section 4.2 Performance; No Default. Each Constituent Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither Constituent Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3 Compliance Certificates.

(a) Officer’s Certificate of each Constituent Company. Each Constituent Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate of each Constituent Company. Each Constituent Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other trust or limited partnership proceedings relating to the authorization, execution and delivery of the Notes (in the case of the Issuer) and this Agreement (in the case of each Constituent Company) and (2) such Constituent Company’s organizational documents as then in effect.

(c) Officer’s Certificate of each Subsidiary Guarantor. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying as to such Subsidiary Guarantor that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

(d) Secretary’s Certificate of each Subsidiary Guarantor. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other corporate, limited liability company, partnership or trust proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty Agreement and (2) such Subsidiary Guarantor’s organizational documents as then in effect.

Section 4.4 Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from King & Spalding LLP, counsel to the Constituent Companies and the Subsidiary Guarantors, Venable LLP, Maryland counsel to the Constituent Companies and the Subsidiary Guarantors, Stewart McKelvey, Nova Scotia counsel to the Constituent Companies and the Subsidiary Guarantors, K&L Gates, Australian counsel to the Constituent Companies and the Subsidiary Guarantors, and Anthony Harper, New Zealand counsel to the Constituent Companies and the Subsidiary Guarantors, collectively covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Constituent Companies hereby instruct their counsel to deliver such opinion to the Purchasers) and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5 Purchase Permitted By Applicable Law, Etc. On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the Execution Date. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate from the Issuer certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6 Sale of Other Notes. Contemporaneously with the Closing, the Issuer shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

Section 4.7 Payment of Special Counsel Fees. Without limiting Section 16.1, the Constituent Companies shall have paid on or before the Execution Date and the date of the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Constituent Companies at least one Business Day prior to such date.

Section 4.8 Private Placement Number. A Private Placement Number issued by CUSIP Global Services (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9 Changes in Corporate Structure; Change of Control. Neither Constituent Company nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation, formation or organization, as applicable, or, except for the AGRO Acquisition to the extent such acquisition has then closed, been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5. No Change of Control shall have occurred since October 30, 2020.

Section 4.10 Funding Instructions. At least five Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer of the Issuer on letterhead of the Issuer confirming the information specified in Section 3 including (a) the name and address of the transferee bank and the name and telephone number of a contact person at such bank, (b) such transferee bank’s ABA number or similar bank identification number, (c) the account name and number into which the purchase price for the Notes to be purchased at the Closing is to be deposited and (d) the name and telephone number of a Responsible Officer of the Issuer responsible for (1) verifying receipt of the funds and (2) verifying the information set forth in the instructions. Each Purchaser has the right, but not the obligation, upon written notice (which may be by e-mail) to the Issuer, to elect to deliver a micro deposit (less than €51.00) to the account identified in the written instructions no later than two Business Days prior to the Closing. If a Purchaser delivers a micro deposit, a Responsible Officer of the Issuer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the Closing. The Issuer shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.

Section 4.11 Subsidiary Guaranty Agreement. Such Purchaser shall have received a copy of the Subsidiary Guaranty Agreement which shall have been duly authorized, executed and delivered by each Person then required to be a Subsidiary Guarantor.

Section 4.12 Incorporated Covenants. Such Purchaser shall have received an Officer’s Certificate from the Constituent Companies identifying each Incorporated Covenant then in effect under any Principal Credit Facility.

Section 4.13 Rating on the Notes. Such Purchaser shall have received a copy of a letter from each NRSRO rating the Notes as of the date of the Closing evidencing each such rating (which evidence shall include the information required by Section 9.11).

Section 4.14 Amendments to Principal Credit Facilities. Such Purchaser shall have received evidence satisfactory to it that the definition of “Specified Jurisdiction” in each Principal Credit Facility shall have been amended to be consistent with the definition of Specified Jurisdiction herein.

Section 4.15 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE CONSTITUENT COMPANIES.

Each Constituent Company represents and warrants to each Purchaser that:

Section 5.1 Organization; Power and Authority.

(a) The Issuer is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer has the limited partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

(b) The Parent Guarantor is a real estate investment trust duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent Guarantor has the trust power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof.

(c) Each Subsidiary Guarantor is a corporation or other legal entity duly organized or formed, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization or formation, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and to execute and deliver the Subsidiary Guaranty Agreement and to perform the provisions thereof.

Section 5.2 Authorization, Etc.

(a) This Agreement and the Notes have been duly authorized by all necessary limited partnership action on the part of the Issuer, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) This Agreement has been duly authorized by all necessary corporate action on the part of the Parent Guarantor, and this Agreement constitutes a legal, valid and binding obligation of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The Subsidiary Guaranty Agreement has been duly authorized by all necessary corporate or other action on the part of each Subsidiary Guarantor, and the Subsidiary Guaranty Agreement constitutes a legal, valid and binding obligation of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3 Disclosure. The Constituent Companies, through their agent, BofA Securities Inc., have delivered to each Purchaser a copy of a Private Placement Memorandum, dated October 2020 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent Guarantor and its Subsidiaries. This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Constituent Companies prior to October 30, 2020 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”) (other than pro forma financial information, estimates, budgets, forward looking statements and information of a general economic or industry nature concerning the Constituent Companies and their Subsidiaries), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (taken as a whole) not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2019, there has been no change in the financial condition, operations, business, properties or prospects of the Parent Guarantor or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to either Constituent Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents. The pro forma financial information, estimates, budgets, forward looking statements and information of a general economic or industry nature concerning the Constituent Companies and their Subsidiaries contained in the Disclosure Documents have been prepared in good faith based upon reasonable assumptions believed by management of the Constituent Companies to be reasonable at the time made, it being recognized by the Purchasers that such information is not to be viewed as a guarantee of performance.

Section 5.4 Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) the Parent Guarantor’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its Capital Stock outstanding owned by the Parent Guarantor and each other Subsidiary and whether such Subsidiary is a Qualified Asset Guarantor or another Subsidiary Guarantor, (2) the Unconsolidated Affiliates, and (3) each Constituent Company’s directors and senior officers.

(b) All of the outstanding shares of Capital Stock of each Subsidiary shown in Schedule 5.4 as being owned by the Parent Guarantor and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Parent Guarantor or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c) Each Subsidiary (other than a Subsidiary Guarantor) is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Guarantor or any of its Subsidiaries that owns outstanding shares of Capital Stock of such Subsidiary.

Section 5.5 Financial Statements; Material Liabilities. The Constituent Companies have delivered to each Purchaser copies of the financial statements of the Parent Guarantor and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Parent Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by (a) the Issuer of this Agreement and the Notes, (b) the Parent Guarantor of this Agreement and (c) each Subsidiary Guarantor of the Subsidiary Guaranty Agreement will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent Guarantor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Parent Guarantor or any Subsidiary is bound or by which the Parent Guarantor or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Parent Guarantor or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent Guarantor or any Subsidiary.

Section 5.7 Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Issuer of this Agreement or the Notes, (b) the Parent Guarantor of this Agreement or (c) any Subsidiary Guarantor of the Subsidiary Guaranty Agreement, including any thereof required in connection with the obtaining of Euros to make payments under this Agreement, the Notes or the Subsidiary Guaranty Agreement and the payment of any such Euros to Persons resident in the United States.

Section 5.8 Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of either Constituent Company, threatened against or affecting the Parent Guarantor or any Subsidiary or any property of the Parent Guarantor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither Constituent Company nor any Subsidiary is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9 Taxes; REIT Status; Stock Exchange Listing.

(a) The Parent Guarantor and its Subsidiaries have filed all federal, state and other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (1) the amount of which, individually or in the aggregate, is not Material or (2) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither Constituent Company knows of any basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Guarantor and its Subsidiaries in respect of U.S. federal, state or other taxes for the then most recently ended fiscal quarter are adequate in accordance with GAAP. As of the Execution Date, the Parent Guarantor is generally no longer subject to U.S. federal, state, local, or foreign examinations by tax authorities for years before 2017. However, for U.S. income tax purposes, the 2012 and 2013 tax years were open, to the extent that net operating losses were generated in those years and continue to be subject to adjustments from taxing authorities in the tax year they are utilized.

(b) The Parent Guarantor (1) qualifies as a “real estate investment trust” as defined in section 856 of the Code for U.S. Federal income tax purposes (a “REIT”), (2) has elected to be treated as a REIT and has not revoked its election to be a REIT and (3) is in compliance with all other requirements and conditions imposed under the Code to allow it to maintain its status as a REIT. Each Subsidiary is either (i) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, (ii) a REIT, (iii) a “taxable REIT subsidiary” within the meaning of Section 856(1) of the Code, (iv) a partnership under Treasury Regulation Section 301.7701-3 or (v) an entity disregarded as a separate entity from its owner under Treasury Regulation Section 301.7701-3.

(c) The Parent Guarantor’s common Capital Stock is listed on the New York Stock Exchange.

Section 5.10 Title to Property; Leases; Liens. The Parent Guarantor and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Parent Guarantor or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. None of the Qualified Assets or the Capital Stock of any Subsidiary Guarantor or any Wholly-Owned, direct Foreign Subsidiary of a Subsidiary Guarantor that owns or leases a Qualified Asset is subject to any Lien except Permitted Encumbrances and Permitted Equity Encumbrances.

Section 5.11 Licenses, Permits, Etc.

(a) The Parent Guarantor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, except to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, without known conflict with the rights of others, other than any such conflict that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted against the Parent Guarantor or any of its Subsidiaries or is pending by any Person challenging or questioning the use of any intellectual property of the Parent Guarantor or any of its Subsidiaries or the validity or effectiveness of any such intellectual property in each case that could reasonably be expected to have a Material Adverse Effect, nor does either Constituent Company know of any valid basis for any such claim in each case that could reasonably be expected to have a Material Adverse Effect.

(b) To the best knowledge of each Constituent Company, no product or service of the Parent Guarantor or any of its Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except to the extent that such infringements, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c) To the best knowledge of each Constituent Company, there is no violation by any Person of any right of the Parent Guarantor or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Parent Guarantor or any of its Subsidiaries, except to the extent that such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.12 Compliance with Employee Benefit Plans.

(a) The Parent Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Parent Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Parent Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Guarantor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,000,000 in the case of any single Plan and by more than $1,000,000 in the aggregate for all Plans. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Parent Guarantor’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities by more than $75,000. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Parent Guarantor and its ERISA Affiliates have not incurred (1) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (2) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Parent Guarantor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent Guarantor and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406(a)(1) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Constituent Companies to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f) All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Parent Guarantor and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

Section 5.13 Private Offering. Neither Constituent Company nor anyone acting on their behalf has offered the Notes, the Parent Guaranty, the Subsidiary Guaranty Agreement or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 45 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither Constituent Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes, the execution and delivery by the Parent Guarantor of this Agreement for purposes of providing the Parent Guaranty or the execution and delivery of the Subsidiary Guaranty Agreement to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14 Use of Proceeds; Margin Regulations. The Issuer will apply the proceeds of the sale of the Notes hereunder to refinance existing Indebtedness and for working capital and general corporate purposes, including the AGRO Acquisition. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Parent Guarantor and its Subsidiaries and the Constituent Companies do not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15 Existing Indebtedness; Future Liens.

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Parent Guarantor and its Subsidiaries the outstanding principal amount of which exceeds $1,000,000 (or its equivalent in the relevant currency of payment) as of September 30, 2020 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any

Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Indebtedness of the Parent Guarantor or its Subsidiaries. The aggregate principal amount of all outstanding Indebtedness of the Parent Guarantor and its Subsidiaries not set forth on Schedule 5.15 does not exceed $25,000,000 (or its equivalent in the relevant currency of payment). Neither the Parent Guarantor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent Guarantor or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent Guarantor or any Subsidiary the outstanding principal amount of which exceeds $1,000,000 (or its equivalent in the relevant currency of payment) that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Parent Guarantor nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by this Agreement.

(c) Neither the Parent Guarantor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent Guarantor or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Issuer under this Agreement and the Notes, of the Parent Guarantor under this Agreement or of any Subsidiary Guarantor under the Subsidiary Guaranty Agreement.

Section 5.16 Foreign Assets Control Regulations, Etc.

(a) Neither the Parent Guarantor nor any Controlled Entity (1) is a Blocked Person or a Canadian Blocked Person, (2) has been notified that its name appears or may in the future appear on a State Sanctions List or (3) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither the Parent Guarantor nor any Controlled Entity (1) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws, Anti-Corruption Laws or Canadian Economic Sanctions Laws or (2) to the either Constituent Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws, Anti-Corruption Laws or Canadian Economic Sanctions Laws.

(c) No part of the proceeds from the sale of the Notes hereunder:

(1) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Parent Guarantor or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person or a Canadian Blocked Person, (ii) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or Canadian Economic Sanctions Laws or (iii) otherwise in violation of any U.S. Economic Sanctions Laws or Canadian Economic Sanctions Laws;

(2) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(3) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d) The Parent Guarantor has established procedures and controls which the Constituent Companies reasonably believe are adequate (and otherwise comply with applicable law) to ensure that the Parent Guarantor and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws, Anti-Corruption Laws and Canadian Economic Sanctions Laws.

Section 5.17 Status under Certain Statutes. Neither Constituent Company nor any Subsidiary (a) is an “investment company” or is required to be registered as such under the Investment Company Act of 1940 or (b) is subject to regulation under the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995 or the Federal Power Act.

Section 5.18 Environmental Matters.

(a) Neither the Parent Guarantor nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Parent Guarantor or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Parent Guarantor nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Parent Guarantor nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Neither the Parent Guarantor nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) All buildings on all real properties now owned, leased or operated by the Parent Guarantor or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19 Solvency. As of the date of the Closing, the Parent Guarantor and its Subsidiaries and the Issuer and its Subsidiaries, in each case taken as a whole and on a consolidated basis, immediately after the consummation of the transactions contemplated hereby, are Solvent.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1 Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.

Section 6.2 Accredited Investor. Each Purchaser severally represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further severally represents that such Purchaser has had the opportunity to ask questions of, and request information from, the Constituent Companies and receive answers concerning the Constituent Companies and the terms and conditions of the offering and sale of the Notes.

Section 6.3 Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO CONSTITUENT COMPANIES.

Section 7.1 Financial and Business Information. The Constituent Companies shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a) Quarterly Statements — within 45 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent Guarantor’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Parent Guarantor is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Principal Credit Facility or the date on which such corresponding financial statements are delivered under any Principal Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Parent Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(1) a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such quarter, and

(2) consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Parent Guarantor as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b) Annual Statements — within 90 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent Guarantor’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Parent Guarantor is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Principal Credit Facility or the date on which such corresponding financial statements are delivered under any Principal Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Parent Guarantor, duplicate copies of,

(1) a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such year, and

(2) consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice, proxy statement or similar document sent by the Parent Guarantor or any Subsidiary (i) to its creditors under any Principal Credit Facility (including documentation that, on the Execution Date, is required to be provided pursuant to Section 8.2(a)(1)(y) of the Bank Credit Agreement, but excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (ii) to its public Securities holders generally, and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Parent Guarantor or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Parent Guarantor or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer of either Constituent Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Constituent Companies are taking or propose to take with respect thereto;

(e) Employee Benefits Matters — promptly, and in any event within five days after a Responsible Officer of either Constituent Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent Guarantor or an ERISA Affiliate proposes to take with respect thereto:

(1) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the Execution Date;

(2) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(3) any event, transaction or condition that could result in the incurrence of any liability by the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(4) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f) Notices from Governmental Authority — promptly, and in any event within five Business Days after receipt thereof, (1) copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Parent Guarantor or any Subsidiary, and (2) copies of any other notice to the Parent Guarantor or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation, in each case with respect to clauses (1) and (2) that could reasonably be expected to have a Material Adverse Effect;

(g) Resignation or Replacement of Auditors — within 10 days following the date on which the Parent Guarantor’s auditors resign or the Parent Guarantor elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may reasonably request; and

(h) Requested Information — promptly, such additional financial and other information regarding the operations, business affairs, financial condition, assets or properties of the Parent Guarantor or any of its Subsidiaries or relating to the ability of the Issuer to perform its obligations hereunder and under the Notes, the ability of the Parent Guarantor to perform its obligations hereunder or the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty Agreement as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

Section 7.2 Officer’s Certificate. Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Parent Guarantor:

(a) Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Constituent Companies were in compliance with the requirements of Section 10.6 and each Incorporated Covenant during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Parent Guarantor or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 23.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent Guarantor and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Parent Guarantor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Constituent Companies shall have taken or propose to take with respect thereto; and

(c) Subsidiary Guarantors – describing any changes to the composition of the Subsidiary Guarantor group, if any, during the quarterly or annual period covered by the statements then being furnished.

Section 7.3 Visitation. Each Constituent Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to such Constituent Company and no more than once in any calendar year, to visit the principal executive office of such Constituent Company, to discuss the affairs, finances and accounts of such Constituent Company and its Subsidiaries with such Constituent Company’s officers, and (with the consent of such Constituent Company, which consent will not be unreasonably withheld) to visit the other offices and properties of such Constituent Company and each Subsidiary; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Constituent Companies to visit and inspect any of the offices or properties of such Constituent Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and, in the presence of the Constituent Companies if the Constituent Companies shall so request, their independent public accountants (and by this provision each Constituent Company authorizes said accountants to discuss the affairs, finances and accounts of such Constituent Company and its Subsidiaries), all at such times and as often as may be requested in writing.

Section 7.4 Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by a Constituent Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if such Constituent Company satisfies any of the following requirements with respect thereto:

(a) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each Purchaser and each holder of a Note by e-mail at the e-mail address set forth in such Purchaser’s or holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Constituent Companies;

(b) the Parent Guarantor shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at www.americold.com as of the Execution Date;

(c) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of such Constituent Company on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access; or

(d) such Constituent Company shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 21); provided further, that in the case of any of clauses (b), (c) or (d), except to the extent the relevant information has been filed with the SEC on EDGAR, such Constituent Company shall have given each Purchaser and each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 19, of such posting or filing in connection with each delivery, provided further, that upon request of any Purchaser or any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, such Constituent Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder; provided, however, that so long as the Constituent Companies have otherwise complied with the requirements of this Section 7, failure to send e-mailed or paper copies within the time required by this particular provision of this Section 7 shall not constitute a Default or Event of Default hereunder.

Section 7.5 Limitation on Disclosure Obligation. Neither Constituent Company nor any Subsidiary shall be required to disclose the following information pursuant to Section 7.1(c)(1)(i), 7.1(h) or 7.3:

(a) information that constitutes trade secrets;

(b) information that either Constituent Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof;

(c) information that either Constituent Company determines after consultation with counsel qualified to advise on such matters is privileged attorney-client work product and the disclosure of which would waive such privilege to the detriment of either Constituent Companies or any Subsidiary (it being understood that the Constituent Companies will act in good faith not to use the terms of this clause (c) merely to shield the Constituent Companies from making disclosures otherwise required to be made under this Agreement); or

(d) information that, notwithstanding the confidentiality requirements of Section 21, either Constituent Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon such Constituent Company and not entered into in contemplation of this clause (b), provided that such Constituent Company shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided, further, that the Constituent Companies have received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after determining that a Constituent Company or a Subsidiary is not permitted to disclose any information as a result of the limitations described in this Section 7.5, the Constituent Companies will provide each of the Purchasers and the holders of the Notes with an Officer’s Certificate describing generally the requested information that such Constituent Company or such Subsidiary is prohibited from disclosing pursuant to this Section 7.5 and the circumstances under which such Constituent Company or such Subsidiary is not permitted to disclose such information.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1 Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2 Optional Prepayments with Make-Whole Amount. The Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount; provided that, so long as no Default or Event of Default shall then exist or would arise as a result thereof, no Make-Whole Amount shall be required in respect of the prepayment of any Note made pursuant to this Section 8.2 within 60 days of the Maturity Date thereof. The Issuer will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Issuer and the Required Holders agree to another time period pursuant to Section 18. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Issuer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Issuer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3 Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of any purchase or prepayment of the Notes pursuant to Section 8.5 or Section 8.7, the principal amount of the Notes to be purchased or prepaid shall be allocated among all of the Notes that have accepted such offer of purchase or prepayment.

Section 8.4 Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, and in the case of Swapped Notes, Swap Breakage Loss, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, and Swap Breakage Loss, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5 Purchase of Notes. The Issuer will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Issuer or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Issuer shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Issuer will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6 Make-Whole Amount.

(a) Make-Whole Amount with respect to Non-Swapped Notes.

The term “Make-Whole Amount” means, with respect to any Non-Swapped Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Non-Swapped Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. All payments of Make-Whole Amount in respect of any Non-Swapped Note shall be made in Euros. For the purposes of determining the Make-Whole Amount with respect to any Non-Swapped Note, the following terms have the following meanings:

“CAD Swapped Note” means any Swapped Note that as of the date of the Closing is subject to a Swap Agreement under which the Purchaser of such Swapped Note is to receive payments from the counterparty thereunder in Canadian Dollars.

“Called Principal” means the principal of any Non-Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Non-Swapped Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Non-Swapped Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Non-Swapped Note” means any Note other than a Swapped Note.

“Recognized German Bund Market Makers” means two internationally recognized dealers of German Bunds reasonably selected by the holders of more than 50% of the principal amount of the Non-Swapped Notes at the time outstanding (exclusive of Non-Swapped Notes then owned by either Constituent Company or any of its Affiliates).

“Reinvestment Yield” means, with respect to the Called Principal of any Non-Swapped Note, the sum of (1) 0.50% plus (2) the yield to maturity implied by (i) the “Ask Yield(s)” reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXGE” on Bloomberg Financial Markets (or such other display as may replace “Page PXGE” on Bloomberg Financial Markets) for the benchmark German Bund having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the “Ask Yields” as determined by Recognized German Bund Market Makers. Such implied yield will be determined, if necessary, by (A) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (B) interpolating linearly between (x) the benchmark German Bund with the maturity closest to and greater than such Remaining Average Life and (y) the benchmark German Bund with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Non-Swapped Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (1) such Called Principal into (2) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Non-Swapped Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under such Non-Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Non-Swapped Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

(b) Make-Whole Amount with respect to Swapped Notes.

The term “Make-Whole Amount” means, with respect to any Swapped Note, an amount equal to the excess, if any, of the Swapped Note Discounted Value of the Swapped Note Remaining Scheduled Swap Payments with respect to the Swapped Note Called Notional Amount related to such Swapped Note over such Swapped Note Called Notional Amount, provided that the Make-Whole Amount may in no event be less than zero. All payments of Make-Whole Amount in respect of any Swapped Note shall be made in Dollars (unless such Swapped Note is a CAD Swapped Note, in which case such payments will be made in Canadian Dollars). For the purposes of determining the Make-Whole Amount with respect to any Swapped Note, the following terms have the following meanings:

“New Swap Agreement” means any cross-currency swap agreement (which does not qualify as a Replacement Swap Agreement) pursuant to which the holder of a Swapped Note is to receive payment in Dollars (or, in the case of a CAD Swapped Note, Canadian Dollars) and which is entered into in full or partial replacement of an Original Swap Agreement as a result of such Original Swap Agreement having terminated for any reason. The terms of a New Swap Agreement with respect to any Swapped Note do not have to be identical to those of the Original Swap Agreement with respect to such Swapped Note. Any holder of a Swapped Note that enters into or terminates a New Swap Agreement shall within a reasonable period of time thereafter deliver to the Constituent Companies (1) an updated Schedule 8.8 describing the confirmation or termination related thereto or (2) a copy of the confirmation or termination related thereto.

“Original Swap Agreement” means, with respect to any Swapped Note, (1) a cross-currency swap agreement and annexes and schedules thereto (an “Initial Swap Agreement”) that is entered into on an arm’s length basis by the original Purchaser of such Swapped Note (or any affiliate thereof) in connection with the execution of this Agreement and the purchase of such Swapped Note and relates to the scheduled payments by the Issuer of interest and principal on such Swapped Note, under which the Purchaser of such Swapped Note is to receive payments from the counterparty thereunder in Dollars (or, in the case of a CAD Swapped Note, Canadian Dollars) and which is more particularly described on Schedule 8.8, (2) any Initial Swap Agreement that has been assumed (without any waiver, amendment, deletion or replacement of any material economic term or provision thereof) by a holder of a Swapped Note in connection with a transfer of such Swapped Note and (3) any Replacement Swap Agreement; and a “Replacement Swap Agreement” means, with respect to any Swapped Note, a cross-currency swap agreement and annexes and schedules thereto with payment terms and provisions (other than a reduction in notional amount, if applicable) identical to those of the Initial Swap Agreement with respect to such Swapped Note that is entered into on an arm’s length basis by the holder of such Swapped Note in full or partial replacement (by amendment, modification or otherwise) of such Initial Swap Agreement (or any subsequent Replacement Swap Agreement) in a notional amount not exceeding the outstanding principal amount of such Swapped Note following a non-scheduled partial prepayment or a partial repayment or purchase of such Swapped Note prior to its scheduled maturity or an acceleration and rescission thereof of such Swapped Note as provided in Section 12.3. Any holder of a Swapped Note that enters into, assumes or terminates an Initial Swap Agreement or Replacement Swap Agreement shall within a reasonable period of time thereafter deliver to the Constituent Companies (i) an updated Schedule 8.8 describing the confirmation, assumption or termination related thereto or (ii) a copy of the confirmation, assumption or termination related thereto.

“Recognized Canadian Government Bond Market Makers” means two internationally recognized dealers of Canadian Government bonds reasonably selected by the holders of more than 50% of the principal amount of the CAD Swapped Notes at the time outstanding (exclusive of CAD Swapped Notes then owned by either Constituent Company or any of its Affiliates).

“Swap Agreement” means, with respect to any Swapped Note, an Original Swap Agreement or a New Swap Agreement, as the case may be.

“Swapped Note” means any Note that as of the date of the Closing is subject to a Swap Agreement. A “Swapped Note” shall no longer be deemed a “Swapped Note” for so long as the related Swap Agreement ceases to be in force in respect thereof; provided that if there is any Note that is a Swapped Note outstanding as of the date on which either the Issuer has provided notice of prepayment or offer of prepayment or purchase of such Note pursuant to Section 8 or such Note has become or is declared to be immediately due and payable pursuant to Section 12.1, then such Note shall be deemed to be a Swapped Note until payment in full of the principal, interest and Make-Whole Amount, if any, and Swap Breakage Amount due with respect to such Note.

“Swapped Note Called Notional Amount” means, with respect to any Swapped Note Called Principal of any Swapped Note, the payment in Dollars (or, in the case of a CAD Swapped Note, Canadian Dollars) due to the holder of such Swapped Note under the terms of the Swap Agreement to which such holder is a party, attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled payment date, provided that if such Swap Agreement is not an Original Swap Agreement, then the “Swapped Note Called Notional Amount” in respect of such Swapped Note shall not exceed the amount in Dollars (or, in the case of a CAD Swapped Note, Canadian Dollars) which would have been due to the holder of such Swapped Note under the terms of the Original Swap Agreement to which such holder was a party (or if such holder was never party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of such Swapped Note was a party), attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled payment date.

“Swapped Note Called Principal” means, with respect to any Swapped Note, the principal of such Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Swapped Note Discounted Value” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires, the amount obtained by discounting all Swapped Note Remaining Scheduled Swap Payments corresponding to the Swapped Note Called Notional Amount of such Swapped Note from their respective scheduled due dates to the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Swapped Note is payable) equal to the Swapped Note Reinvestment Yield with respect to such Swapped Note Called Notional Amount.

“Swapped Note Reinvestment Yield” means:

(a) with respect to the Swapped Note Called Notional Amount of any Swapped Note (other than a CAD Swapped Note), the sum of (1) 0.50% plus (2) the yield to maturity implied by the “Ask Yield(s)” reported as of 10.00 a.m. (New York City time) on the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Swapped Note Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (A) closest to and greater than such Swapped Note Remaining Average Life and (B) closest to and less than such Swapped Note Remaining Average Life. The Swapped Note Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Swapped Note. If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported for the latest day for which such yields have been so reported as of the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Swapped Note Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (X) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Swapped Note Remaining Average Life and (Y) the U.S. Treasury constant maturity so reported with the term closest to and less than such Swapped Note Remaining Average Life. The Swapped Note Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Swapped Note; and

(b) with respect to the Swapped Note Called Notional Amount of any CAD Swapped Note, the sum of (1) 0.50% plus (2) the yield to maturity implied by the “Ask Yield(s)” reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, on the display designated as “Page PXCA” on Bloomberg Financial Markets (or such other display as may replace “Page PXCA” on Bloomberg Financial Markets) for the benchmark Canadian Government bonds having a maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date. If such yields are not reported as of such time or the yields reported shall not be ascertainable, the average of the “Ask Yields” for such securities as determined by Recognized Canadian Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond equivalent yields in accordance with accepted financial practice, and (b) interpolating linearly between (1) the benchmark Canadian Government bonds with the maturity closest to and greater than the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount, and (2) the benchmark Canadian Government bonds with the maturity closest to and less than the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount.

“Swapped Note Remaining Average Life” means, with respect to any Swapped Note Called Notional Amount, the number of years obtained by dividing (1) such Swapped Note Called Notional Amount into (2) the sum of the products obtained by multiplying (i) the principal component of each Swapped Note Remaining Scheduled Swap Payment with respect to such Swapped Note Called Notional Amount by (ii) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount and the scheduled due date of such Swapped Note Remaining Scheduled Swap Payment.

“Swapped Note Remaining Scheduled Swap Payments” means, with respect to the Swapped Note Called Notional Amount relating to any Swapped Note, the payments due to the holder of such Swapped Note in Dollars (or, in the case of a CAD Swapped Note, Canadian Dollars) under the terms of the Swap Agreement to which such holder is a party which correspond to all payments of the Swapped Note Called Principal of such Swapped Note corresponding to such Swapped Note Called Notional Amount and interest on such Swapped Note Called Principal (other than that portion of the payment due under such Swap Agreement corresponding to the interest accrued on the Swapped Note Called Principal to the Swapped Note Settlement Date) that would be due after the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount assuming that no payment of such Swapped Note Called Principal is made prior to its originally scheduled payment date, provided that (1) if such Swapped Note Settlement Date is not a date on which an interest payment is due to be made under the terms of such Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Swapped Note Settlement Date and required to be paid on such Swapped Note Settlement Date pursuant to Section 8.2 or Section 12.1 and (2) if the Swap Agreement with respect to such Swapped Note is not an Original Swap Agreement, then the interest on such Swapped Note Called Notional Amount shall not exceed the amount in Dollars that would have been due with respect to such Swapped Note under the terms of the Original Swap Agreement.

“Swapped Note Settlement Date” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note Called Principal of any Swapped Note, the date on which such Swapped Note Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7 Offer to Prepay Notes in the Event of a Change of Control.

(a) Notice of Change of Control or Control Event. The Constituent Companies will, within 10 Business Days after any Responsible Officer of either thereof has knowledge of the occurrence of any Change of Control or any Control Event, give written notice of such Change of Control or Control Event to each holder of Notes unless notice in respect of such Change of Control (or the Change of Control contemplated by such Control Event) shall have been given pursuant to Section 8.7(b). If a Change of Control has occurred, such notice shall contain and constitute an offer by the Issuer to prepay Notes as described in Section 8.7(c) and shall be accompanied by the certificate described in Section 8.7(g).

(b) Condition to Company Action. The Parent Guarantor will not take any action that consummates or finalizes a Change of Control unless (1) at least 30 days prior to such action the Issuer shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in Section 8.7(c), accompanied by the certificate described in Section 8.7(g), and (2) contemporaneously with such action, the Issuer prepays all Notes required to be prepaid in accordance with this Section 8.7.

(c) Offer to Prepay Notes. The offer to prepay Notes contemplated by Sections 8.7(a) and (b) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, Notes held by each holder on a date specified in such offer (the “Change of Control Proposed Prepayment Date”). If such Change of Control Proposed Prepayment Date is in connection with an offer contemplated by Section 8.7(a), such date shall be a Business Day not less than 30 days and not more than 60 days after the date of such offer (or if the Change of Control Proposed Prepayment Date shall not be specified in such offer, the Change of Control Proposed Prepayment Date shall be the Business Day nearest to the 30th day after the date of such offer).

(d) Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Issuer at least five Business Days prior to the Change of Control Proposed Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment but without any Make-Whole Amount. The prepayment shall be made on the Change of Control Proposed Prepayment Date, except as provided by Section 8.7(f).

(f) Deferral Pending Change of Control. The obligation of the Issuer to prepay Notes pursuant to the offers required by Section 8.7(c) and accepted in accordance with Section 8.7(d) is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control does not occur on the Change of Control Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change of Control occurs. The Constituent Companies shall keep each holder of Notes reasonably and timely informed of (1) any such deferral of the date of prepayment, (2) the date on which such Change of Control and the prepayment are expected to occur and (3) any determination by the Parent Guarantor that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change of Control automatically shall be deemed rescinded without penalty or other liability).

(g) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Issuer and dated the date of such offer, specifying (1) the Change of Control Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.7 and that failure by a holder to respond to such offer by the deadline established in Section 8.7(d) shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to the Change of Control Proposed Prepayment Date, (5) that the conditions of this Section 8.7 have been fulfilled and (6) in reasonable detail, the nature and date of the Change of Control.

(h) Change of Control Defined. “Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 35% or more of the outstanding equity securities of the Parent Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Parent Guarantor; or

(2) occupation of a majority of the seats (other than vacant seats) on the board of trustees of the Parent Guarantor by Persons who were neither (i) nominated by the board of trustees of the Parent Guarantor nor (ii) appointed by trustees so nominated.

(i) Control Event Defined. “Control Event” means the execution of any definitive written agreement which, when fully performed by the parties thereto, would result in a Change of Control.

Section 8.8 Swap Breakage.

(a) If any Swapped Note is prepaid or purchased pursuant to Section 8.2, 8.3, 8.5 or 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1 (each a “Swap Unwind Event”), then upon any such Swap Unwind Event (1) any resulting Swap Breakage Loss in connection therewith shall be reimbursed to the holder of such Swapped Note by the Issuer in Dollars (or, in the case of a CAD Swapped Note, Canadian Dollars) no later than five Business Days after the date such holder has delivered the Swap Breakage Amount Notice with respect to such Swap Unwind Event and (2) any resulting Swap Breakage Gain in connection therewith shall be forwarded to the Issuer by the holder of such Swapped Note in Dollars (or, in the case of a CAD Swapped Note, Canadian Dollars) no later than five Business Days after the date such holder shall have received payment in full of the principal, interest and Make-Whole Amount (if any) due hereunder with respect to such Swap Unwind Event, in each case unless alternative arrangements are otherwise agreed between the Issuer and the holder of a Swapped Note. Each holder of a Swapped Note shall be responsible for calculating its own Swap Breakage Amount in Dollars (or, in the case of a CAD Swapped Note, Canadian Dollars) in connection with any Swap Unwind Event, and such calculations shall (unless alternative arrangements are otherwise agreed between the Issuer and the holder of a Swapped Note) promptly, but no longer than two Business Days following such Swap Unwind Event, be reported to the Issuer in writing and in reasonable detail (the “Swap Breakage Amount Notice”) and shall be binding on the Issuer absent demonstrable error.

(b) As used in this Section 8.8, “Swap Breakage Amount” means, with respect to the Swap Agreement associated with any Swapped Note, the amount that is received (in which case the Swap Breakage Amount shall be referred to as the “Swap Breakage Gain”) or paid (in which case the Swap Breakage Amount shall be referred to as the “Swap Breakage Loss”) by the holder of such Swapped Note in connection with a termination or amendment of its Swap Agreement resulting from a Swap Unwind Event, where:

(1) such Swap Breakage Amount shall be calculated upon the inclusion of an accelerated exchange and payment of principal amounts and associated accrued and unpaid interest, whereby in connection with and incorporated into the termination or amendment of the Swap Agreement and determination of the Swap Breakage Amount, all remaining associated principal payments otherwise scheduled through the natural duration of the Swap Agreement and associated accrued and unpaid interest shall be accelerated and made (in their respective applicable currencies) at the time of the settlement of such termination or amendment (or, in the case of a Swap Unwind Event resulting from a Swapped Note becoming or being declared to be immediately due and payable pursuant to Section 12.1, as if such remaining associated principal payments and associated accrued and unpaid interest had been accelerated and made at the time of the settlement of such termination); and

(2) the holder of such Swapped Note shall determine such Swap Breakage Amount in good faith and in a commercially reasonable manner in accordance with customary practices for calculating such amounts under the ISDA 1992 Multi-Currency Cross Border Master Agreement or ISDA 2002 Master Agreement, as applicable (the “ISDA Master Agreement”) pursuant to which such holder entered into such Swap Agreement and assuming for the purpose of such calculation that there are no transactions outstanding under such ISDA Master Agreement other than such Swap Agreement;

provided that if such holder (or its predecessor-in-interest with respect to such Swapped Note) was, but is not at the time, a party to an Original Swap Agreement but is a party to a New Swap Agreement, then the Swap Breakage Amount shall mean the lesser of (i) the Swap Breakage Amount that would have been received or paid by the holder of such Swapped Note under the terms of the Original Swap Agreement, if any, in respect of such Swapped Note to which such holder (or any affiliate thereof) was a party (or if such holder was never a party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of a Swapped Note was a party) and (ii) the Swap Breakage Amount actually received or paid by the holder of such Swapped Note under the terms of the New Swap Agreement to which such holder (or any affiliate thereof) is a party.

Section 8.9 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (a) except as set forth in clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) or any Swap Breakage Loss that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9. AFFIRMATIVE COVENANTS.

From the Execution Date until the Closing and thereafter, so long as any of the Notes are outstanding, the Constituent Companies covenant that:

Section 9.1 Compliance with Laws. Without limiting Section 10.4, each Constituent Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2 Insurance. Each Constituent Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3 Maintenance of Properties. Each Constituent Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Parent Guarantor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4 Payment of Taxes and Claims. Each Constituent Company will, and will cause each of its Subsidiaries to, file all federal, state and other material tax returns and reports required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent Guarantor or any Subsidiary, provided that neither the Parent Guarantor nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Parent Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent Guarantor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent Guarantor or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5 Corporate Existence, Etc. Subject to Section 10.2, each Constituent Company will at all times preserve and keep its organizational existence in full force and effect. Subject to Section 10.2, each Constituent Company will at all times preserve and keep in full force and effect the corporate or other organizational existence of each of its Subsidiaries (unless merged into the Parent Guarantor or a Wholly-Owned Subsidiary) and all rights and franchises of the Parent Guarantor and its Subsidiaries unless, in the good faith judgment of the Parent Guarantor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6 Books and Records. Each Constituent Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Constituent Company or such Subsidiary, as the case may be. Each Constituent Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. Each Constituent Company and its Subsidiaries have devised a system of internal accounting controls (which may be on a consolidated basis or organized based on profit centers) sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and each Constituent Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7 REIT Status; Stock Exchange Listing. The Parent Guarantor will (a) continue to be treated as a REIT and (b) cause its common Capital Stock to be listed and to remain listed on the New York Stock Exchange or the NASDAQ Stock Market.

Section 9.8 Ownership.

(a) The Parent Guarantor will at all times be the sole general partner of the Issuer.

(b) The Parent Guarantor will not permit any Persons (other than itself) to own, directly or indirectly, Capital Stock of the Issuer that, if exchanged for Capital Stock of the Parent Guarantor, would result in a Change of Control under clause (1) of the definition thereof.

(c) The Issuer will own, directly or indirectly, free of any Liens, encumbrances or adverse claims, 100% of the Capital Stock of each Subsidiary Guarantor and each Qualified Asset Holder (except as otherwise expressly permitted by this Agreement).

Section 9.9 Subsidiary Guarantors.

(a) The Parent Guarantor will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Principal Credit Facility (including any Subsidiary that was a party to the Subsidiary Guaranty Agreement but subsequently (x) was released from the Subsidiary Guaranty Agreement and (y) has guaranteed or otherwise became liable under any Principal Credit Facility), to concurrently therewith:

(1) if the Subsidiary Guaranty Agreement entered into on the date of the Closing is then outstanding, execute a supplement to the Subsidiary Guaranty Agreement in the form of Exhibit A thereto (a “Subsidiary Guaranty Supplement”) or, if all Subsidiary Guarantors have been released pursuant to Section 9.9(b) and such Subsidiary Guaranty Agreement has been terminated, enter into a new subsidiary guaranty agreement substantially in the form of Exhibit SGA (a “New Subsidiary Guaranty Agreement”) or, if a New Subsidiary Guaranty Agreement is then in effect, a supplement to such New Subsidiary Guaranty in the form of Exhibit A thereto (a “New Subsidiary Guaranty Supplement”); and

(2) deliver the following to each holder of a Note:

(i) an executed counterpart of such Subsidiary Guaranty Supplement or such New Subsidiary Guaranty Agreement or such New Subsidiary Guaranty Supplement, as the case may be;

(ii) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary, such Subsidiary Guaranty Supplement and the Subsidiary Guaranty Agreement or such New Subsidiary Guaranty Agreement or such New Subsidiary Guaranty Supplement and the New Subsidiary Guaranty Agreement, as the case may be);

(iii) all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty Supplement, such New Subsidiary Guaranty Agreement or such New Subsidiary Guaranty Supplement and the performance by such Subsidiary of its obligations under the Subsidiary Guaranty Agreement or the New Subsidiary Guaranty Agreement, as the case may be; and

(iv) an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary, such Subsidiary Guaranty Supplement and the Subsidiary Guaranty Agreement or such New Subsidiary Guaranty Agreement or such New Subsidiary Guaranty Supplement and the New Subsidiary Guaranty Agreement, as the case may be, as the Required Holders may reasonably request.

(b) At the election of the Parent Guarantor and by written notice to each holder of Notes, any Subsidiary Guarantor that is a party to the Subsidiary Guaranty Agreement may be discharged from all of its obligations and liabilities under the Subsidiary Guaranty Agreement and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (1) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Principal Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty Agreement) under such Principal Credit Facility, (2) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (3) no amount is then due and payable under the Subsidiary Guaranty Agreement, (4) if in return for such Subsidiary Guarantor being released and discharged under any Principal Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Principal Credit Facility for such release (other than (i) commitment fees, upfront fees, ticking fees, alternate transaction fees and similar fees given in consideration of a new extension of credit in connection with an extension or replacement of such Principal Credit Facility, (ii) amounts paid in satisfaction of principal or interest under such Principal Credit Facility and (iii) structuring, arrangement or similar fees solely for the account of the agents or arrangers under such Principal Credit Facility in connection with such release and discharge), the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (5) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (1) through (4).

Section 9.10 Most Favored Lender Provision. If at any time a Principal Credit Facility or any guaranty in respect thereof shall include any Financial Covenant and such provision is not expressly contained in Section 10.6 on the date of the Closing (any such provision, together with any related definitions (including, any term defined therein with reference to the application of GAAP, as identified in such Principal Credit Facility), an “Incorporated Covenant”), then the Constituent Companies shall promptly, and in any event within 10 Business Days thereof, provide a Most Favored Lender Notice with respect to each such Incorporated Covenant; provided that a Most Favored Lender Notice is not required to be given in the case of any Incorporated Covenant incorporated herein on the date of the Closing. Thereupon, unless waived in writing by the Required Holders within 10 days of the Purchasers’ and holders’ receipt of such notice, such Incorporated Covenant shall be deemed incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, effective (a) in the case of any Incorporated Covenant effective on the date of the Closing, as of the such date, and (b) in the case of any Incorporated Covenant effective after the date of the Closing, as of the date when such Incorporated Covenant became effective under such Principal Credit Facility. Any Incorporated Covenant incorporated into this Agreement pursuant to this provision (1) shall remain unchanged herein notwithstanding any temporary waiver of such Incorporated Covenant under the relevant Principal Credit Facility, (2) shall be deemed automatically amended herein to reflect any subsequent amendments agreed and implemented in relation to such Incorporated Covenant under the relevant Principal Credit Facility and (3) shall be deemed deleted from this Agreement at such time as such Incorporated Covenant is deleted or otherwise removed from or is no longer in effect under or pursuant to the relevant Principal Credit Facility or if the relevant Principal Credit Facility has been terminated; provided that (i) if in return for any such Incorporated Covenant ceasing to be in effect or being deleted or being so amended or modified in such Principal Credit Facility, any fee or other form of consideration (other than (A) commitment fees, upfront fees, ticking fees, alternate transaction fees and similar fees given in consideration of a new extension of credit in connection with an extension or replacement of such Principal Credit Facility, (B) amounts paid in satisfaction of principal or interest under such Principal Credit Facility and (C) structuring, arrangement or similar fees solely for the account of the agents or arrangers under such Principal Credit Facility in connection with such deletion, amendment or modification) is given or agreed to be given to any holder of Indebtedness under such Principal Credit Facility, then the Constituent Companies shall pay or agree to pay to the holders of the Notes equivalent consideration, determined on a pro rata basis in proportion to the relative outstanding principal amount of the Notes and the principal amount of Indebtedness outstanding under such Principal Credit Facility, substantially concurrently therewith; (ii) no Incorporated Covenant shall be so deemed automatically amended or deleted during any time that a Default or Event of Default has occurred and is continuing; and (iii) no Incorporated Covenant shall be so deemed automatically amended in a manner that would cause it to become less restrictive or deleted, unless the Constituent Companies shall have first provided notice thereof to each Purchaser and holder of the Notes. In determining whether a breach of any Financial Covenant incorporated by reference into this Agreement pursuant to this Section 9.10 shall constitute an Event of Default, the period of grace, if any, applicable to such Incorporated Covenant in the relevant Principal Credit Facility (notwithstanding the grace period set forth in Section 11(d)) shall apply.

Section 9.11 Rating on the Notes. The Issuer shall at all times maintain a Debt Rating for each series of the Notes from an NRSRO. Evidence of such Debt Rating shall (a) be delivered by the Issuer to the holders of the Notes (1) at least annually (but not more than 30 days prior to each anniversary of the date of the Closing) and (2) promptly upon any change in such Debt Rating, (b) set forth the Debt Rating for each series of the Notes, (c) refer to each Private Placement Number issued by CUSIP Global Services, managed on behalf of the American Bankers Association by S&P Global Market Intelligence, in respect of such Notes, (d) state that such Debt Rating addresses the likelihood of payment of both the principal and interest of such Notes, (e) not include any prohibition against sharing such evidence with the SVO or any other regulatory authority having jurisdiction over the holders of the Notes, and (f) include such other information relating to such Debt Rating as may be required from time to time by the SVO or any other regulatory authority having jurisdiction over the holders of the Notes.

Although it will not be a Default or an Event of Default if the Constituent Companies fail to comply with any provision of Section 9 on or after the Execution Date and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

SECTION 10. NEGATIVE COVENANTS.

From the Execution Date until the Closing and thereafter, so long as any of the Notes are outstanding, the Constituent Companies covenant that:

Section 10.1 Transactions with Affiliates. The Constituent Companies will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than a Constituent Company or another Subsidiary), except: (a) arrangements in respect of shared services, joint procurement, corporate expense allocation and information technology licensing; (b) the consummation of the transactions contemplated by this Agreement and the payment of the transaction costs in connection therewith, and as otherwise permitted by this Agreement; (c) if approved by the governing body of such Person in accordance with applicable law, any indemnity provided for the benefit of directors of such Person; (d) the payment of fees, expenses, compensation or employee benefit arrangements to managers, consultants, employees, officers and outside directors of such Person; and (e) in the ordinary course and pursuant to the reasonable requirements of the applicable Constituent Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the applicable Constituent Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2 Merger, Consolidation, Etc. The Constituent Companies will not, and will not permit any Subsidiary Guarantor or Qualified Asset Holder to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a) in the case of any such transaction involving the Issuer, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Issuer as an entirety, as the case may be, shall be a solvent entity organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Issuer is not such entity, (1) such entity shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Issuer set forth in this Agreement and the Notes and (2) such entity shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(b) in the case of any such transaction involving the Parent Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Parent Guarantor as an entirety, as the case may be, shall be a solvent entity that is organized and existing under the laws of the United States or any state thereof (including the District of Columbia) and, if the Parent Guarantor is not such entity, (1) such entity shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Parent Guarantor set forth in this Agreement and (2) Parent Guarantor shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(c) in the case of any such transaction involving a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety, as the case may be, shall be a solvent entity that is organized and existing under the laws of the United States or any state thereof (including the District of Columbia) or the jurisdiction of organization of such Subsidiary Guarantor and, if such Subsidiary Guarantor or another Subsidiary Guarantor is not such entity, (1) such entity shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Subsidiary Guaranty Agreement and (2) the Constituent Companies shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(d) in the case of any such transaction involving a Qualified Asset Holder, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Qualified Asset Holder as an entirety, as the case may be, shall be (1) such Qualified Asset Holder or another Qualified Asset Holder or (2) any other Person so long as immediately after giving effect to such transaction or each transaction in any series of transactions the Parent Guarantor would be in compliance, on a pro forma basis, with the requirements of Section 10.6(e);

(e) the Parent Guarantor and each Subsidiary Guarantor, as applicable, reaffirms its obligations under the Parent Guaranty and/or the Subsidiary Guaranty Agreement in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(f) immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of a Constituent Company or any Subsidiary Guarantor shall have the effect of releasing such Constituent Company or such Subsidiary Guarantor, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under (x) this Agreement or the Notes (in the case of the Issuer), (y) this Agreement (in the case of the Parent Guarantor) or (z) the Subsidiary Guaranty Agreement (in the case of any Subsidiary Guarantor), unless, in the case of the conveyance, transfer or lease of substantially all of the assets of a Subsidiary Guarantor, such Subsidiary Guarantor is released from the Subsidiary Guaranty Agreement in accordance with Section 9.9(b) in connection with or immediately following such conveyance, transfer or lease.

Section 10.3 Line of Business. The Constituent Companies will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Parent Guarantor and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Parent Guarantor and its Subsidiaries, taken as a whole, are engaged on the Execution Date as described in the Memorandum or other business activities that are extensions thereof or otherwise incidental, reasonably related or ancillary thereto.

Section 10.4 Economic Sanctions, Etc. The Constituent Companies will not, and will not permit any Controlled Entity to, (a) become (including by virtue of being owned or controlled by a Blocked Person or a Canadian Blocked Person), own or control a Blocked Person or a Canadian Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any Purchaser or holder or any affiliate of such Purchaser or holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such Purchaser or holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws or Canadian Economic Sanctions Laws.

Section 10.5 Liens. The Constituent Companies will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien on:

(a) any Qualified Asset, other than Permitted Encumbrances;

(b) any Capital Stock of (1) any Subsidiary Guarantor, (2) any Wholly-Owned, direct Foreign Subsidiary of a Qualified Asset Guarantor that owns or leases a Qualified Asset or (3) any Qualified Asset Holder, other than Permitted Equity Encumbrances; and

(c) any income or revenues from, or proceeds of, any of the foregoing;

or sign, file or authorize under the Uniform Commercial Code of any jurisdiction a financing statement that includes in its collateral description any portion of any Qualified Asset or the Capital Stock of (i) any Subsidiary Guarantor, (ii) any Wholly-Owned, direct Foreign Subsidiary of a Qualified Subsidiary Guarantor that owns or leases a Qualified Asset or (iii) any Qualified Asset Holder, or any income or revenue from, or proceeds of, any of the foregoing.

Section 10.6 Financial Covenants.

(a) Maximum Total Leverage Ratio. The Parent Guarantor will not permit the Total Leverage Ratio to exceed 0.60 to 1.00.

(b) Minimum Fixed Charge Coverage Ratio. The Parent Guarantor will not permit the Fixed Charge Coverage Ratio for any Reference Period to be less than 1.50 to 1.00.

(c) Maximum Total Secured Indebtedness Ratio. The Parent Guarantor will not permit the Total Secured Indebtedness Ratio to exceed 0.40 to 1.00.

Notwithstanding the foregoing, the Constituent Companies will not, and will not permit any of their Subsidiaries to, secure any Indebtedness outstanding under or pursuant to any Principal Credit Facility unless and until the Notes (and any guarantee delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to such Constituent Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders; provided that if the Indebtedness under the Principal Credit Facility thereafter ceases at any time to be secured, then, so long as no Default or Event of Default then exists or would result therefrom, the Liens securing the Notes shall be automatically released concurrently with the release of the Liens securing such Principal Credit Facility.

(d) Minimum Unsecured Debt Service Coverage Ratio. The Parent Guarantor will not permit the Unsecured Debt Service Coverage Ratio to be less than 2.00 to 1.00.

(e) Maximum Unsecured Indebtedness to Qualified Assets Ratio. The Parent Guarantor will not permit, at any time, the Unsecured Indebtedness to Qualified Assets Ratio to exceed 0.60 to 1.00.

Each of the covenants set forth in this Section 10.6(a) through (d) shall be tested on the last day of each Reference Period.

Although it will not be a Default or an Event of Default if the Constituent Companies fail to comply with any provision of Section 10 on or after the Execution Date and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Issuer defaults in the payment of any principal or Make-Whole Amount, if any, on any Note, or any Swap Breakage Loss on any Swapped Note, when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Issuer defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) either Constituent Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.7(a), Section 9.9 or Section 10; or

(d) either Constituent Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained or incorporated by reference herein (other than those referred to in Sections 11(a), (b) and (c)) or in the Subsidiary Guaranty Agreement and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) either Constituent Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) (1) any representation or warranty made in writing by or on behalf of either Constituent Company or by any officer of either Constituent Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (2) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in the Subsidiary Guaranty Agreement or any writing furnished in connection with the Subsidiary Guaranty Agreement proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (1) either Constituent Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $75,000,000 (or, if lower, the lowest corresponding threshold under any Principal Credit Facility) (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (2) either Constituent Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $75,000,000 (or, if lower, the lowest corresponding threshold under any Principal Credit Facility) (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into Capital Stock), (i) either Constituent Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $75,000,000 (or, if lower, the lowest corresponding threshold under any Principal Credit Facility) (or its equivalent in the relevant currency of payment), or (ii) one or more Persons have the right to require either Constituent Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g) either Constituent Company or any Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or

(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by either Constituent Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of either Constituent Company or any Subsidiary, or any such petition shall be filed against either Constituent Company or any Subsidiary and such petition shall not be dismissed within 60 days; or

(i) any event occurs with respect to either Constituent Company or any Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

(j) one or more final judgments or orders for the payment of money aggregating in excess of $75,000,000 (or, if lower, the lowest corresponding threshold under any Principal Credit Facility) (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Constituent Companies and their Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(k) if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (4) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (5) the Parent Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (6) the Parent Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, (7) the Parent Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Guarantor or any Subsidiary thereunder, (8) the Parent Guarantor or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (9) the Parent Guarantor or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (1) through (9) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(l) the Subsidiary Guaranty Agreement shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty Agreement, or the obligations of any Subsidiary Guarantor under the Subsidiary Guaranty Agreement are not or cease to be legal, valid, binding and enforceable in accordance with the terms thereof.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1 Acceleration.

(a) If an Event of Default with respect to either Constituent Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the applicable Default Rate), (y) the Make-Whole Amount determined in respect of such principal amount, and (z) with respect to any Swapped Note, any Swap Breakage Loss, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount and, in respect of a Swapped Note, Swap Breakage Loss, if any, by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or the Subsidiary Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3 Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes and Swap Breakage Loss, if any, that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and Swap Breakage Loss, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Issuer nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Subsidiary Guaranty Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Constituent Companies under Section 16, the Constituent Companies will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. GUARANTEE.

Section 13.1 The Guarantee. The Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each holder of a Note (a) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, Make-Whole Amount, if any, and interest (including any interest accruing after the commencement of any proceeding in bankruptcy and any additional interest that would accrue but for the commencement of such proceeding) on the Notes, and with respect to any Swapped Note, any Swap Breakage Loss, and all other obligations of the Issuer under this Agreement and (b) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or observed by the Issuer under the terms of this Agreement and the Notes (all the foregoing being hereinafter collectively called the “Obligations”). The Parent Guarantor further agrees (to the extent permitted by applicable law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Section 13 notwithstanding any extension or renewal of any Obligation.

Section 13.2 Waiver of Defenses. The Parent Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. The Parent Guarantor waives notice of any default under this Agreement, the Notes or the other Obligations. The obligation of the Parent Guarantor hereunder shall not be affected by (a) the failure of any holder of a Note to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person (including any Subsidiary Guarantor) under this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement; (d) the acceptance of any security or Guarantee (including the Subsidiary Guaranty Agreement) by any holder of a Note for the Obligations or any of them; (e) the release of any security or Guarantee (including the Subsidiary Guaranty Agreement) held by any holder of a Note for the Obligations or any of them; (f) the release of the Issuer, any Subsidiary Guarantor or any other Person from its liability with respect to the Obligations; (g) any act or failure to act with regard to the Obligations; (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedure affecting the Issuer, any Subsidiary Guarantor or any other Person or any of the assets of any of them, or any allegation or contest of the validity of this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement or the disaffirmance of this Agreement or the Notes or the Subsidiary Guaranty Agreement or any other agreement in any such proceeding; (i) the invalidity or unenforceability of this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement; (j) the impossibility or illegality of performance on the part of the Issuer, any Subsidiary Guarantor or any other Person of its obligations under the Notes, this Agreement, the Subsidiary Guaranty Agreement or any other instrument or agreement; (k) in respect of the Issuer, any Subsidiary Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Issuer, any Subsidiary Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), acts of terrorists, civil commotions, acts of God or the public enemy, delays or failures of suppliers or carriers, inability to obtain materials, action of any Governmental Authority, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Issuer, any Subsidiary Guarantor or any other Person and whether or not of the kind above specified; or (l) any change in the ownership of the Issuer.

It being understood that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Section 13.2 that the obligations of the Parent Guarantor shall be absolute, unconditional and irrevocable to the extent herein specified and shall not be discharged, impaired or varied except by the payment of the Obligations and then only to the extent of such payment.

Section 13.3 Guaranty of Payment. The Parent Guarantor further agrees that the Guarantee herein constitutes a guaranty of payment when due (and not a guaranty of collection) and waives any right to require that any resort be had by any holder of a Note to any other Person or to any security held for payment of the Obligations.

Section 13.4 Guaranty Unconditional. The obligations of the Parent Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder of a Note to assert any claim or demand or to enforce any remedy under this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent Guarantor or would otherwise operate as a discharge of the Parent Guarantor as a matter of law or equity.

Section 13.5 Reinstatement. The Parent Guarantor further agrees that the Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored by any holder of a Note upon the bankruptcy or reorganization of the Issuer or otherwise.

Section 13.6 Payment on Demand. In furtherance of the foregoing and not in limitation of any other right which any holder of a Note has at law or in equity against the Parent Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Parent Guarantor hereby promises to and shall, upon receipt of written demand by any holder of a Note, forthwith pay, or cause to be paid, in cash, to the holders an amount equal to the sum of (a) the unpaid amount of such Obligations then due and owing and (b) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by applicable law).

The Parent Guarantor acknowledges and agrees that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under the terms of a Note or this Agreement and that notwithstanding recovery hereunder for or in respect of any given Default or Event of Default, the Guarantee contained in this Section 13 shall remain in full force and effect and shall apply to each and every subsequent Default or Event of Default.

Section 13.7 Stay of Acceleration. The Parent Guarantor further agrees that, as between itself, on the one hand, and the holders of the Notes, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Agreement for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (b) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purposes of this Guarantee.

Section 13.8 No Subrogation. Notwithstanding any payment or payments made by the Parent Guarantor hereunder, the Parent Guarantor shall not be entitled to be subrogated to any of the rights of any holder of a Note against the Issuer or any collateral security or Guarantee or right of offset held by any holder for the payment of the Obligations, nor shall the Parent Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any Subsidiary Guarantor in respect of payments made by the Parent Guarantor hereunder, until all amounts owing to the holders of the Notes by the Issuer on account of the Obligations are paid in full. If any amount shall be paid to the Parent Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Parent Guarantor in trust for the holders of the Notes, segregated from other funds of the Parent Guarantor, and shall, forthwith upon receipt by the Parent Guarantor, be turned over to the holders of the Notes in the exact form received by the Parent Guarantor (duly indorsed by the Parent Guarantor to the holders of the Notes, if required), to be applied against the Obligations.

Section 13.9 Marshalling. No holder of a Note shall be under any obligation: (a) to marshal any assets in favor of the Parent Guarantor or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes and this Agreement or the obligations of the Parent Guarantor hereunder or (b) to pursue any other remedy that the Parent Guarantor may or may not be able to pursue itself and that may lighten the Parent Guarantor’s burden, any right to which the Parent Guarantor hereby expressly waives.

Section 13.10 Transfer of Notes. All rights of any holder of a Note under this Section 13 shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such holder whether with or without the consent of or notice to the Parent Guarantor under this Section 13 or to the Issuer.

Section 13.11 Consideration. The Parent Guarantor has received, or shall receive, direct or indirect benefits from the making of this Guarantee.

SECTION 14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 14.1 Registration of Notes. The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 14.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Issuer at the address and to the attention of the designated officer (all as specified in Section 19(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(d) or 1(e), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than €100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than €100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3.

Section 14.3 Replacement of Notes. Upon receipt by the Issuer at the address and to the attention of the designated officer (all as specified in Section 19(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 15. PAYMENTS ON NOTES.

Section 15.1 Place of Payment. Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, Swap Breakage Loss, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 15.2 Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, Swap Breakage Loss, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes of the same series pursuant to Section 14.2. The Issuer will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

Section 15.3 FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Issuer, or to such other Person as may be reasonably requested by the Issuer, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Issuer necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Issuer to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Issuer to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from any such payment made to such holder. Nothing in this Section 15.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Issuer is required to obtain such information under FATCA and, in such event, the Issuer shall treat any such information it receives as confidential.

SECTION 16. EXPENSES, ETC.

Section 16.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Constituent Companies will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Subsidiary Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Subsidiary Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Subsidiary Guaranty Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Parent Guarantor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the Subsidiary Guaranty Agreement and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $6,000. If required by the NAIC, the Issuer shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Constituent Companies will pay, and will save each Purchaser and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (2) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (3) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Issuer.

Section 16.2 Certain Taxes. The Constituent Companies agree to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the Subsidiary Guaranty Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where either Constituent Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or the Subsidiary Guaranty Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Constituent Companies pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Constituent Companies hereunder.

Section 16.3 Survival. The obligations of the Constituent Companies under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Subsidiary Guaranty Agreement or the Notes, and the termination of this Agreement.

SECTION 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of either Constituent Company pursuant to this Agreement shall be deemed representations and warranties of such Constituent Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Subsidiary Guaranty Agreement embody the entire agreement and understanding between each Purchaser and the Constituent Companies and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18. AMENDMENT AND WAIVER.

Section 18.1 Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Constituent Companies and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes, (ii) the Make-Whole Amount or (iii) Swap Breakage Gain or Swap Breakage Loss, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (3) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 18 or 21.

Section 18.2 Solicitation of Holders of Notes.

(a) Solicitation. The Constituent Companies will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser or holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or the Subsidiary Guaranty Agreement. The Constituent Companies will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 or the Subsidiary Guaranty Agreement to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b) Payment. The Constituent Companies will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or any holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of the Subsidiary Guaranty Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 18 or the Subsidiary Guaranty Agreement by a holder of a Note that has transferred or has agreed to transfer its Note to (1) a Constituent Company, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with either Constituent Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 18.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 or the Subsidiary Guaranty Agreement applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon each Constituent Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between either Constituent Company and any Purchaser or any holder of a Note and no delay in exercising any rights hereunder or under any Note or the Subsidiary Guaranty Agreement shall operate as a waiver of any rights of any Purchaser or any holder of such Note.

Section 18.4 Notes Held by Constituent Companies, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Subsidiary Guaranty Agreement or the Notes, or have directed the taking of any action provided herein or in the Subsidiary Guaranty Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by a Constituent Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 19. NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Constituent Companies in writing,

(2) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Constituent Companies in writing, or

(3) if to either Constituent Company, to such Constituent Company at its address set forth at the beginning hereof to the attention of the Legal Department, or at such other address as such Constituent Company shall have specified to each Purchaser and the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

SECTION 20. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on the Execution Date or at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. Each Constituent Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit either Constituent Company or any other Purchaser or holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21. CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of a Constituent Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Constituent Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by a Constituent Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 21, (3) any other holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (5) any Person from which it offers to purchase any Security of either Constituent Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the Subsidiary Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by a Constituent Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Constituent Companies embodying this Section 21.

In the event that as a condition to receiving access to information relating to a Constituent Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Constituent Companies, this Section 21 shall supersede any such other confidentiality undertaking.

SECTION 22. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Issuer, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Issuer of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 23. MISCELLANEOUS.

Section 23.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, neither Constituent Company may assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 23.2 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Parent Guarantor or any Subsidiary to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 23.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.4 Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 14, (b) subject to Section 23.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of one or more limited liability companies (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 23.5 Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to this Agreement, the Constituent Companies hereby agree to use their reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

Section 23.6 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 23.7 Jurisdiction and Process; Waiver of Jury Trial.

(a) Each party hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each party hereto agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) Each party hereto consents to process being served by or on behalf of any other party hereto in any suit, action or proceeding of the nature referred to in Section 23.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 19 or at such other address of which such party shall then have been notified pursuant to said Section. Each party hereto agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 23.7 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 23.8 Judgment Currency. Any payment on account of an amount that is payable hereunder or under the Notes or the Subsidiary Guaranty Agreement in a currency (the “Original Currency”) which is made to or for the account of any holder of Notes in any other currency (the “Other Currency”), whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Parent Guarantor or any Subsidiary, such payment shall constitute a discharge of the obligation of the applicable Constituent Company or Subsidiary Guarantor under this Agreement, the Notes or the Subsidiary Guaranty Agreement only to the extent that on the Business Day following receipt by such holder of any payment made, such holder may, in accordance with normal banking procedures, purchase the Original Currency with the Other Currency in the foreign exchange markets. If the amount of the Original Currency that could be so purchased is less than the amount of Original Currency originally due to such holder, the Constituent Companies agree to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement, the Notes and the Subsidiary Guaranty Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or any judgment or order.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Constituent Companies, whereupon this Agreement shall become a binding agreement between you and the Constituent Companies.

Very truly yours,

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

By	/s/ Marc J. Smernoff
Name Marc J. Smernoff
Title Chief Financial Officer

AMERICOLD REALTY TRUST

By	/s/ Marc J. Smernoff
Name Marc J. Smernoff
Title Chief Financial Officer

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

METROPOLITAN LIFE INSURANCE COMPANY
By: MetLife Investment Management, LLC, its
Investment Manager

METROPOLITAN TOWER LIFE INSURANCE COMPANY

By: MetLife Investment Management, LLC, its
Investment Manager

By	/s/ John Wills
Name:	John Wills
Title:	Authorized Signatory

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

PRUCO LIFE INSURANCE COMPANY

By	/s/ Ben Tunripseed
Assistant Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By	/s/ Ben Tunripseed
Second Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By: PGIM, Inc., as investment manager

By	/s/ Ben Tunripseed
Vice President

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

ATHENE ANNUITY AND LIFE COMPANY
By: Apollo Insurance Solutions Group LP, its investment adviser

By: Apollo Capital Management, L.P., its sub Adviser

By: Apollo Capital Management GP, LLC, its General Partner

By	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

ATHENE ANNUITY & LIFE ASSURANCE COMPANY

By: Apollo Insurance Solutions Group LP, its investment adviser

By: Apollo Capital Management, L.P., its sub Adviser

By: Apollo Capital Management GP, LLC, its General Partner

By	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title: Vice President

[Signature Page to Americold Note and Guaranty Agreement]

JACKSON NATIONAL LIFE INSURANCE COMPANY

By: Apollo Insurance Solutions Group LP, its investment adviser

By: Apollo Capital Management, L.P., its sub Adviser

By: Apollo Capital Management GP, LLC, its General Partner

By	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title: Vice President

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By	/s/ Mary Beth Cade
Name:	Mary Beth Cade
Title:	Authorized Signatory

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

ALLIANZ ALO FONDS

By: Allianz Global Investors l .S. LLC as authorized signatory and investment manager

By:	/s/ Lawrence Halliday
Name:	Lawrence Halliday
Title:	Managing Director

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

NEW YORK LIFE INSURANCE COMPANY

By	/s/ Andrew Leisman
Name:	Andrew Leisman
Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By: NYL Investors LLC, its Investment Manager

By	/s/ Andrew Leisman
Name:	Andrew Leisman
Title:	Senior Director

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

PRINCIPAL LIFE INSURANCE COMPANY
By: Principal Global Investors, LLC, a
Delaware limited liability company, its
authorized signatory

By	/s/ Wei-erh Chen
Name:	Wei-erh Chen
Title:	Counsel

By	/s/ Karl Goodman
Name:	Karl Goodman
Title:	Counsel

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

IRISH LIFE ASSURANCE PLC by its lawfully
appointed agent Canada Life Asset Management Limited itself acting by joint attorneys
Name David Marchant, and
Name Roger Dawes
appointed under a power of attorney dated 12 November 2018 as amended and restated on 27 September 2019 and as further amended and restated on 30 June 2020

By	/s/ David Marchant

By	/s/ Roger Dawes

THE CANADA LIFE ASSURANCE COMPANY

By	/s/ Jason Ward
Name:	Jason Ward
Title:	Authorized Signatory

By	/s/ Gaurav Mittal
Name:	Gaurav Mittal
Title:	Authorized Signatory

[Signature Page to Americold Note and Guaranty Agreement]

THE CANADA LIFE INSURANCE COMPANY of Canada

By	/s/ Jason Ward
Name:	Jason Ward
Title:	Authorized Signatory

By	/s/ Gaurav Mittal
Name:	Gaurav Mittal
Title:	Authorized Signatory

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York domiciled life insurance company

By: Nuveen Alternatives Advisors LLC, a
Delaware limited liability company, its
investment manager

By	/s/ Jeffrey Hughes
Name:	Jeffrey Hughes
Title:	Senior Director

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: Barings LLC, as Investment Adviser

By	/s/ Patrick M. Manseau
Name:	Patrick M. Manseau
Title:	Managing Director

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

HARTFORD ACCIDENT AND INDEMNITY COMPANY

By: Hartford Investment Management Company, their investment manager

By:	/s/ John R. Knox
Name:	John R. Knox
Title:	Senior Vice President

THE HARTFORD RETIREMENT PLAN TRUST FOR
U.S. EMPLOYEES

By: Hartford Investment Management Company, its investment manager

By:	/s/ John R. Knox
Name:	John R. Knox
Title:	Senior Vice President

TALCOTT RESOLUTION LIFE INSURANCE COMPANY

By: Hartford Investment Management Company, its investment manager

By:	/s/ John R. Knox
Name:	John R. Knox
Title:	Senior Vice President

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.

By:	/s/ Maxime Durivage
Name:	Maxime Durivage
Title:	Director, Private Placement

By	/s/ Martin Gauthier
Name:	Martin Gauthier
Title:	Vice-President, General Funds

INDUSTRIAL ALLIANCE INVESTMENT MANAGEMENT INC., IN ITS CAPACITY AS ADMINISTRATOR OF, AND ON BEHALF OF, FC143 PRIVATE DEBT FUND

By:	/s/ Maxime Durivage
Title:	Maxime Durivage
Principal Vice-President and
Chief of Private Placement

By	/s/ Martin Gauthier
Name:	Martin Gauthier
Title:	First Vice-President and
Chief of General Funds Investment

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Barry Scheinholtz

Name:	Barry Scheinholtz
Title:	Managing Director

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By	/s/ Lee Martin

Name:	Lee Martin
Title:	Vice President

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

SYMETRA LIFE INSURANCE COMPANY
BY SYMETRA INVESTMENT MANAGEMENT
COMPANY, ACTING AS AGENT

By	/s/ Yvonne Guajardo

Name:	Yvonne Guajardo
Title:	Vice President and Managing Director

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE LINCOLN NATIONAL LIFE INSURANCE
COMPANY
By: Macquarie Investment Management
Advisers, a series of Macquarie Investment
Management Business Trust, attorney-in-fact

By	/s/ Phillip Lee

Name:	Philip Lee
Title:	Senior Vice President

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

CMFG LIFE INSURANCE COMPANY
By: MEMBERS Capital Advisors, Inc., as
Investment Advisor

By:	/s/ Allen R. Cantrell

Name:	Allen R. Cantrell
Title:	Managing Director, Investments

[Signature Page to Americold Note and Guaranty Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

RGA INTERNATIONAL REINSURANCE COMPANY DAC

By:	/s/ Patricia Kavanagh

Name:	Patricia Kavanagh
Title:	Director

[Signature Page to Americold Note and Guaranty Agreement]

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Parent Guarantor.

“Aggregate Qualified Asset Amount” means, at any time, the sum, without duplication, of:

(a) with respect to Qualified Assets, other than Qualified Assets described in clauses (b), (c), (d), (e) and (f) below, the Eligible Value of such Qualified Assets at such time, plus

(b) with respect to any Qualified Asset that is a Newly Acquired Property (other than a Development Property or a Newly Stabilized Property), the purchase price paid for such Qualified Asset; plus

(c) with respect to any Qualified Asset that is (1) a Development Property (until such Development Property becomes a Stabilized Property) or (2) a Newly Stabilized Property that, at such time, has been a Newly Stabilized Property for less than one full fiscal quarter, the lesser of its (i) cost or (ii) market value at such time determined in accordance with GAAP; plus

(d) with respect to any Qualified Asset that, at such time, has been a Newly Stabilized Property for at least one full fiscal quarter but less than two full fiscal quarters, an amount equal to the portion of EBITDA for the most recent full fiscal quarter ended on or prior to such time in respect of which financial statements for such quarter or fiscal year have been or are required to be delivered pursuant to Section 7.1(a) or (b), as applicable, that is attributable to such Newly Stabilized Property multiplied by 4, divided by the Capitalization Rate (but in no event less than zero); plus

(e) with respect to any Qualified Asset that, at such time, has been a Newly Stabilized Property for at least two full fiscal quarters but less than three full fiscal quarters, an amount equal to the portion of EBITDA for the most recent period of two full consecutive fiscal quarters ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 7.1(a) or (b), as applicable, that is attributable to such Newly Stabilized Property multiplied by 2, divided by the Capitalization Rate (but in no event less than zero); plus

SCHEDULE A

(to Note and Guaranty Agreement)

(f) with respect to any Qualified Asset that, at such time, has been a Newly Stabilized Property for at least three full fiscal quarters but less than four full fiscal quarters, an amount equal to the portion of EBITDA for the most recent period of three full consecutive fiscal quarters ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 7.1(a) or (b), as applicable, that is attributable to such Newly Stabilized Property multiplied by 4/3, divided by the Capitalization Rate (but in no event less than zero);

provided that:

(1) not more than 5% of the Aggregate Qualified Asset Amount at any time may be attributable to Qualified Assets located in Restricted EU Nations, with any excess over such limit being excluded from the Aggregate Qualified Asset Amount;

(2) not more than 30% of the Aggregate Qualified Asset Amount at any time may be attributable to Qualified Assets located in Specified Jurisdictions other than the United States, with any excess over such limit being excluded from the Aggregate Qualified Asset Amount;

(3) not more than 20% of the Aggregate Qualified Asset Amount at any time may be attributable to Eligible Ground Lease Assets, with any excess over such limit being excluded from the Aggregate Qualified Asset Amount;

(4) not more than 10% of the Aggregate Qualified Asset Amount at any time may be attributable to Development Properties, with any excess over such limit being excluded from the Aggregate Qualified Asset Amount;

(5) not more than 10% of the Aggregate Qualified Asset Amount at any time may be in respect of any single Qualified Asset, with any excess over such limit being excluded from the Aggregate Qualified Asset Amount; and

(6) not more than 40% of Aggregate Qualified Asset Amount at any time may be attributable to the Qualified Assets described in clauses (1), (2), (3) and (4) above, with any excess over such limit being excluded from the Aggregate Qualified Asset Amount.

“Agreement” means this Note and Guaranty Agreement, including all Schedules attached to this Agreement.

“AGRO Acquisition” means the acquisition of certain Subsidiaries of Agro Merchants Global, L.P., a Cayman Islands exempted limited partnership (the “Seller”), pursuant to that certain Transaction Agreement, dated October 12, 2020, among inter alios the Seller and the Constituent Companies.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Applicable EBITDA” means with respect to any Real Property that is owned or ground leased by the Issuer or any Subsidiary and used in a business permitted under Section 10.3, as of any date of determination, an amount equal to the portion of EBITDA attributable to such asset for the most recently ended Reference Period.

“Bank Credit Agreement” means the Credit Agreement dated as of March 26, 2020 among the Constituent Companies, the financial institutions from time to time parties thereto and Bank of America, N.A., as administrative agent, and any renewals, refinancings or replacements thereof.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed and a TARGET Business Day for the settlement of payments in Euros, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Atlanta, Georgia are required or authorized to be closed and that is a TARGET Business Day for the settlement of payments in Euros.

“CAD” or “Canadian Dollars” means the lawful currency of Canada.

“CAD Swapped Note” is defined in Section 8.6(a).

“Canadian Blocked Person” means any Person that is (a) a “terrorist group” as defined for the purposes of Part II.1 of the Criminal Code (Canada) or (b) a Person identified in or pursuant to (1) Part II.1 of the Criminal Code (Canada), or (2) regulations or orders promulgated pursuant to the Special Economic Measures Act (Canada), the United Nations Act (Canada) or the Freezing Assets of Corrupt Foreign Officials Act (Canada), as a Person in respect of whose property or benefit a holder of Notes would be prohibited from entering into or facilitating a related financial transaction.

“Canadian Economic Sanctions Laws” means the Criminal Code (Canada), the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada) and any similar laws, regulations or orders of Canada.

“Capital Assets” means, with respect to any Person, all equipment, fixed assets and Real Property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that in accordance with GAAP have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person.

“Capital Lease” is defined in the definition of Capital Lease Obligations.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (such lease, a “Capital Lease”) and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalization Rate” means 7.50%; provided that, if any Principal Credit Facility uses a “capitalization rate” for determining asset values thereunder that is higher or lower than 7.50%, then the capitalization rate herein shall be the highest capitalization rate then applicable under any Principal Credit Facility; provided, further, that in no event may the capitalization rate herein be less than 6.75%.

“Change of Control” is defined in Section 8.7(h).

“Change of Control Proposed Prepayment Date” is defined in Section 8.7(c).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Confidential Information” is defined in Section 21.

“Consolidated Secured Indebtedness” means, at any time, Secured Indebtedness of the Parent Guarantor and its Subsidiaries on a consolidated basis.

“Constituent Company” and “Constituent Companies” are defined in the first paragraph of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Control Event” is defined in Section 8.7(i).

“Controlled Entity” means (a) any of the Subsidiaries of the Parent Guarantor and any of their or the Parent Guarantor’s respective Controlled Affiliates and (b) if the Parent Guarantor has a parent company, such parent company and its Controlled Affiliates.

“Customary Non-Recourse Carve-Outs” means, with respect to any Non-Recourse Indebtedness, exclusions from the exculpation provisions with respect to such Non-Recourse Indebtedness for fraud, misrepresentation, misapplication of funds, waste, environmental claims and liabilities, voluntary bankruptcy, collusive involuntary bankruptcy, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements or guaranties in non-recourse or tax-exempt financings of commercial real estate.

“Debt Rating” means the debt rating of the Notes as determined from time to time by any NRSRO.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of such Note or (b) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in Frankfurt, Germany as its “base” or “prime” rate.

“Development Property” means, as of any date of determination, Real Property under development on which the improvements related to the development have not been completed on such date; provided that such Real Property shall cease to be a Development Property upon the first to occur of (a) the date that is six full fiscal quarters following substantial completion (including issuance of a temporary or permanent certificate of occupancy for the improvements under construction permitting the use and occupancy for their regular intended uses) of such Real Property, and (b) the first day of the first fiscal quarter following the date on which such Development Property has achieved a Leased Rate of at least 85%, and shall thereafter be considered a “Stabilized Property.”

“Disposition” means, with respect to any business, assets or property of any kind of the Parent Guarantor or any of its Subsidiaries, any sale, lease, sub-lease, sale and leaseback, assignment, conveyance, transfer, exclusive license or other disposition or exchange thereof, with or without recourse. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disclosure Documents” is defined in Section 5.3.

“Dollars” and “$” means the lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to the Parent Guarantor and its consolidated Subsidiaries, for any Reference Period, earnings before interest, tax, depreciation, depletion and amortization calculated in accordance with GAAP, as may be adjusted in accordance with the definition of “Pro Forma Basis” and at all times excluding, without duplication, (a) impairment and other non-cash charges or gains including, for the avoidance of doubt, equity in earnings (but excluding any non-cash charge in respect of an item that was included in EBITDA in a prior period and any charges that result in a write-down or write-off of inventory and excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (b) stock-based compensation expense, (c) gains or losses from sales of previously depreciated assets, (d) extraordinary gains or losses from foreign exchange, (e) extraordinary gains or losses from derivative instruments and (f) other extraordinary or non-recurring gains, losses or charges; provided, however, that notwithstanding anything to the contrary in this Agreement, for the purposes of determining the contribution to EBITDA of, or portion of EBITDA attributable to, any Real Property, any operating asset or any business managed or operated by the Issuer or any Subsidiary, (1) EBITDA shall equal revenues in respect of such asset, less, without duplication, (i) operating expenses in respect of such asset (exclusive of corporate-level general and administrative expenses, impairment on intangibles and long-lived assets and depreciation, depletion and amortization expenses), (ii) rent expenses in respect of such asset and (iii) the interest component of any capital lease expenses or similar fixed charges and debt service charges in respect of such asset, and shall at all times exclude extraordinary or non-recurring gains, losses or charges, and (2) solely for purposes of calculating Total Asset Value and the Aggregate Qualified Asset Amount, in no event shall EBITDA of any such Real Property, operating asset or business managed or operated by the Issuer or any Subsidiary pursuant to clause (1) be less than zero.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Eligible Ground Leased Asset” means any Real Property that satisfies the following criteria:

(a) such Real Property is leased pursuant to a ground lease by (1) a Qualified Asset Guarantor that has no Indebtedness outstanding (other than Pari Passu Obligations and Indebtedness arising under the Subsidiary Guaranty Agreement) or (2) in the case where such Real Property is located in a Specified Jurisdiction other than the United States, a Wholly-Owned, direct Foreign Subsidiary of a Qualified Asset Guarantor, which Foreign Subsidiary has no Indebtedness outstanding, or (3) a Qualified Asset Holder that has no Indebtedness outstanding, as lessee;

(b) such Real Property is a Stabilized Property or a Development Property located in the United States or another Specified Jurisdiction;

(c) such Real Property (other than any Real Property that constitutes a Development Property) is improved with one or more completed warehouse/distribution buildings that are used as dry and/or cold storage facilities and such improvements are owned by (1) such Qualified Asset Guarantor or (2) such Wholly-Owned, direct Foreign Subsidiary of a Qualified Asset Guarantor or (3) such Qualified Asset Holder;

(d) none of such leasehold interest or such improvements is directly or indirectly subject to any Lien or any Negative Pledge (other than (1) Liens and Negative Pledges created hereunder, (2) Permitted Pari Passu Provisions and (3) Permitted Encumbrances) and none of the Capital Stock of (i) such Qualified Asset Guarantor or (ii) such Wholly-Owned, direct Foreign Subsidiary of a Qualified Asset Guarantor or (iii) such Qualified Asset Holder (or, in any case, any income therefrom or proceeds thereof), is directly or indirectly subject to any Lien or any Negative Pledge (other than (A) Permitted Pari Passu Provisions and (B) Permitted Equity Encumbrances);

(e) no default or event of default has occurred or with the passage of time or the giving of notice would occur under the ground lease regarding such Real Property;

(f) the lessor under the ground lease regarding such Real Property shall not have the unilateral right to terminate such ground lease prior to the expiration of the stated term of such ground lease absent the occurrence of any casualty, condemnation or default by (1) such Qualified Asset Guarantor or (2) such Wholly-Owned, direct Foreign Subsidiary of a Qualified Asset Guarantor or (3) such Qualified Asset Holder, thereunder;

(g) the lessee under the ground lease has the right to sublease, mortgage and encumber (subject to customary terms and limitations) its interest in such Real Property without the consent of the lessor;

(h) the ground lease regarding such Real Property has a remaining term (inclusive of any unexercised extension options as to which there is no condition precedent to the exercise thereof other than compliance of lessee with the terms of the applicable ground lease and the giving of a notice of exercise by the lessee) of 25 years or more at any time;

(i) such Real Property is free of any material defects and any material Environmental Liabilities and is in material compliance with all Environmental Laws;

(j) such Real Property is used in a business permitted under Section 10.3; and

(k) such Real Property constitutes an “Eligible Ground Leased Asset” or similar term under each Principal Credit Facility described in clauses (a) and (b) of the definition thereof that applies eligibility requirements to ground leased properties in determining a borrowing base or what constitutes an unencumbered asset.

“Eligible Owned Asset” means any Real Property that satisfies the following criteria:

(a) such Real Property is wholly owned in fee simple by (1) a Qualified Asset Guarantor that has no Indebtedness outstanding (other than Pari Passu Obligations and Indebtedness arising under the Subsidiary Guaranty Agreement) or (2) in the case where such Real Property is located in a Specified Jurisdiction other than the United States, a Wholly-Owned, direct Foreign Subsidiary of a Qualified Asset Guarantor, which Foreign Subsidiary has no Indebtedness outstanding, or (3) a Qualified Asset Holder that has no Indebtedness outstanding;

(b) such Real Property is a Stabilized Property or a Development Property located in the United States or another Specified Jurisdiction;

(c) such Real Property is free of any material defects and any material Environmental Liabilities and is in material compliance with all Environmental Laws;

(d) such Real Property (other than any Real Property that constitutes a Development Property) is improved with one or more completed warehouse/distribution buildings that are used as dry and/or cold storage facilities;

(e) such Real Property (and any income therefrom or proceeds thereof) is not directly or indirectly subject to any Lien or any Negative Pledge (other than (1) Liens and Negative Pledges created hereunder, (2) Permitted Pari Passu Provisions and (3) Permitted Encumbrances) and none of the Capital Stock of (i) such Qualified Asset Guarantor or (ii) such Wholly-Owned, direct Foreign Subsidiary of a Qualified Asset Guarantor or (iii) such Qualified Asset Holder (and, in any case, any income therefrom or proceeds thereof), is directly or indirectly subject to any Lien or any Negative Pledge (other than (A) Permitted Pari Passu Provisions and (B) Permitted Equity Encumbrances);

(f) such Real Property is used in a business permitted under Section 10.3; and

(g) such Real Property constitutes an “Eligible Owned Asset” or similar term under each Principal Credit Facility described in clauses (a) and (b) of the definition thereof that applies eligibility requirements to owned real properties in determining a borrowing base or what constitutes an unencumbered asset.

“Eligible Value” means, as of any date of determination, with respect to each Real Property that is owned or ground leased by the Issuer or any Subsidiary and used in a business permitted under Section 10.3, (a) the Applicable EBITDA with respect to such Real Property divided by (b) the Capitalization Rate.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages, monitoring and remediation costs and reasonable fees and expenses of attorneys and consultants), whether contingent or otherwise, including those arising out of or relating to: (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, recycling, disposal (or arrangement for such activities) of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence or release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent Guarantor under section 414 of the Code.

“Euro”, “€” and “EUR” means the lawful currency of the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Communities, as amended by the Treaty on European Union.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934.

“Execution Date” is defined in Section 3.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the Execution Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Financial Covenant” means any covenant (whether set forth as a covenant, undertaking, event of default, restriction, prepayment event or other such provision) that requires the Parent Guarantor and/or any Subsidiary to:

(a) maintain a specified measure of net worth, shareholders’ equity, total assets, unencumbered assets, unencumbered properties, cash flow, net income, occupancy rate or lease term;

(b) maintain any relationship of any component of its capital structure to any other component thereof (including the relationship of indebtedness, subsidiary indebtedness, senior indebtedness, secured indebtedness, unsecured indebtedness, subordinated indebtedness or recourse indebtedness to total capitalization, total assets, unencumbered assets or net worth);

(c) maintain any measure of its ability to service its indebtedness (including exceeding any specified ratio of revenues, cash flow, operating income or net income to indebtedness, interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness);

(d) restrict the amount of distributions; or

(e) restrict the amount or type of its investments.

“Fitch” means Fitch Ratings, Inc.

“Fixed Charge Coverage Ratio” means, as of the last day of any Reference Period, the ratio of (a) the difference between (1) EBITDA for such Reference Period minus (2) the aggregate amount of Maintenance Capital Expenditures for such Reference Period to (b) Fixed Charges for such Reference Period.

“Fixed Charges” means, for any Reference Period, an amount equal to the sum of (a) Interest Expense, plus (b) regularly scheduled installments (whether or not paid) of principal payable with respect to Total Indebtedness (including any scheduled payments that were no longer required to be repaid in such period as a result of a payment made within one year of the date on which such payment was due), plus (c) the amount of dividends or distributions actually paid or required to be paid by the Parent Guarantor or any Subsidiary (other than to the Parent Guarantor or any Subsidiary) in cash during such period in respect of its preferred Capital Stock (excluding dividends and distributions payable solely at such Person’s election and not actually paid and any balloon payments payable on maturity or redemption in whole of such Capital Stock) plus (d) all income tax payments with respect to the taxable REIT Subsidiaries of the Parent Guarantor and the Issuer (including Foreign Subsidiaries).

“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than any state of the United States or the District of Columbia.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.

“Governmental Authority” means

(a) the government of

(1) the United States or any state or other political subdivision thereof, or

(2) any other jurisdiction in which the Parent Guarantor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent Guarantor or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), (a) any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (4) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations or product warranties. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Parent Guarantor in good faith.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to Section 14.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.7, 8.8, 12, 18.2 and 19 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Incorporated Covenant” is defined in Section 9.10(a).

“Indebtedness” of any Person at any date means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, excluding those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that, as to such Person, recourse is limited to such property, (f) all Guarantee Obligations by such Person of Indebtedness of others, but only to the extent of the amount of Indebtedness guaranteed, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than such obligations with respect to letters of credit and letters of guaranty to support workers’ compensation insurance programs, which shall only constitute Indebtedness when such letter of credit or letter of guaranty is drawn), (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all Off-Balance Sheet Obligations of such Person, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (other than any obligation of such Person if such Person, in its sole discretion, may satisfy such obligation by delivering (or causing to be delivered) common Capital Stock in the Parent Guarantor or any Subsidiary that is not a Subsidiary Guarantor or a Qualified Asset Holder, as applicable), (l) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (other than any obligation of such Person if such Person, in its sole discretion, may satisfy such obligation by delivering (or causing to be delivered) common Capital Stock in the Parent Guarantor or any Subsidiary that is not a Subsidiary Guarantor or a Qualified Asset Holder, as applicable), and (m) net obligations under any Swap Agreements in an amount equal to the Swap Termination Value thereof (other than any obligation of such Person if such Person, in its sole discretion, may satisfy such obligation by delivering (or causing to be delivered) common Capital Stock in the Parent Guarantor or any Subsidiary that is not a Subsidiary Guarantor or a Qualified Asset Holder, as applicable). The Indebtedness of any Person shall include the Indebtedness (other than (1) Qualified JV Debt and (2) any Indebtedness of China Merchants Americold Logistics Company, Limited and China Merchants Americold Holdings Company, Limited outstanding as of the Execution Date) of any other entity (including any partnership in which such Person is a general partner) to the extent such Person, by operation of the documentation evidencing such Indebtedness or by law, is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business and (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than €2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Expense” means, for any Reference Period, an amount equal to the sum of the following with respect to Total Indebtedness: (a) total interest expense, accrued in accordance with GAAP plus (b) all capitalized interest determined in accordance with GAAP (including in the case of (a) and (b), the Parent Guarantor’s pro rata share thereof for Unconsolidated Affiliates, other than with respect to Qualified JV Debt), and excluding non-cash amortization or write-off of deferred financing costs or debt discount (including the Parent Guarantor’s pro rata share thereof for Unconsolidated Affiliates).

“Issuer” is defined in the first paragraph of this Agreement.

“Leased Rate” means, at any time, with respect to any Real Property, the ratio, expressed as a percentage, of (a) the rentable operating square footage of such Real Property actually leased by tenants that are not the Parent Guarantor or any of its Subsidiaries or Affiliates of the Parent Guarantor or any of its Subsidiaries and paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no default or event of default has occurred and is continuing to (b) the aggregate rentable operating square footage of such Real Property.

“Lien” means, with respect to any Person, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease be deemed to be a Lien.

“Maintenance Capital Expenditures” means, for any Reference Period, all capital expenditures actually made by the Parent Guarantor and its consolidated Subsidiaries (and the pro rata share of capital expenditures made by Unconsolidated Affiliates) during such period for the maintenance of Capital Assets of such Person, excluding capital expenditures for modernization.

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Parent Guarantor and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Issuer and its Subsidiaries taken as a whole, (b) the ability of the Issuer to perform its obligations under this Agreement and the Notes, (c) the ability of the Parent Guarantor to perform its obligations under this Agreement, (d) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty Agreement or (e) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty Agreement.

“Maturity Date” is defined in the first paragraph of each Note.

“Memorandum” is defined in Section 5.3.

“Moody’s” means Moody’s Investors Service, Inc.

“Morningstar” means Morningstar Credit Ratings, LLC.

“Most Favored Lender Notice” means, in respect of any Incorporated Covenant, a written notice from the Constituent Companies giving notice of such Incorporated Covenant, including therein a verbatim statement of such Incorporated Covenant, together with any definitions incorporated therein.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Negative Pledge” means a provision of any document, instrument or agreement (including any governing or organizational document), other than this Agreement, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any assets of a Person as security for the Indebtedness of such Person or any other Person; provided that (a) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge and (b) customary contractual restrictions in a lease relating to the granting of a Lien on the applicable leasehold interest or leased property shall not constitute a Negative Pledge.

“New Subsidiary Guaranty” is defined in Section 9.9(a)(1).

“New Subsidiary Guaranty Supplement” is defined in Section 9.9(a)(1).

“Newly Acquired Property” means, as of any date, a Real Property (other than a Development Property), that has been owned or ground leased by the Issuer or a Subsidiary for less than four full fiscal quarters as of such date.

“Newly Stabilized Property” means, as of any date, a Real Property owned or ground leased by the Issuer or a Subsidiary that has been a Stabilized Property for less than four full fiscal quarters as of such date.

“Non-Recourse Indebtedness” means, with respect to any Person, (a) Indebtedness, or a Guarantee Obligation of Indebtedness, in respect of which recourse for payment (except to the extent of any Customary Non-Recourse Carve-Outs) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or Guarantee Obligation, (b) if such Person is a Single Asset Entity, any Indebtedness of such Person (other than Indebtedness described in the immediately following clause (c)), or (c) if such Person is a Single Asset Holding Company, any Indebtedness (“Holdco Indebtedness”) of such Single Asset Holding Company resulting from a Guarantee Obligation of, or Lien securing, Indebtedness of a Single Asset Entity that is a subsidiary of such Single Asset Holding Company, so long as, in each case, either (1) recourse for payment of such Holdco Indebtedness (except for Customary Non-Recourse Carve-Outs) is contractually limited to the Capital Stock held by such Single Asset Holding Company in such Single Asset Entity or (2) such Single Asset Holding Company has no assets other than Capital Stock in such Single Asset Entity and cash and other assets of nominal value incidental to the ownership of the such Single Asset Entity.

“Non-Swapped Note” is defined in Section 8.6(a).

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States by the Parent Guarantor or any Subsidiary primarily for the benefit of employees of the Parent Guarantor or one or more Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“NRSRO” means (a) Fitch, Moody’s, Morningstar or S&P, or (b) or any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Required Holders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.

“Obligations” is defined in Section 13.1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Off-Balance Sheet Obligations” means liabilities and obligations of the Parent Guarantor, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in the SEC Off-Balance Sheet Rules) which the Parent Guarantor would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of a report on Form 10-Q or Form 10-K (or their equivalents) (but, for the avoidance of doubt, excluding operating leases and ordinary course contracts for the purchase of power). As used in this definition, the term “SEC Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off Balance Sheet Arrangements, Securities Act Release No. 33-8182, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

“Officer’s Certificate” means, with respect to any Person, a certificate of a Senior Financial Officer of such Person or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

“Parent Guarantor” is defined in the first paragraph of this Agreement.

“Parent Guaranty” means the Guarantee Obligation of the Parent Guarantor set forth in Section 13.

“Pari Passu Obligations” means Unsecured Indebtedness (exclusive of the Notes and the Subsidiary Guaranty Agreement) of either Constituent Company or any Subsidiary Guarantor owing to a Person that is not the Parent Guarantor or an Affiliate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Acquisition” means any acquisition, whether by purchase, merger, amalgamation, consolidation or otherwise, of (a) all or substantially all of the assets of any Person, or a business line or unit or a division of any Person, or any parcel of Real Property and improvements thereto or (b) the Capital Stock of any Person such that such Person becomes a Subsidiary; provided that:

(1) no Event of Default shall have occurred and be continuing or would result therefrom;

(2) before and after giving effect thereto, the Parent Guarantor and its Subsidiaries are in compliance on a Pro Forma Basis with Section 10.6 and any Incorporated Covenant; and

(3) after giving effect thereto, the Parent Guarantor and its Subsidiaries are in compliance on a Pro Forma Basis with Section 10.3 and shall have complied with the requirements of Section 9.9(a), if applicable.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes or other related governmental charges or claims that are not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Parent Guarantor or the applicable Subsidiary in conformity with GAAP;

(b) Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction contractors’ and other like Liens arising in the ordinary course of business and securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) Liens arising from judgments or decrees for the payment of money in circumstances that do not constitute an Event of Default under 11(j);

(d) easements, restrictions, rights-of-way, use restrictions, rights of first refusal and similar encumbrances on Real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Guarantor or the applicable Subsidiary;

(e) any zoning or similar law or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property that do not materially detract from the value of the affected property or interfere with the ordinary course of conduct of the business of the Parent Guarantor or the applicable Subsidiary;

(f) Liens affecting title on Real Property that have been fully paid off and satisfied and which remain of record through no fault of the Person that owns such Real Property and that, in any event do not have a material and adverse effect with respect to the use, operations or marketability of the affected Real Property or with respect to the ownership of the affected Real Property, and do not interfere with the ordinary conduct of business of the Parent Guarantor or the applicable Subsidiary; and

(g) rights of lessors under Eligible Ground Leased Assets.

“Permitted Equity Encumbrances” means:

(a) Liens and Negative Pledges created pursuant to this Agreement;

(b) Liens imposed by law for Taxes or other related governmental charges or claims that are not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Parent Guarantor or the applicable Subsidiary in conformity with GAAP; and

(c) Liens arising from judgments or decrees for the payment of money in circumstances that do not constitute an Event of Default under Section 11(j).

“Permitted Pari Passu Provisions” means provisions that are contained in documentation evidencing or governing Pari Passu Obligations which provisions are the result of (a) limitations on the ability of the Issuer or a Subsidiary to make Restricted Payments or transfer property to the Parent, any Subsidiary Guarantor or any Qualified Asset Holder which limitations are not, taken as a whole, materially more restrictive than those contained in this Agreement, including any Incorporated Covenant, (b) limitations on the creation of any Lien on any assets of a Person that are not, taken as a whole, materially more restrictive than those contained in this Agreement or (c) any requirement that Pari Passu Obligations be secured on an “equal and ratable basis” to the extent that the Notes are secured.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent Guarantor or any ERISA Affiliate or with respect to which the Parent Guarantor or any ERISA Affiliate may have any liability.

“Principal Credit Facility” means, as to the Parent Guarantor and its Subsidiaries,

(a) the Bank Credit Agreement, including any renewals, refinancings and replacements thereof;

(b) if (1) the Bank Credit Agreement is no longer in effect or (2) if the sum of (i) the aggregate outstanding principal amount of loans under the Bank Credit Agreement and (ii) the unfunded commitments under the Bank Credit Agreement is less than $500,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of the then current Bank Credit Agreement based on the exchange rate of such other currency), then (A) in the case of clause (1), the “Principal Credit Facility” shall mean the largest credit facility, based upon commitments, in respect of Recourse Indebtedness for borrowed money of the Parent Guarantor or any Subsidiary, or in respect of which the Parent Guarantor or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support and (B) in the case of clause (2), “Principal Credit Facility” shall mean the Bank Credit Agreement and the largest credit facility (not including the Bank Credit Agreement), based upon commitments, in respect of Recourse Indebtedness for borrowed money of the Parent Guarantor or any Subsidiary, or in respect of which the Parent Guarantor or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support;

(c) the Note and Guaranty Agreement dated as of December 4, 2018 among the Constituent Companies and the purchasers named therein, including any renewals, refinancings and replacements thereof;

(d) the Note and Guaranty Agreement dated as of May 7, 2019 among the Constituent Companies and the purchasers named therein, including any renewals, refinancings and replacements thereof; and

(e) any other note purchase agreement or similar document, instrument or agreement executed in connection with a private placement debt financing, regardless of the principal amount outstanding thereunder from time to time, in each case including any renewals, refinancings and replacements thereof.

“Pro Forma Basis” means with respect to the calculation of the covenants set forth in Section 10.6 or otherwise for purposes of determining the Total Leverage Ratio, EBITDA or Interest Expense as of any date, that such calculation shall give pro forma effect to all Permitted Acquisitions, all issuances, incurrences or assumptions of Indebtedness (with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) and all sales, transfers or other Dispositions of any material assets outside the ordinary course of business (and any related prepayments or repayments of Indebtedness) that have occurred during (or, if such calculation is being made for the purpose of determining whether any proposed acquisition will constitute a Permitted Acquisition, since the beginning of) the then-applicable Reference Period as if they occurred on the first day of such Reference Period (excluding cost savings, synergies, operating expense reductions and other operating improvements). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness if such Swap Agreement has a remaining term in excess of 12 months).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Constituent Companies and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“Qualified Asset” means, at any time, any Eligible Owned Asset or Eligible Ground Leased Asset. Each Qualified Asset as of the Execution Date is set forth on Schedule QA.

“Qualified Asset Guarantor” means, at any time, each Wholly-Owned Domestic Subsidiary of the Issuer, whether existing on the Execution Date or formed or acquired thereafter, that is a party to the Subsidiary Guaranty Agreement and that either owns or leases a Qualified Asset located in the United States or has a Wholly-Owned, direct Foreign Subsidiary that owns or leases a Qualified Asset located in a Specified Jurisdiction other than the United States.

“Qualified Asset Holder” means each Wholly-Owned Subsidiary of the Issuer that owns or leases a Qualified Asset located in a Specified Jurisdiction, but is not (a) a party to the Subsidiary Guaranty Agreement, (b) required to guarantee the Notes under Section 9.9(a), or (c) in the case of a Wholly-Owned Foreign Subsidiary, a Subsidiary of a Person described in clause (a) or (b).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Qualified JV Debt” means Indebtedness of an Unconsolidated Affiliate that is secured by cash collateral provided by the holders of Capital Stock in such Unconsolidated Affiliate.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by the Parent Guarantor or any Subsidiary, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“REIT” is defined in Section 5.9.

“Recourse Indebtedness” means, with respect to any Person, Indebtedness of such Person other than Non-Recourse Indebtedness of such Person.

“Reference Period” means, at any time, the most recent period of four consecutive fiscal quarters of the Parent Guarantor ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (a) prior to the Closing, the Purchasers, and (b) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by either Constituent Company or any of its Affiliates).

“Responsible Officer” of any Person means any Senior Financial Officer and any other officer of such Person with responsibility for the administration of the relevant portion of this Agreement.

“Restricted EU Nation” means (a) any member state of the European Union that was not such a member state prior to April 30, 2004 and (b) each of Portugal, Ireland, Italy, Greece and Spain.

“Restricted Payment” means any dividend on, or payment made on account of, or assets set apart for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement, cancellation, termination or other acquisition of, any Capital Stock of the Parent Guarantor or any Subsidiary, whether now or hereafter outstanding, or any other distribution made in respect thereof, whether in cash or property or in obligations of the Parent Guarantor or any Subsidiary.

“S&P” means S&P Global Ratings.

“SEC” means the Securities and Exchange Commission of the United States.

“Secured Indebtedness” means, with respect to any Person, all Indebtedness of such Person that is secured by a Lien and, solely for purposes of Section 10.6(c), all unsecured Indebtedness of any Subsidiary that is not a Subsidiary Guarantor.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

“Series D Notes” is defined in Section 1.

“Series E Notes” is defined in Section 1.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single real property and/or cash and other assets of nominal value incidental to such Person’s ownership of such real property; (b) is engaged only in the business of owning, developing and/or leasing such real property and activities incidental thereto; and (c) receives substantially all of its gross revenues from such real property. In addition, if the assets of a Person consist solely of (1) Capital Stock in one or more other Single Asset Entities and (2) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entities, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement (such an entity, a “Single Asset Holding Company”).

“Single Asset Holding Company” is defined in the definition of Single Asset Entity.

“Solvent” means, with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” (determined on a going concern basis) of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value (determined on a going concern basis) of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured in the ordinary course, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business as contemplated on the Execution Date and (d) such Person will be able to pay its debts as they mature in the ordinary course.

“Source” is defined in Section 6.3.

“Specified Jurisdiction” means each of Australia, Canada, New Zealand, the United States, the United Kingdom and any nation that is a member state of the European Union, together with any other jurisdiction as may be agreed to by the Required Holders.

“Stabilized Property” is defined in the definition of “Development Property.”

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States or Canada pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws or Canadian Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent Guarantor.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered the Subsidiary Guaranty Agreement or a Subsidiary Guaranty Supplement or a New Subsidiary Guaranty Supplement.

“Subsidiary Guaranty Agreement” means that certain Subsidiary Guaranty Agreement dated as of the date of the Closing substantially in the form of Exhibit SGA and each New Subsidiary Guaranty Agreement, as the context requires.

“Subsidiary Guaranty Supplement” is defined in Section 9.9(a).

“Substitute Purchaser” is defined in Section 22.

“SVO” means the Securities Valuation Office of the NAIC.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor or any Subsidiary shall be a “Swap Agreement”

“Swap Breakage Gain” is defined in Section 8.8(b).

“Swap Breakage Loss” is defined in Section 8.8(b).

“Swap Termination Value” means in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar agreements between the parties to such Swap Agreements.

“Swapped Note” is defined in Section 8.6(b).

“TARGET Business Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor thereto) is open for the settlement of payments in Euros.

“Total Asset Value” means, at any time, without duplication, the sum of

(a) with respect to Real Property (other than Newly Acquired Properties, Development Properties and Newly Stabilized Properties) that is owned or ground leased by the Issuer or any Subsidiary and used in a business permitted under Section 10.3, the sum of the Eligible Values at such time of each such Real Property, plus

(b) with respect to each operating asset owned or leased by the Issuer or any Subsidiary and used in a business permitted under Section 10.3, the sum of the portion of EBITDA attributable to each such asset for the most recently ended Reference Period multiplied by (1) with respect to any limestone quarry operating asset, 6.0, or (2) with respect to any other operating asset, 8.0; provided that with respect to any operating asset owned or leased by the Issuer or such Subsidiary for less than four full fiscal quarters at such time such amount shall be equal to the purchase price paid for such asset; plus

(c) with respect to any Newly Acquired Property (other than a Development Property or a Newly Stabilized Property), the purchase price paid for such Real Property; plus

(d) with respect to any (1) Development Property (until such Development Property becomes a Stabilized Property) and (2) Newly Stabilized Property that, at such time, has been a Newly Stabilized Property for less than one full fiscal quarter, the lesser of (i) cost or (ii) market value at such time determined in accordance with GAAP; plus

(e) with respect to any Newly Stabilized Property that, at such time, has been a Newly Stabilized Property for at least one full fiscal quarter but less than two full fiscal quarters, an amount equal to the portion of EBITDA for the most recent full fiscal quarter ended on or prior to such time in respect of which financial statements for such quarter or fiscal year have been or are required to be delivered pursuant to Section 7.1(a) or (b), as applicable, that is attributable to such Newly Stabilized Property multiplied by 4, divided by the Capitalization Rate (but in no event less than zero); plus

(f) with respect to any Newly Stabilized Property that, at such time, has been a Newly Stabilized Property for at least two full fiscal quarters but less than three full fiscal quarters, an amount equal to the portion of EBITDA for the most recent period of two full consecutive fiscal quarters ended on or prior to such time (taken as one accounting period) in respect of which financial statements for such each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 7.1(a) or (b), as applicable, that is attributable to such Newly Stabilized Property multiplied by 2, divided by the Capitalization Rate (but in no event less than zero); plus

(g) with respect to any Newly Stabilized Property that, at such time, has been a Newly Stabilized Property for at least three full fiscal quarters but less than four full fiscal quarters, an amount equal to the portion of EBITDA for the most recent period of three full consecutive fiscal quarters ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 7.1(a) or (b), as applicable, that is attributable to such Newly Stabilized Property multiplied by 4/3, divided by the Capitalization Rate (but in no event less than zero); plus

(h) with respect to any business managed by the Issuer or any Subsidiary and any business operated by the Issuer or any Subsidiary as part of such Person’s transportation business segment, in each case, to the extent such business is permitted under Section 10.3, the sum of the portion of EBITDA attributable to each such business for the most recently ended Reference Period multiplied by 8.0;

provided that (1) not more than 30% of the Total Asset Value at any time may be attributable to Real Property located in Specified Jurisdictions other than the United States, with any excess over such limit being excluded from the Total Asset Value, (2) not more than 25% of the Total Asset Value at any time may be attributable to, without duplication, (i) Development Properties and (ii) Real Properties that are owned or operated by a Person that is not a Wholly-Owned Subsidiary of the Company, with any excess over such limit being excluded from the Total Asset Value and (3) not more than 15% of the Total Asset Value at any time may be attributable to Development Properties, with any excess over such limit being excluded from the Total Asset Value.

“Total Indebtedness” means, without duplication, all Indebtedness of the Parent Guarantor and its consolidated Subsidiaries.

“Total Leverage Ratio” means, at any time, the ratio of (a) Total Indebtedness at such time to (b) Total Asset Value at such time.

“Total Secured Indebtedness Ratio” means, at any time, the ratio of (a) Consolidated Secured Indebtedness at such time to (b) Total Asset Value at such time.

“Total Unsecured Indebtedness” means, at any time, the portion of Total Indebtedness that is not Secured Indebtedness.

“Unconsolidated Affiliate” means, in respect of any Person, any other Person in whom such Person holds an investment in Capital Stock, which investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person.

“United States” means the United States of America.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“Unsecured Debt Service Coverage Ratio” means, as of the last day of any Reference Period, the ratio of (a) an amount equal to the portion of EBITDA attributable to all Qualified Assets for such Reference Period to (b) the Interest Expense attributable to Total Unsecured Indebtedness for such Reference Period.

“Unsecured Indebtedness to Qualified Assets Ratio” means, at any time, the ratio of (a) Total Unsecured Indebtedness at such time to (b) the Aggregate Qualified Asset Amount at such time.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Capital Stock of which (other than director’s qualifying shares and nominal holdings) are owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

FORM OF SERIES D NOTE

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

1.62% SERIES D GUARANTEED SENIOR NOTE DUE JANUARY 7, 2031

No. DR-___	, 20
€_______	PPN 03063# AD6

FOR VALUE RECEIVED, the undersigned, AMERICOLD REALTY OPERATING PARTNERSHIP, L.P. (herein called the “Issuer”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ EUROS (or so much thereof as shall not have been prepaid) on January 7, 2031 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 1.62% per annum from the date hereof, payable semiannually, on the 7th day of January and July in each year, commencing [with the January 7th or July 7th next succeeding the date hereof]*, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Swap Breakage Loss, at a rate per annum from time to time equal to the greater of (i) 3.62% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in Frankfurt, Germany as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in Euros (except to the extent set forth in the Note Agreement) at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guaranty Agreement, dated as of December 30, 2020 (as from time to time amended, the “Note Agreement”), among the Issuer, Americold Realty Trust and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (a) agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement and (b) made the representation set forth in Section 6.3 of the Note Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Agreement.

*	Bracketed language to be replaced with “on July 7, 2021” for all Series D Notes issued on or prior to July 7, 2021.

SCHEDULE 1(d)

(to Note and Guaranty Agreement)

This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount and any Swap Breakage Loss) and with the effect provided in the Note Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

By
Name
Title

SCH 1(d)-2

FORM OF SERIES E NOTE

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

1.65% SERIES E GUARANTEED SENIOR NOTE DUE JANUARY 7, 2033

No. ER-___	, 20
€_______	PPN 03063# AE4

FOR VALUE RECEIVED, the undersigned, AMERICOLD REALTY OPERATING PARTNERSHIP, L.P. (herein called the “Issuer”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ EUROS (or so much thereof as shall not have been prepaid) on January 7, 2033 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 1.65% per annum from the date hereof, payable semiannually, on the 7th day of January and July in each year, commencing [with the January 7th or July 7th next succeeding the date hereof]*, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Swap Breakage Loss, at a rate per annum from time to time equal to the greater of (i) 3.65% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in Frankfurt, Germany as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in Euros (except to the extent set forth in the Note Agreement) at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guaranty Agreement, dated as of December 30, 2020 (as from time to time amended, the “Note Agreement”), among the Issuer, Americold Realty Trust and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (a) agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement and (b) made the representation set forth in Section 6.3 of the Note Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Agreement.

*	Bracketed language to be replaced with “on July 7, 2021” for all Series E Notes issued on or prior to July 7, 2021.

SCHEDULE 1(e)

(to Note and Guaranty Agreement)

This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount and any Swap Breakage Loss) and with the effect provided in the Note Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

By
Name
Title

SCH 1(e)-2

FORM OF OPINION OF SPECIAL COUNSEL

TO THE CONSTITUENT COMPANIES AND THE SUBSIDIARY GUARANTORS

The closing opinions of King & Spalding LLP, counsel to the Constituent Companies and the Subsidiary Guarantors, Venable LLP, Maryland counsel to the Constituent Companies and the Subsidiary Guarantors, Stewart McKelvey, Nova Scotia counsel to the Constituent Companies and the Subsidiary Guarantors, K&L Gates, Australian counsel to the Constituent Companies and the Subsidiary Guarantors, and Anthony Harper, New Zealand counsel to the Constituent Companies and the Subsidiary Guarantors, which are called for by Section 4.4(a) of the Agreement, shall be dated the date of the Closing and addressed to each Purchaser, shall be satisfactory in scope and form to each Purchaser and shall be collectively to the effect that:

1. The Issuer is a limited partnership duly organized and validly existing and in good standing under the laws of Delaware and has the limited partnership power and authority to conduct its business as currently conducted and currently proposed to be conducted, to execute and deliver the Agreement and the Notes and to perform the provisions thereof. The Parent Guarantor is a real estate investment trust duly organized and validly existing and in good standing under the laws of Maryland and has the trust power and authority to conduct its business as currently conducted and currently proposed to be conducted, to execute and deliver the Agreement and to perform the provisions thereof. Each Subsidiary Guarantor is a corporation or other entity duly organized and validly existing and in good standing under the laws of the State of its organization and has the corporate or other power and authority to conduct its business as currently conducted and currently proposed to be conducted, to execute and deliver the Subsidiary Guaranty Agreement and the Notes and to perform the provisions thereof.

2. The Agreement has been duly authorized, executed and delivered by the Issuer and the Parent Guarantor and constitutes a legal, valid and binding agreement of the Issuer and the Parent Guarantor, enforceable against the Issuer and the Parent Guarantor in accordance with its terms. The Subsidiary Guaranty Agreement has been duly authorized, executed and delivered by each Subsidiary Guarantor and constitutes a legal, valid and binding agreement of each Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

3. The Notes being issued at the Closing have been duly authorized, executed and delivered by the Issuer and constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

4. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Issuer of the Agreement or the Notes, (b) the Parent Guarantor of the Agreement or (c) any Subsidiary Guarantor of the Subsidiary Guaranty Agreement.

5. It was not necessary in connection with the offering, sale and delivery of the Notes being issued at the Closing or the delivery of the Parent Guaranty, under the circumstances contemplated by the Agreement, to register said Notes or the Parent Guaranty under the Securities Act of 1933 or to qualify an indenture in respect of the Notes or the Parent Guaranty under the Trust Indenture Act of 1939.

SCHEDULE 4.4(a)

(to Note and Guaranty Agreement)

6. The execution, delivery and performance by (a) the Issuer of the Agreement and the Notes, (b) the Parent Guarantor of the Agreement and (c) each Subsidiary Guarantor of the Subsidiary Guaranty Agreement do not and will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent Guarantor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations, by-laws or other constituent document or any other agreement or instrument to which the Parent Guarantor or any Subsidiary is bound or by which the Parent Guarantor or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Parent Guarantor or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent Guarantor or any Subsidiary.

7. None of the Parent Guarantor, the Issuer or any Subsidiary Guarantor is required to register as an “investment company” under the Investment Company Act of 1940.

8. None of the transactions contemplated by the Agreement (including, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Regulation T, U or X of the Board of Governors of the United States Federal Reserve System, 12 CFR, Part 220, Part 221 and Part 224, respectively.

[Include the following opinions for non-U.S. Subsidiary Guarantors:

9. No stamp, documentary, registration or similar tax in or of [SUBSIDIARY GUARANTOR’S JURISDICTION] will be incurred by any Purchaser or by the Subsidiary Guarantor as a result of the execution or delivery of the Subsidiary Guaranty Agreement or, assuming you are resident in the United States and are not engaged in business in [SUBSIDIARY GUARANTOR’S JURISDICTION], as a result of the performance or enforcement of the Subsidiary Guaranty Agreement.

10. Assuming you do not otherwise have a presence in [SUBSIDIARY GUARANTOR’S JURISDICTION], you will not be deemed to be domiciled or resident in [SUBSIDIARY GUARANTOR’S JURISDICTION] for tax purposes or carrying on business in [SUBSIDIARY GUARANTOR’S JURISDICTION] solely by reason of the making and performance or enforcement of the Subsidiary Guaranty Agreement by the Subsidiary Guarantor.

11. A final judgment properly obtained in any court of the State of New York or any federal court in the United States located in the Borough of Manhattan, The City of New York, in respect of any suit, action or proceeding arising out of or relating to the Subsidiary Guaranty Agreement will be given conclusive effect by the courts in [SUBSIDIARY GUARANTOR’S JURISDICTION] without reexamination of the substantive matters thereby adjudicated.

SCH 4.4(a)-2

12. The choice of law of the State of New York as the governing law of the Subsidiary Guaranty Agreement is a valid choice of law. In addition, the submission to the jurisdiction of any court of the State of New York sitting in the Borough of Manhattan or of the United States for the Southern District of New York by the Subsidiary Guarantor is valid and binding on the Subsidiary Guarantor.

13. To ensure the legality, validity, enforceability or admissibility in evidence of the Subsidiary Guaranty Agreement it is not necessary that such document be filed or recorded with any Governmental Authority in [SUBSIDIARY GUARANTOR’S JURISDICTION].

14. It is not necessary under the laws of [SUBSIDIARY GUARANTOR’S JURISDICTION] in order to enable any Person to enforce its rights under the Subsidiary Guaranty Agreement that such Person be licensed, qualified or otherwise entitled to carry on business in [SUBSIDIARY GUARANTOR’S JURISDICTION].

15. The Subsidiary Guarantor is subject to the relevant commercial law and civil law of [SUBSIDIARY GUARANTOR’S JURISDICTION], and is generally subject to suit, and neither the Subsidiary Guarantor nor any of its properties enjoys any right of immunity from any judicial proceedings.]

The opinions of King & Spalding LLP, Venable LLP, Stewart McKelvey, K&L Gates and Anthony Harper shall collectively cover such other matters relating to the sale of the Notes as any Purchaser may reasonably request, shall be subject to customary qualifications and assumptions for opinions of similar purpose and shall each provide that (i) subsequent holders of the Notes may rely upon such opinion and (ii) such opinion may be provided to Governmental Authorities including the National Association of Insurance Commissioners. With respect to matters of fact on which such opinions are based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Constituent Companies and the Subsidiary Guarantors.

SCH 4.4(a)-3

FORM OF OPINION OF SPECIAL COUNSEL

FOR THE PURCHASERS

The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1. The Issuer is a limited partnership in good standing under the laws of the State of Delaware.

2. The Parent Guarantor is a real estate investment trust in good standing under the laws of the State of Maryland.

3. The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Issuer enforceable against the Issuer in accordance with their respective terms.

4. The Agreement constitutes the legal, valid and binding contract of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms.

5. The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by the Agreement, and on the basis of the representations made by the Constituent Companies in Section 5.13 of the Agreement and by the Purchasers in Section 6.1 of the Agreement, do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939.

The opinion of Schiff Hardin LLP shall also state that the opinions of King & Spalding LLP, Venable LLP, Stewart McKelvey, K&L Gates and Anthony Harper are satisfactory in scope and form to Schiff Hardin LLP and that, in its opinion, the Purchasers are justified in relying thereon.

The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the federal laws of the United States.

With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Issuer and the Parent Guarantor and upon representations of the Issuer, the Parent Guarantor and the Purchasers delivered in connection with the issuance and sale of the Notes.

SCHEDULE 4.4(b)

(to Note and Guaranty Agreement)

DISCLOSURE MATERIALS

Private Placement Memorandum dated October 2020

Annual Report on Form 10-K for the fiscal year ended December 31, 2017

Annual Report on Form 10-K for the fiscal year ended December 31, 2018

Annual Report on Form 10-K for the fiscal year ended December 31, 2019

Quarterly Report on Form 10-Q for the fiscal year ended March 31, 2020

Quarterly Report on Form 10-Q for the fiscal year ended June 30, 2020

Quarterly Report on Form 10-Q for the fiscal year ended September 30, 2020

Current Reports on Form 8-K filed with the SEC on October 13, 2020, October 16, 2020, November 5, 2020, November 12, 2020, November 16, 2020, November 17, 2020, and November 30, 2020

SCHEDULE 5.3

(to Note and Guaranty Agreement)

SUBSIDIARIES OF THE PARENT GUARANTOR AND

OWNERSHIP OF SUBSIDIARY STOCK; AFFILIATES; DIRECTORS AND SENIOR OFFICERS

(i) Subsidiaries:

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
3333493 Nova Scotia Company	Canada	Nova Cold Logistics, ULC	100%	No

Agro Merchants UK LLP	United Kingdom	Project London Buyer 1, LLC	100%	No

Agro Merchants North America Holdings, LLC	Delaware	Project London Buyer 1, LLC	100%	No

Agro Merchants NAI Holdings, LLC	Delaware	Agro Merchants North America Holdings, LLC	100%	No

Agro Merchants Oakland, LLC	Delaware	Lucca NewCo, LLC	100%	No

Agro Merchants Carson, LLC	Delaware	Agro Merchants NAI Holdings, LLC	100%	No

Agro Merchants Texas, LLC	Delaware	Agro Merchants NAI Holdings, LLC	100%	No

Agro Charleston, LLC	Delaware	Agro Merchants NAI Holdings, LLC	100%	No

Agro Merchants European Intermediate Holdings S.a.r.l	Luxembourg	Americold Netherlands B.V.	100%	No

SCHEDULE 5.4

(to Note and Guaranty Agreement)

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
Agro Merchants European Holdings S.a.r.l	Luxembourg	Agro Merchants European Intermediate Holdings B.V.	100%	No

Agro Merchants European Holdings II S.a.r.l	Luxembourg	Agro Merchants European Holdings S.a.r.l	100%	No

Agro Merchants Ireland Limited	Ireland	Agro Merchants European Holdings S.a.r.l	100%	No

Argo Merchants Ireland Properties Limited (Ireland)	Ireland	Agro Merchants Ireland Limited	100%	No

Agro Merchants Lough Egish Limited (Ireland)	Ireland	Agro Merchants Ireland Properties Limited	100%	No

Agro Merchants Castleblayney Limited (Ireland)	Ireland	Novacom Limited	100%	No

Agro Merchants IR RE Holdco Limited	Ireland	Agro Merchants Ireland Properties Limited	100%	No

Agro Merchants Dublin Holdings Limited	Ireland	Agro Merchants Ireland Properties Limited	100%	No

Agro Merchants Dublin RE Limited	Ireland	Agro Merchants Dublin Holdings Limited	100%	No

Agro Merchants Dublin Transport Limited	Ireland	Agro Merchants Ireland Limited	100%	No

SCH 5.4-2

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
Agro Merchants Holdings UK limited	Northern Ireland	Agro Merchants European Holdings S.a.r.l	100%	No

Agro Merchants Whitchurch Ltd	United Kingdom	Agro Merchants Holdings UK Limited	100%	No

Agro Merchants Dublin Transport Limited	Ireland	Agro Merchants Holdings UK Limited	100%	No

Agro Merchants Lurgan Warehousing LTD	Northern Ireland	Agro Merchants Holdings UK Limited	100%	No

Agro Merchants Lurgan Transport LTD	Northern Ireland	Agro Merchants Holdings UK Limited	100%	No

Agro Merchants Netherlands B.V.	Netherlands	Agro Merchants European Holdings S.a.r.l	100%	No

Agro Merchants Westland Holding B.V.	Netherlands	Agro Merchants Netherlands B.V.	100%	No

Agro Merchants Barneveld Packaging B.V.	Netherlands	Beheermaatschappij Assemblage B.V.	100%	No

Agro Merchants Barneveld Warehousing B.V.	Netherlands	Beheermaatschappii Hathoorn B.V.	100%	No

Agro Merchants Urk B.V.	Netherlands	Coldstore Netherlands B.V.	100%	No

Agro Merchants Maasvlakte B.V.	Netherlands	Coldstore Netherlands B.V.	100%	No

Agro Merchants Rotterdam Warehousing B.V.	Netherlands	Agro Merchants Netherlands B.V.	100%	No

SCH 5.4-3

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
Agro Merchants Rotterdam Stevedoring B.V.	Netherlands	Agro Merchants Netherlands B.V.	100%	No

Agro Merchants Rotterdam Packaging B.V.	Netherlands	Agro Merchants Netherlands B.V.	100%	No

Agro Merchants Westland Warehousing B.V.	Netherlands	Agro Merchants Westland Holdings B.V.	100%	No

Agro Merchants Wien Holdings GMBH	Austria	Agro Merchants European Holdings S.a.r.l	100%	No

Agro Merchants Wien GMBH	Austria	Agro Merchants Wien Holdings GMBH	100%	No

Agro Merchants Spain S.A.U.	Spain	Agro Merchants European Holdings S.a.r.l	100%	No

Agro Merchants Algeciras, S.L.U.	Spain	Agro Merchants Spain S.A.U.	100%	No

Agro Merchants Barcelona Santa Perpetua S.A.U.	Spain	Agro Merchants Spain S.A.U.	100%	No

Agro Merchants Valencia, S.L.U.	Spain	Agro Merchants Spain S.A.U.	100%	No

Agro Merchants Barcelona-Palau, S.A.U.	Spain	Agro Merchants Spain S.A.U.	100%	No

Agro Merchants Portugal, SGPS, S.A.	Portugal	Agro Merchants European Holdings II, S.a.r.l	100%	No

SCH 5.4-4

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
Agro Merchants Lisboa Transport Unipessoal, Lda	Portugal	Agro Merchants Lisboa Transport Unipressoal Lda	100%	No

Agro Merchants Porto Warehousing, S.A.	Portugal	Agro Merchants Portugal, SGPS, S.A.	100%	No

Agro Merchants Leixoes Unipessoal LDA	Portugal	Agro Merchants Portugal, SGPS, S.A	100%	No

Agro Merchants Sines, Unipessoal LDA	Portugal	Agro Merchants Portugal, SGPS, S.A	100%	No

Agro Merchants Lisboa Warehousing S.A.	Portugal	Agro Merchants Lisboa Transport Unipessoal, Lda	100%	No

Agro Merchants Poland Holdngs sp. z o.o.	Poland	Agro Merchants European Holdings II S.a.r.l	100%	No

Agro Merchants Gdansk sp z o.o	Poland	Agro Merchants Poland Holdngs sp. z o.o.	100%	No

Agro Merchants LATAM Holdings S.a.r.l	Luxembourg	Americold Netherlands B.V.	100%	No

Agro Merchants APAC S.a.r.l	Luxembourg	Agro Merchants European Intermediate Holdings S.a.r.l	100%	No

Agro Merchants APAC B.V.	Luxembourg	Agro Merchants APAC S.a.r.l	100%	No

SCH 5.4-5

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
AM Aus Holdco Pty Limited	Australia	Agro Merchants APAC B.V.	100%	No

Americold Acquisition Partnership GP LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

Americold Acquisition, LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

Americold Australia PTY Ltd.	Australia	Icicle Australia Property PTY Limited	100%	No

Americold Australia Realty Trust	Australia	Icecap Australia MIT Holding, LLC	99%	No

Americold Australia Realty Trust	Australia	ART Icecap Holdings LLC	1%	No

Americold Australian Holdings PTY Ltd.	Australia	Icecap Properties AU LLC	100%	No

Americold Australian Logistics PTY Ltd.	Australia	Americold Logistics Limited	100%	Yes

Americold Brisbane Realty Trust	Australia	Americold Australia Realty Trust	100%	No

Americold Chambersburg Holding, LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

Americold Clearfield Opco, LLC	Delaware	Americold Logistics, LLC	100%	No

SCH 5.4-6

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
Americold Clearfield Propco, LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

Americold Food Logistics PTY Ltd.	Australia	Americold Logistics Limited	100%	No

Americold Hawkeye Blocker, GP, LLC	Delaware	Americold Hawkeye Parent, LLC	100%	No

Americold Hawkeye Parent, LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

Americold Investments PTY Ltd.	Australia	Americold Australia PTY LTD	100%	No

Americold Logistics Hong Kong Limited	China	ART AL Holding LLC	100%	No

Americold Logistics Limited	Australia	Americold Australia PTY LTD	100%	No

Americold Logistics Services NZ Ltd.	New Zealand	Americold NZ Limited	100%	No

Americold Logistics, LLC	Delaware	ART AL Holding LLC	100%	Yes

Americold Melbourne Realty Trust	Australia	Americold Australia Realty Trust	100%	No

Americold Middleboro Opco, LLC	Delaware	Americold Logistics, LLC	100%	No

Americold Middleboro Propco, LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

Americold Nebraska Leasing LLC	Nebraska	Americold Logistics, LLC	100%	No

SCH 5.4-7

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
Americold Netherlands B.V.	Netherlands	Americold Netherlands Holdco B.V.	100%	No

Americold Netherlands Finco B.V.	Netherlands	Americold Netherlands Holdco B.V.	100%	No

Americold Netherlands Holdco B.V.	Netherlands	Project London Purchaser 2, LLC	100%	No

Americold Nova Cold Holdings, L.P.	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

Americold Nova Cold Holdings, L.P.	Delaware	Americold Nova Cold Holdings II, LLC	0%	No

Americold Nova Cold Holdings II, LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

Americold NZ Limited	New Zealand	Icicle NZ Property Limited	100%	No

Americold Propco Phoenix Van Buren LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

Americold Property PTY Ltd.	Australia	Americold Australian Holdings PTY Ltd.	100%	No

AmeriCold Real Estate, L.P.	Delaware	Americold Realty Operating Partnership, L.P.	99% LP	Yes

AmeriCold Real Estate, L.P.	Delaware	Americold Realty LLC	1% GP	Yes6

SCH 5.4-8

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
Americold Realty Australia Management Pty Ltd	Australia	Americold Australian Holdings Pty. Ltd.	100%	No

Americold Realty Hong Kong Limited	Hong Kong	Americold Realty Operating Partnership, L.P.	100%	No

Americold Realty LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

Americold Realty Operating Partnership, L.P.	Delaware	Americold Realty Trust	99% GP	No

Americold Realty Operating Partnership, L.P.	Delaware	Americold Realty Operations, Inc.	1% LP	No

Americold Realty Operations, Inc.	Delaware	Americold Realty Trust	100%	Yes

Americold Realty State Management Pty Ltd.	Australia	Americold Realty Australia Management Pty Ltd	100%	No

Americold San Antonio Propco, LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

Americold NB PTY Ltd.	Australia	Americold Logistics Limited	100%	No

Americold Sydney Realty Trust	Australia	Americold Australia Realty Trust	100%	No

Americold TRS Parent, LLC	Delaware	Cloverleaf Cold Storage, LLC	18.62%	Yes

SCH 5.4-9

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
Americold TRS Parent, LLC	Delaware	Americold Realty Operating Partnership, L.P.	81.38%	Yes

Americold Transportation Services, LLC	Delaware	ART AL Holding LLC	100%	No

Americold Transportation, LLC	Delaware	ART Mortgage Borrower Opco 2010 – 5 LLC	100%	No

AM NL RE Holdco 1 B.V.	Netherlands	Agro Merchants Westland Holdings B.V.	100%	No

AM NL RE Holdco 2 B.V.	Netherlands	Agro Merchants Netherlands B.V.	100%	No

AM UK RE Holdco Limited	Northern Ireland	Agro Merchants Holdings UK Limited	100%	No

AMLOG Canada Inc.	Canada	Americold Logistics, LLC	100%	No

ART AL Holding LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	Yes

ART Icecap Holdings LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

ART Leasing LLC	Delaware	AmeriCold Logistics, LLC	100%	No

ART Manager L.L.C.	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

ART Mezzanine Borrower Opco 2013 LLC	Delaware	ART Second Mezzanine Borrower Opco 2013 LLC	100%	No

SCH 5.4-10

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
ART Mezzanine Borrower Propco 2013 LLC	Delaware	ART Second Mezzanine Borrower Propco 2013 LLC	100%	No

ART Mortgage Borrower GP LLC	Delaware	ART First Mezzanine Borrower, L.P.	100%	No

ART Mortgage Borrower Opco 2006-1A L.P.	Delaware	AmeriCold Logistics, LLC	99.9% LP	No

ART Mortgage Borrower Opco 2006-1A L.P.	Delaware	ART Mortgage Borrower Opco GP 2006-1A LLC	0.1% GP	No

ART Mortgage Borrower Opco 2006-1B L.P.	Delaware	AmeriCold Logistics, LLC	99.9% LP	No

ART Mortgage Borrower Opco 2006-1B L.P.	Delaware	ART Mortgage Borrower Opco GP 2006-1B LLC	0.1% GP	No

ART Mortgage Borrower Opco 2006-1C L.P.	Delaware	AmeriCold Logistics, LLC	99.9% LP	No

ART Mortgage Borrower Opco 2006-1C L.P.	Delaware	ART Mortgage Borrower Opco GP 2006-1C LLC	0.1% GP	No

ART Mortgage Borrower Opco 2006-2 L.P.	Delaware	ART First Mezzanine Borrower Opco 2006-2 L.P.	99.9% LP	No

ART Mortgage Borrower Opco 2006-2 L.P.	Delaware	ART MORTGAGE BORROWER OPCO GP 2006-2 LLC	0.1% GP	No

ART Mortgage Borrower Opco 2010 -4 LLC	Delaware	AmeriCold Logistics, LLC	100%	No

SCH 5.4-11

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
ART Mortgage Borrower Opco 2010 -5 LLC	Delaware	Versacold Atlas Logistics Services USA LLC	100%	No

ART Mortgage Borrower Opco 2010 -6 LLC	Delaware	Versacold Texas, L.P.	100%	No

ART Mortgage Borrower Opco 2013 LLC	Delaware	ART Mezzanine Borrower Opco 2013 LLC	100%	No

ART Mortgage Borrower Opco GP 2006-1A LLC	Delaware	AmeriCold Logistics, LLC	100%	No

ART Mortgage Borrower Opco GP 2006-1B LLC	Delaware	AmeriCold Logistics, LLC	100%	No

ART Mortgage Borrower Opco GP 2006-1C LLC	Delaware	AmeriCold Logistics, LLC	100%	No

ART MORTGAGE BORROWER OPCO GP 2006-2 LLC	Delaware	ART First Mezzanine Borrower Opco 2006-2 L.P.	100%	No

ART Mortgage Borrower Propco 2006-1A L.P.	Delaware	Americold Realty Operating Partnership, L.P.	99.9% LP	No

ART Mortgage Borrower Propco 2006-1A L.P.	Delaware	ART Mortgage Borrower Propco GP 2006-1A LLC	0.1% GP	No

ART Mortgage Borrower Propco 2006-1B L.P.	Delaware	Americold Realty Operating Partnership, L.P.	99.9% LP	No

SCH 5.4-12

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
ART Mortgage Borrower Propco 2006-1B L.P.	Delaware	ART Mortgage Borrower Propco GP 2006-1B LLC	0.1% GP	No

ART Mortgage Borrower Propco 2006-1C L.P.	Delaware	Americold Realty Operating Partnership, L.P.	99.9% LP	No

ART Mortgage Borrower Propco 2006-1C L.P.	Delaware	ART Mortgage Borrower Propco GP 2006-1C LLC	0.1% GP	No

ART Mortgage Borrower Propco 2006-2 L.P.	Delaware	ART First Mezzanine Borrower Propco 2006-2 L.P.	99.9% LP	No

ART Mortgage Borrower Propco 2006-2 L.P.	Delaware	ART MORTGAGE BORROWER PROPCO GP 2006-2 LLC	0.1% GP	No

ART Mortgage Borrower Propco 2010 -4 LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

ART Mortgage Borrower Propco 2010 -5 LLC	Delaware	Versacold Logistics, LLC	100%	No

ART Mortgage Borrower Propco 2010 -6 LLC	Delaware	Versacold Texas, L.P.	100%	No

ART Mortgage Borrower Propco 2013 LLC	Delaware	ART Mezzanine Borrower Propco 2013 LLC	100%	No

SCH 5.4-13

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
ART Mortgage Borrower Propco GP 2006-1A LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

ART Mortgage Borrower Propco GP 2006-1B LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

ART Mortgage Borrower Propco GP 2006-1C LLC	Delaware	Americold Realty Operating Partnership, L.P	100%	No

ART MORTGAGE BORROWER PROPCO GP 2006-2 LLC	Delaware	ART First Mezzanine Borrower Propco 2006-2 L.P.	100%	No

ART Mortgage Borrower, L.P.	Delaware	ART First Mezzanine Borrower, L.P.	99.9% LP	No

ART Mortgage Borrower, L.P.	Delaware	ART Mortgage Borrower GP LLC	0.1% GP	No

ART Second Mezzanine Borrower Opco 2013 LLC	Delaware	ART Third Mezzanine Borrower Opco 2013 LLC	100%	No

ART Second Mezzanine Borrower Propco 2013 LLC	Delaware	ART Third Mezzanine Borrower Propco 2013 LLC	100%	No

ART Third Mezzanine Borrower Opco 2013 LLC	Delaware	AmeriCold Logistics, LLC	100%	No

SCH 5.4-14

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
ART Third Mezzanine Borrower Propco 2013 LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

Atlas Cold Storage Logistics LLC	Minnesota	Versacold Atlas Logistics Services USA LLC	100%	No

Atlas Logistics Group Retail Services (Atlanta) LLC	Delaware	Atlas Cold Storage Logistics LLC	100%	No

Atlas Logistics Group Retail Services (Denver) LLC	Minnesota	Atlas Cold Storage Logistics LLC	100%	No

Atlas Logistics Group Retail Services (Phoenix) LLC	Delaware	Atlas Cold Storage Logistics LLC	100%	No

Atlas Logistics Group Retail Services (Roanoke) LLC	Delaware	Atlas Cold Storage Logistics LLC	100%	No

Atlas Logistics Group Retail Services (Shelbyville) LLC	Delaware	Atlas Cold Storage Logistics LLC	100%	No

BCP VII Chiller 892/U.S. T-E Feeder, L.P.	Delaware	Americold Hawkeye Parent, LLC	99%	No

BCP VII Chiller 892/U.S. T-E Feeder, L.P.	Delaware	Americold Hawkeye Blocker GP, LLC	1%	No

Barneveld RE B.V.	Netherlands	AM NL RE Holdco 2 B.V.	100%	No

SCH 5.4-15

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
Beheermaatschappij Assemblage B.V.	Netherlands	Harthoorn Beheer B.V.	100%	No

Beheermaatschappij Harthoorn B.V.	Netherlands	Harthoorn Beheer B.V.	100%	No

Blockchain Transport, LLC	Arkansas	Zero Mountain Logistics, LLC	100%	No

CCS Realty Property Owner LLC	Delaware	CCS Realty Mezz A LLC	100%	No

CCS Realty, LLC	Iowa	Cloverleaf Cold Storage, LLC	100%	No

Chambersburg Cold Storage, LLC	Maryland	Americold Chambersburg Holding, LLC	100%	Yes

Cloverleaf Cold Storage Co., LLC	Ohio	Cloverleaf Cold Storage Iowa Co.	7.1%	No

Cloverleaf Cold Storage Co., LLC	Ohio	Cloverleaf Cold Storage, LLC	92.9%	No

Cloverleaf Cold Storage Iowa Co.	Iowa	Americold TRS Parent, LLC	100%	No

Cloverleaf Cold Storage, LLC	Delaware	BCP VII Chiller 892/U.S. T-E Feeder, LP	100%	No

Coldstore Netherlands B.V.	Netherlands	Agro Merchants Netherlands B.V.	100%	No

SCH 5.4-16

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
Cold Logic ULC	British Columbia, Canada	AMLOG Canada Inc.	100%	No

Doboy Cold Stores Pty Ltd	Australia	AM Aus Holdco Pty Limited	100%	No

Europe Total Logistics B.V.	Netherlands	Harthoorn Beheer B.V.	100%	No

F.I.G.I. Frigoriferi Industriali Gestione Integrata	Italy	Agro Merchants Spain S.A.U.	100%	No

G.F. Storage, LLC	Minnesota	Americold Logistics, LLC	100%	No

Harthoorn Beheer B.V.	Netherlands	Agro Merchants Netherlands B.V.	100%	No

Icecap Australia MIT Holding LLC	Delaware	Americold Realty Trust	100%	No

Icecap Australia Realty Trust	Australia	Icecap Australia MIT Holding LLC	99%	No

Icecap Australia Realty Trust	Australia	ART Icecap Holdings LLC	1%	No

Icecap Properties AU LLC	Delaware	ART Icecap Holdings LLC	100%	No

Icecap Properties NZ Holdings LLC	Delaware	ART Icecap Holdings LLC	100%	No

Icecap Properties NZ Limited LLC	New Zealand	Icecap Properties NZ Holdings LLC	100%	Yes

Inland Quarries, L.L.C.	Delaware	ART QUARRY TRS LLC	100%	No

SCH 5.4-17

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
KC Underground, L.L.C.	Delaware	AmeriCold Logistics, LLC	100%	No

KCL Equipment Owner LLC	Delaware	KCL Mezz A LLC	100%	No

Keycity Leasing Company	Minnesota	Cloverleaf Cold Storage, LLC	100%	No

LBC Consultores LDA	Portugal	Agro Merchants Porto Warehousing S.A.	19%	No

Lanier Cold Storage, LLC	Georgia	Americold Logistics, LLC	100%	Yes

Lanier Freezer, LLC	Georgia	Americold Realty Operating Partnership, L.P.	100%	No

Lough Egish RE Limited	Ireland	Agro Merchants IR RE Holdings Limited	100%	No

Lucca NewCo, LLC	Delaware	Agro Merchants NAI Holdings, LLC	100%	No

Lucca Freezer & Cold Storage, LLC	New Jersey	Lucca Trucking, LLC	100%	No

Lucca Trucking, LLC	New Jersey	Lucca NewCo, LLC	100%	No

Lurgan RE 1 LTD	Northern Ireland	AM UK RE Holdco Ltd.	100%	No

Lurgan RE 2 LTD	Northern Ireland	AM UK RE Holdco Ltd.	100%	No

Maastvlakte RE B.V.	Netherlands	AM NL RE Holdco 2 B.V.	100%	No

MHG Gateway Properties, LLC	New Jersey	The Mullica Hill Group, LLC	100%	No

SCH 5.4-18

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
MHW Group at Perryville, LLC	Maryland	Americold Realty Operating Partnership, L.P.	100%	Yes

The Mullica Hill Group, LLC	Delaware	Agro Merchants NAI Holdings, LLC	100%	No

Mullica Hill Cold Storage, LLC	Delaware	The Mullica Hill Group, LLC	100%	No

NCS Trucking, LLC	Minnesota	G.F. Storage, LLC	100%	No

Newlook Products, LLC	Georgia	Lanier Cold Storage, LLC		No

Newport-St. Paul Cold Storage	Minnesota	Americold Realty Operating Partnership, L.P.	100%	No

Nordic Cold Storage Holdings II, LLC	Delaware	Agro Merchants NAI Holdings, LLC	100%	No

Nordic Cold Holdings, LLC	Delaware	Nordic Cold Storage Holdings II, LLC	100%	No

Nordic Logistics & Warehousing, LLC	Delaware	Nordic Cold Holdings, LLC	100%	No

Nordic Raleigh Cold Storage LLC	Delaware	Nordic Logistics & Warehousing LLC	100%	No

Nordic Rockmart II Cold Storage, LLC	Delaware	Nordic Logistics & Warehousing LLC	100%	No

Nordic Atlanta Cold Storage, LLC	Delaware	Nordic Logistics & Warehousing LLC	100%	No

SCH 5.4-19

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
Nordic Wilmington Cold Storage LLC	Delaware	Nordic Logistics & Warehousing LLC	100%	No

Nordic Warehouse Services, LLC	Delaware	Nordic Logistics & Warehousing LLC	100%	No

Nordic WS II , LLC	Delaware	Nordic Warehouse Services, LLC	100%	No

Nordic Atlanta Warehouse Services, LLC	Delaware	Nordic Warehouse Services, LLC	100%	No

Nordic Logistic Services, LLC	Delaware	Nordic Warehouse Services, LLC	100%	No

Nordic Nashville, LLC	Delaware	Nordic Warehouse Services, LLC	100%	No

Nordic Savannah, LLC	Delaware	Nordic CS Holdings, LLC	100%	No

Nordic Cold Storage Holdings, LLC	Delaware	Nordic Cold Storage Holdings II, LLC	100%	No

Nordic Savannah II, LLC	Delaware	Nordic CS Holdings, LLC	100%	No

Nordic Savannah III, LLC	Delaware	Nordic CS Holdings, LLC	100%	No

Nova Cold Logistics, ULC	Canada	Americold Nova Cold Holdings, L.P.	100%	Yes

Novacom Limited	Ireland	Agro Merchants Ireland Properties Limited	100%	No

PCL Repacking	New Jersey	Grower Services Acquisition, LLC	100%	No

Portfresh Development, LLC	Delaware	Portfresh Holdings, LLC	100%	No

SCH 5.4-20

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
Portfresh Holdings, LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

Savannah Cold Storage, LLC (d/b/a Portfresh Logistics)	Delaware	Portfresh Holdings, LLC	100%	Yes

Project London Buyer 1, LLC	Delaware	Americold Realty Trust	100%	No

Project London Buyer 2, LLC	Delaware	Americold Realty Operating Partnership, L.P.	100%	No

Sawyers Transport Ireland Limited	Ireland	Agro Merchants Holdings UK Limited	100%	No

Sawyers Distribution (Moy) Limited	Northern Ireland	Agro Merchants Holdings UK Limited	100%	No

Second Street, LLC	Iowa	Cloverleaf Cold Storage, LLC	100%	No

Urk RE B.V.	Netherlands	AM NL RE B.V.	100%	No

URS Real Estate, L.P.	Delaware	Americold Realty Operating Partnership, L.P.	99% LP	No

URS Real Estate, L.P.	Delaware	URS Realty, LLC	1% GP	No

URS Realty, LLC	Delaware	Americold Realty Operating Partnership, L.P	100%	No

VCD Pledge Holdings, LLC	Delaware	Versacold USA, LLC	100%	No

Versacold Atlas Logistics Services USA LLC	Delaware	ART AL Holding LLC	100%	No

SCH 5.4-21

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
Versacold Logistics Argentina SA	Argentina	Americold Logistics Limited	90%	No

Versacold Logistics Argentina SA	Argentina	Americold Storage NB PTY Ltd.	10%	No

Versacold Logistics, LLC	Delaware	Versacold USA, LLC	100%	No

Versacold Midwest LLC	Delaware	Versacold Atlas Logistics Services USA LLC	100%	No

Versacold Northeast Logistics, LLC	Massachusetts	ART AL Holding LLC	100%	No

Versacold Northeast, Inc.	Massachusetts	ART AL Holding LLC	100%	No

Versacold Texas, L.P.	Texas	Versacold USA, LLC	99% LP	No

Versacold Texas, L.P.	Texas	Americold Realty Operating Partnership, L.P.	1% GP	No

Versacold USA, LLC	Delaware	ART Icecap Holdings LLC	100%	Yes

Westland RE B.V.	Netherlands	AM NL RE Holdco 1 B.V.	100%	No

Whitchurch RE LTD	United Kingdom	AM UK RE Holdco Ltd.	100%	No

Woolsey Freight Limited	Northern Ireland	Agro Merchants Lurgan Transport Ltd.	100%	No

Zarantepec S.L.U.	Spain	Agro Merchants Spain S.A.U.	100%	No

Zero Mountain Aviation, LLC	Arkansas	Zero Mountain LLC	100%	No

Zero Mountain Logistics, LLC	Oklahoma	Zero Mountain LLC	100%	No

SCH 5.4-22

Subsidiary	Jurisdiction of Incorporation	Owner	Percentage of Ownership	Subsidiary Guarantor (Yes or No)
Zero Mountain LLC	Arkansas	Cloverleaf Cold Storage, LLC	100%	No

ZM Waco Property Owner LLC	Delaware	ZM Waco Holdco LLC	100%	No

ZMI Leasing,LLC	Oklahoma	Zero Mountain LLC	100%	No

(ii) Unconsolidated Affiliates:

None

(iii) Trustees and Senior Officers of the Parent Guarantor:

Senior Officers

Name	Position
Fred W. Boehler	Chief Executive Officer, President and Trustee
Marc J. Smernoff	Chief Financial Officer and Executive Vice President
Carlos V. Rodriguez	Chief Operating Officer and Executive Vice President
David K. Stuver	Executive Vice President, Supply Chain Solutions
James C. Snyder, Jr.	Chief Legal Officer and Executive Vice President
Thomas C. Novosel	Chief Accounting Officer and Senior Vice President

SCH 5.4-23

James Harron	Executive Vice President and Chief Investment Officer

Sanjay Lall	Executive Vice President and Chief Information Officer

Khara Julien	Executive Vice President and Chief Human Resources Officer

Rob Chambers	Executive Vice President and Chief Commercial Officer

Trustees

Name	Position
George J. Alburger, Jr.	Trustee*
Kelly H. Barrett	Trustee*
Fred Boehler	Trustee
Antonio F. Fernandez	Trustee*
Michelle M. MacKay	Trustee*
James R. Heistand	Trustee*
David J. Neithercut	Trustee*
Mark R. Patterson	Chairman of the Board, Trustee*
Andrew P. Power	Trustee*

•	Independent

(iv) Directors and Senior Officers of the Issuer:

Directors

N/A

SCH 5.4-24

Senior Officers

Officer	Position
Fred W. Boehler	Chief Executive Officer and President
Marc J. Smernoff	Executive Vice President and Chief Financial Officer
James C. Snyder, Jr.	Executive Vice President, General Counsel and Secretary
Russell Scott Henderson	Senior Vice President and Treasurer
Dwight W. Smith	Vice President, Tax
Daniel C. Deckbar	Vice President and Assistant Secretary

SCH 5.4-25

FINANCIAL STATEMENTS

Annual Report on Form 10-K filed with the SEC for the annual period ended December 31, 2017.

Annual Report on Form 10-K filed with the SEC for the annual period ended December 31, 2018.

Annual Report on Form 10-K filed with the SEC for the annual period ended December 31, 2019.

Quarterly Report on Form 10-Q filed with the SEC for the annual period ended March 31, 2020.

Quarterly Report on Form 10-Q filed with the SEC for the annual period ended June 30, 2020.

Quarterly Report on Form 10-Q filed with the SEC for the annual period ended September 30, 2020.

SCHEDULE 5.5

(to Note and Guaranty Agreement)

EXISTING INDEBTEDNESS OF THE PARENT GUARANTOR AND ITS SUBSIDIARIES

(As of September 30, 2020)

Obligor(s)	Creditor	Class	CUSIP or ISIN (if Applicable)	Description of Indebtedness	Interest Rates	Collateral	Final Maturity	Outstanding Principal Amount (9/30/2020)
ART Mortgage Borrower Propco 2013 LLC, ART Mortgage Borrower Opco 2013 LLC	CMBS	A1	46639NAL5	CMBS	3.811% (Mortgage), 7.375% (Mezz A), 11.50% (Mezz B)	15 Facilities	6/1/2023	$ 176,416,000 (Mortgage), $70,000,000 (Mezz A), $32,000,000 (Mezz B)
	CMBS	A2	46639NAM3	CMBS
	CMBS	A3	46639NAN1	CMBS
	CMBS	A4	46639NAP6	CMBS
	CMBS	A5	46639NAQ4	CMBS
	CMBS	ASB	46639NAR2	CMBS
	CMBS	XA	46639NAS0	CMBS
	CMBS	ASB	46639NAU5	CMBS
	CMBS	B	46639NAV3	CMBS
	CMBS	C	46639NAW1	CMBS
	CMBS	D	46639NAX9	CMBS
	CMBS	XC	46639NAA9	CMBS
	CMBS	E	46639NAC5	CMBS
	CMBS	F	46639NAE1	CMBS
	CMBS	NR	46639NAG6	CMBS
	CMBS	R	46639NAJ0	CMBS

SCHEDULE 5.15

(to Note and Guaranty Agreement)

Obligor(s)	Creditor	Class	CUSIP or ISIN (if Applicable)	Description of Indebtedness	Interest Rates	Collateral	Final Maturity	Outstanding Principal Amount (9/30/2020)
Americold Realty Operating Partnership, L.P.[1]

Bank of America, N.A.

JPMorgan Chase Banks, N.A.

Citibank, N.A

Cooperatieve Rabobank U.A., New York Branch

Royal Bank of Canada

Citizens Banks, N.A.

Regions Bank

Truist Bank

U.S. Bank, N.A.

BBVA USA

Goldman Sachs Lending Partners LLC

Morgan Stanley, N.A.

AgCountry Farm Credit Services FLCA

Compeer Financial, PCA

		N/A	03063RAT5 03063RAS7	Term Loan A1 Term Loan A2 Revolver	L+0.95% L+0.95% L+0.85%	None	3/26/2025 (Term Loan A1& A2), 3/26/2024 (Revolver)	$425,000,000 (Term Loan A1), CAD $250,000,000 (Term Loan A2), $800,000,000 (Revolver Commitments, undrawn as of 9/30/2020
Americold Realty Operating Partnership, L.P.[2]	Various Notes	Series A Series B Series C	03063AA2 03063AB0 03063AC8	Private Placement Private Placement Private Placement	4.68% 4.86% 4.10%	None	1/8/2026 1/8/2029 1/8/2030	$200,000,000 $400,000,000 $350,000,000

[1]	Guaranteed as of September 30, 2020 by Americold Realty Trust and the Subsidiary Guarantors.
[2]	Guaranteed as of September 30, 2020 by Americold Realty Trust and the Subsidiary Guarantors.

SCH 5.15-2

Obligor(s)	Creditor	Class	CUSIP or ISIN (if Applicable)	Description of Indebtedness	Interest Rates	Collateral	Final Maturity	Outstanding Principal Amount (9/30/2020)
Various Americold Entities	Various	N/A	N/A	Sale-leaseback Obligations	7.0% - 19.6%	12 Facilities	Various	$113,023,000

Various Americold Entities	Various	N/A	N/A	Capitalized Lease Obligations	5.0% - 9.0%	2 Facilities, Various MHE Equipment	Various	$79,973,000

Various Agro Entities	Various	N/A	N/A	Sale-leaseback Obligations	Various	Various	Various	$74,000,000

Various Agro Entities	Various	N/A	N/A	Capitalized Lease Obligations	Various	Various	Various	$36,000,000

SCH 5.15-3

INFORMATION RELATING TO ORIGINAL SWAP AGREEMENTS

[see attached]

SCHEDULE 8.8

(to Note and Guaranty Agreement)

SCHEDULE INITIAL SWAP AGREEMENT TERMS Trade Date: 10/30/2020 FX(EUR:USD) 1.1695 Swap Effective Date 12/30/2020 Swap Termination Date 1/7/2033 EUR Notional 47,500,000.00 USD Notional 55,551,250.00 Amortisation Schedule n/a EUR Leg EUR Fixed Leg Payer Metropolitan Tower Life Insurance Company [MET] EUR Coupon 1.6500 Payment Dates Rolls on Jan 07 and Jul 07, first roll on July 07, 2021 (unadjusted following) Day Count Basis LIN 30/360 Business Days New York / Target Price n/a USD Leg USD Fixed Leg Payer [BANK] USD Coupon 3.1560 Payment Dates Rolls on Jan 07 and Jul 07, first roll on July 07, 2021 (unadjusted following) Day Count Basis LIN 30/360 Business Days New York / Target Price n/a Initial and Final Exchanges Swap Effective Date MET Pays to BANK USD 55,551,250.00 BANK Pays to MET EUR 47,500,000.00 Swap Termination Date MET Pays to BANK EUR 47,500,000.00 BANK Pays to MET USD 55,551,250.00

SCH 8.8-1

SCHEDULE INITIAL SWAP AGREEMENT TERMS Trade Date: 10/30/2020 FX(EUR:USD) 1.1695 Swap Effective Date 12/30/2020 Swap Termination Date 1/7/2033 EUR Notional 62,500,000.00 USD Notional 73,093,750.00 Amortisation Schedule n/a EUR Leg EUR Fixed Leg Payer Metropolitan Life Insurance Company [MET] EUR Coupon 1.6500 Payment Dates Rolls on Jan 07 and Jul 07, first roll on July 07, 2021 (unadjusted following) Day Count Basis LIN 30/360 Business Days New York / Target Price n/a USD Leg USD Fixed Leg Payer [BANK] USD Coupon 3.1560 Payment Dates Rolls on Jan 07 and Jul 07, first roll on July 07, 2021 (unadjusted following) Day Count Basis LIN 30/360 Business Days New York/Target Price n/a Initial and Final Exchanges Swap Effective Date MET Pays to BANK USD 73,093,750.00 BANK Pays to MET EUR 62,500,000.00 Swap Termination Date MET Pays to BANK EUR 62,500,000.00 BANK Pays to MET USD 73,093,750.00

SCH 8.8-2

SCHEDULE INITIAL SWAP AGREEMENT TERMS Trade Date: 10/30/2020 FX (EUR:USD) 1.1695 Swap Effective Date 12/30/2020 Swap Termination Date 1/7/2033 EUR Notional 15,000,000.00 USD Notional 17,542,500.00 Amortisation Schedule n/a EUR Leg EUR Fixed Leg Payer Metropolitan Tower Life Insurance Company—Separate Account B192 EUR Coupon 1.6500 Payment Dates Rolls on Jan 07 and Jul 07, first roll on July 07, 2021 (unadjusted following) Day Count Basis LIN 30/360 Business Days New York / Target Price n/a USD Leg USD Fixed Leg Payer [BANK] USD Coupon 3.1560 Payment Dates Rolls on Jan 07 and Jul 07, first roll on July 07, 2021 (unadjusted following) Day Count Basis LIN 30/360 Business Days New York / Target Price n/a Initial and Final Exchanges Swap Effective Date MET Pays to BANK USD 17,542,500.00 BANK Pays to MET EUR 15,000,000.00 Swap Termination Date MET Pays to BANK EUR 15,000,000.00 BANK. Pays to MET USD 17,542,500.00

SCH 8.8-3

Form of Swap Description ATHENE ANNUITY & LIFE ASSURANCE COMPANY €15,000,000 / $17,547,000 Trade Date 10/30/2020 FX (EUR:USD) 1.1698 Swap Effective Date 12/30/2020 Swap Termination Date 01/07/2033 EUR Notional €15,000,000 USD Notional $17,547,000 EUR-Leg EUR Fixed Leg Payer: Athene Annuity & Life Assurance Company (the “Purchaser”) Coupon: 1.65% Semi Annual Payment Dates Jan 7th July7th, Note long front stub from Dec 30 to July 7 Day Count Basis 30/360 Business Days New York, London & Atlanta holidays USD Leg USD-Fixed Leg Payer: Bank Counterparty Coupon: 3.156% Semi-annual Payment Dates: Jan 7th/July 7th, Note long front stub from Dec 30 to July 7 Day Count Basis 30/360 Business Days New York, London & Atlanta holidays Initial and Final Exchanges Initial Exchange Bank Counterparty pays the Purchaser €15,000,000. Purchaser pays Bank Counterparty $17,547,000. Bank Counterparty pays Purchaser $17,547,000. Final Exchange Purchaser pays Bank Counterparty €15,000,000.

SCH 8.8-4

Form of Swap Description ATHENE ANNUITY AND LIFE COMPANY €20,000,000 / $23,396,000 Trade Date 10/30/2020 FX (EUR:USD) 1.1698 Swap Effective Date 12/30/2020 Swap Termination Date 01/07/2033 EUR Notional €20.000,000 USD Notional $23,396,000 EUR Leg EUR Fixed Leg Payer: Athene Annuity and Life Company (the “Purchaser’’) Coupon: 1.65% Semi Annual Payment Dates Jan 7th/July 7th, Note long front stub from Dec 30 to July 7 Day Count Basis 30/360 Business Days New York, London & Atlanta holidays USD Leg USD-Fixed Leg Payer: Bank Counterparty Coupon: 3.156% Semi-annual Payment Dates: Jan 7th/July 7th, Note long front stub from Dec 30 to July 7 Day Count Basis 30/360 Business Days New York, London & Atlanta holidays Initial and Final Exchanges Bank Counterparty pays the Purchaser €20,000.000. Purchaser pays Bank Counterparty $23,396,000. Bank Counterparty pays Purchaser $23,396,000. Final Exchange Purchaser pays Bank Counterparty €20,000,000.

SCH 8.8-5

Form of Swap Description JACKSON NATIONAL LIFE INSURANCE COMPANY €10,000,000 / $11,698,000 Trade Date 10/30/2020 FX (EUR:USD) 1.1698 Swap Effective Date 12/30/2020 Swap Termination Date 01/07/2033 EUR Notional €10,000,000 USD Notional $11,698,000 EUR Leg EUR Fixed Leg Payer: Jackson National Life Insurance Company (the “Purchaser”) Coupon: 1.65% Semi Annual Payment Dates Jan 7th/July 7th, Note long front stub from Dec 30 to July 7 Day Count Basis 30/360 Business Days New York, London & Atlanta holidays USD Leg USD-Fixed Leg Payer: Bank Counterparty Coupon: 3.156% Semi-annual Payment Dates: Jan 7th/July 7th, Note long front stub from Dec 30 to July 7 Day Count Basis 30/360 Business Days New York, London & Atlanta holidays Initial and Final Exchanges Bank Counterparty pays the Purchaser €10,000,000. Purchaser pays Bank Counterparty $11,698,000. Bank Counterparty pays Purchaser $11,698,000. Final Exchange Purchaser pays Bank Counterparty €10,000,000.

SCH 8.8-6

Form of Swap Description ATHENE ANNUITY & LIFE ASSURANCE COMPANY €10,000,000/$11,697,000 Trade Date 10/30/2020 FX (EUR:USD) 1.1697 Swap Effective Date 12/30/2020 Swap Termination Date 01/07/2031 Notional €10,000,000 USD Notional $11,697,000 EUR Leg EUR Fixed Leg Payer: Athene Annuity & Life Assurance Company (the “Purchaser”) Coupon: 1.62% Semi Annual Payment Dates Jan 7th/July 7th, Note long front stub from Dec 30 to July 7 Day Count Basis 30/360 Business Days New York, London & Atlanta holidays USD Leg USD-Fixed Leg Payer: Bank Counterparty Coupon: 3.0675% Semi-annual Payment Dates: Jan 7th/July 7th, Note long front stub from Dec 30 to July 7 Day Count Basis 30/360 Business Days New York, London & Atlanta holidays Initial and Final Exchanges Initial Exchange Bank Counterparty pays the Purchaser €10,000,000. Purchaser pays Bank Counterparty $11,697,000. Bank Counterparty pays Purchaser $11,697,000. Final Exchange Purchaser pays Bank Counterparty €10,000,000.

SCH 8.8-7

Form of Swap Description ATHENE ANNUITY AND LIFE COMPANY €10,000,000 / $11,697,000 Trade Date 10/30/2020 FX (EUR:USD) 1.1697 Swap Effective Date 12/30/2020 Swap Termination Date 01/07/2031 EUR Notional €10.000,000 USD Notional $11,697,000 EUR Leg EUR Fixed Leg Payer: Athene Annuity and Life Company (the “Purchaser’’) Coupon: 1.62% Semi Annual Payment Dates Jan 7th/July 7th, Note long front stub from Dec 30 to July 7 Day Count Basis 30/360 Business Days New York, London & Atlanta holidays USD Leg USD-Fixed Leg Payer: Bank Counterparty Coupon: 3.0675% Semi-annual Payment Dates: Jan 7th/July 7th, Note long front stub from Dec 30 to July 7 Day Count Basis 30/360 Business Days New York, London & Atlanta holidays Initial and Final Exchanges Initial Exchange Bank Counterparty pays the Purchaser €10,000,000. Purchaser pays Bank Counterparty $11,697,000. Bank Counterparty pays Purchaser $11.697,000. Final Exchange Purchaser pays Bank Counterparty €10,000,000.

SCH 8.8-8

Form of Swap Description JACKSON NATIONAL LIFE INSURANCE COMPANY €10,000,000/$11,697,000 Trade Date 10/30/2020 FX (EUR:USD) 1.1697 Swap Effective Date 12/30/2020 Swap Termination Date 01/07/2033 EUR Notional €10,000,000 USD Notional $11,697,000 EUR Leg EUR Fixed Leg Payer: Jackson National Life Insurance Company (the “Purchaser”) Coupon: 1.62% Semi Annual Payment Dates Jan 7th/July 7th, Note long front stub from Dec 30 to July 7 Day Count Basis 30/360 Business Days New York, London & Atlanta holidays USD Leg USD-Fixed Leg Payer: Bank Counterparty Coupon: 3.0675% Semi-annual Payment Dates: Jan 7th/July 7th, Note long front stub from Dec 30 to July 7 Day Count Basis 30/360 Business Days New York, London & Atlanta holidays Initial and Final Exchanges Initial Exchange Bank Counterparty pays the Purchaser €10,000,000. Purchaser pays Bank Counterparty $11,697,000. Bank Counterparty pays Purchaser $11,697,000. Final Exchange Purchaser pays Bank Counterparty €10,000,000.

SCH 8.8-9

Swap Description Trade Date: 30th October 2020 FX (EUR:USD) 1.1698 Swap Effective Date 30th December 2020 Swap Termination Date 7th January 2031 EUR Notional EUR 51,000.000.00 USD Notional USD 59,659,800.00 Amortization Schedule N/A EUR Leg EUR Fixed Leg Payers Nationwide Life and Annuity Insurance Company (the “Purchaser”) Coupon 1.62000% Payment Dates The 7th of each January and July, commencing on 7th July 2021 and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention. Day Count Basis 30/360 Business Days New York and TARGET Settlement Day USD Leg USD Fixed Leg Payer Bank Counterparty Coupon 3.07130% Payment Dates The 7th of each January and July, commencing on 7th July 2021 and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention. Day Count Basis 30/360 Business Days New York and TARGET Settlement Day Initial and Final Exchanges Swap Effective Date Bank Counterparty pays the Purchaser EUR 51,000,000.00 Purchaser pays Bank Counterparty USD 59,659,800.00 Swap Termination Date Bank Counterparty pays Purchaser USD 59.659,800.00 Purchaser pays Bank Counterparty EUR 51,000,000.00

SCH 8.8-10

Swap Description New York Life Insurance Company EUR27,100,000    FX (EUR:USD) 1EUR:1.1698USD Swap Effective Date December 30, 2020 Swap Termination Date January 7, 2031 EUR Notional 27,100,000 USD Notional 31,701,580 EUR-Leg EUR Fixed Leg Payer: New York Life Insurance Company Coupon: 1.6200% Semi Annual Payment Dates July 7 and January 7, commencing July 7, 2021 Day Count Basis 30/360. following, unadjusted Business Days New York, TARGET USD-Leg USD-Fixed Leg Payer: Bank counterparty Coupon: 3.0735% Semi-annual Payment Dates: July 7 and January 7, commencing July 7, 2021 Day Count Basis 30/360. following, unadjusted Business Days New York, TARGET

SCH 8.8-11

Swap Description New York Life Insurance and Annuity Corporation EUR22,900,000    FX (EUR:USD) 1EUR:1.1698USD Swap Effective Date December 30, 2020 Swap Termination Date January 7, 2031 EUR Notional 22,900,000 USD Notional 26,788,420 EUR-Leg EUR Fixed Leg Payer: New York Life Insurance and Annuity Corporation Coupon: 1.6200% Semi Annual Payment Dates July 7 and January 7, commencing July 7, 2021 Day Count Basis 30/360. following, unadjusted Business Days New York, TARGET USD Leg USD-Fixed Leg Payer: Bank counterparty Coupon: 3.0735% Semi-annual Payment Dates: July 7 and January 7, commencing July 7, 2021 Day Count Basis 30/360. following, unadjusted Business Days New York, TARGET

SCH 8.8-12

Swap Description Trade Date: October 30, 2020 FX (EUR:USD) 1.1698 Swap Effective Date December 30, 2020 Swap Termination Date January 7, 2031 EUR Notional EUR 50,000,000 USD Notional USD 58,490,000 Amortization Schedule EUR Leg EUR Fixed Leg Payers Principal Life Insurance Company (the “Purchaser”’) Coupon 1.62% Payment Dates Each 7 July, 7 January commencing on 711 July 2021 and ending on the termination date Day Count Basis 30/360 Business Days Target settlement Day, New York USD Leg USD Fixed Leg Payer Bank Counterparty Coupon 3.0735% Payment Dates Each 7 July, 7 January commencing on 7th July 2021 and ending on the termination date Day Count Basis 30/360 Business Days Target settlement Day, New York Initial and Final Exchanges Swap Effective Date Bank Counterparty pays the Purchaser EUR 50,000,000 Purchaser Davs Bank Counteroartv USD 58.490.000 Swap Termination Date Bank Counterparty pays Purchaser USD 58,490,000 Purchaser pays Bank Counterparty EUR 50,000,000 Classification: Internal Use

SCH 8.8-13

Swap Description Trade Date: October 30, 2020 FX (CAD:EUR) 1.555 Swap Effective Date December 30, 2020 Swap Termination Date January 7, 2031 EUR Notional 621,000,000 CAD Notional C$32,661,300 Amortization Schedule N/A EUR Leg EUR Fixed Leg Payers The Canada Life Assurance Company (the “Purchaser”) Coupon 1.62% Payment Dates Refer to Swap Confirm (January 7, July 7) Day Count Basis 30/360 (Unadjusted) Business Days Toronto, New York CAD Leg CAD Fixed Leg Payer National Bank of Canada Coupon 3.22% Payment Dates Refer to Swap Confirm (January 7, July 7) Day Count Basis Actual/365 (Fixed) Business Days Toronto, New York Initial and Final Exchanges Swap Effective Date Bank Counterparty pays the Purchaser €21,000,000 Purchaser pays Bank Counterparty C$32,661,300 Swap Termination Date Bank Counterparty pays Purchaser C$32,661,300 Purchaser pays Bank Counterparty €21,000,000

SCH 8.8-14

Swap Description Trade Date: October 30, 2020 FX (CAD:EUR) 1.555 Swap Effective Date December 30, 2020 Swap Termination Date January 7, 2031 EUR Notional €614.000,000 CAD Notional C$21,774,200 Amortization Schedule N/A EUR Leg EUR Fixed Leg Payers The Canada Life Insurance Company of Canada (the “Purchaser”) Coupon 1.62% Payment Dates Refer to Swap Confinn (January 7, July 7) Day Count Basis 30/360 (Unadjusted) Business Days Toronto, New York CAD Leg CAD Fixed Leg Payer National Bank of Canada Coupon 3.22% Payment Dates Refer to Swap Confinn (January 7, July 7) Day Count Basis Actual/365 (Fixed) Business Days Toronto, New York Initial and Final Exchanges Swap Effective Date Bank Counterparty pays the Purchaser €14,000,000 Purchaser pays Bank Counterparty C$21,774,200 Swap Termination Date Bank Counterparty pays Purchaser C$21,774,200 Purchaser pays Bank Counterparty €14,000,000

SCH 8.8-15

Swap Description Trade Date: 10/30/2020 FX (EUR:USD) 1.1697 Swap Effective Date 12/30/2020 Swap Termination Date 1/7/2033 EUR Notional 44,000,000 USD Notional 51,466,800 Amortization Schedule None EUR Leg EUR Fixed Leg Payers Teachers Insurance and Annuity Association of America (the “Purchaser”) Coupon 1.65% Payment Dates Semi-annually, 7th of January and July Day Count Basis 30/360, Unadjusted Following Business Days NY, Target & London USD Leg USD Fixed Leg Payer Bank Counterparty Coupon 3.1575% Payment Dates Semi-annually, 7th of January and July Day Count Basis 30/360, Unadjusted Following Business Days NY, Target & London Initial and Final Exchanges Swap Effective Date Bank Counterparty pays the Purchaser EUR 44,000,000 Purchaser pays Bank Counterparty USD 51,466,800 Swap Termination Date Bank Counterparty pays Purchaser USD 51,466,800 Purchaser pays Bank Counterparty EUR 44,000.000

SCH 8.8-16

Swap Description Trade Date: 30 October 2020 FX (EUR:USD) 1.62000 Swap Effective Date 30 December 2020 Swap Termination Date 07 January 2031 EUR Notional 35,000,000 USD Notional 40,950.000 Amortization Schedule EUR Leg EUR Fixed Leg Payers Massachusetts Mutual Life Insurance Company (the “Purchaser”) Coupon 1.62 Payment Dates 07 January and 07 July Day Count Basis 30/360 Business Days New York ad Target Settlement Day USD Leg USD Fixed Leg Payer Bank Counterparty Coupon 3.0775 Payment Dates 07 January and 07 July Day Count Basis 30/360 Business Days New York ad Target Settlement Day Initial and Final Exchanges Swap Effective Date Bank Counterparty pays the Purchaser USD Purchaser pays Bank Counterparty EUR Swap Termination Date Bank Counterparty pays Purchaser EUR Purchaser pays Bank Counterparty USD

SCH 8.8-17

INITIAL SWAP AGREEMENT SCHEDULE OF TERMS Hartford Accident and Indemnity Company (HAI—B) Trade Date: October 30, 2020 FX (EUR:USD) 0.856458 Swap Effective Date December 30, 2020 Swap Termination Date January 7, 2031 EUR Notional 11,000,000.00 USD Notional 12,843,600.00 Amortization Schedule n/a EUR Leg EUR Fixed Leg Payer Hartford Accident and Indemnity Company Coupon 1.62000 percent Payment Dates 07 January and 07 July in each year, from and including 07 January 2021 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention and there will be No Adjustment to the Calculation Period. Day Count Basis 30/360 Business Days London, New York, and TARGET Settlement Day USD Leg USD Fixed Leg Payer counterparty Coupon 3.10625 percent Payment Dates 07 January and 07 July in each year, from and including 07 January 2021 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention and there will be No Adjustment to the Calculation Period. Day Count Basis 30/360 Business Days London, New York, and TARGET Settlement Day Initial and Final Exchanges Swap Effective Date December 30, 2020 Swap Termination Date January 7, 2031, subject to adjustment in accordance with the Following Business Day Convention

SCH 8.8-18

INITIAL SWAP AGREEMENT SCHEDULE OF TERMS The Hartford Retirement Plan Trust for U.S. Employees (FPP) Trade Date: October 30, 2020 FX (EUR:USD) 0.856458 Swap Effective Date December 30, 2020 Swap Termination Date January 7, 2031 EUR Notional 6,000,000.00 USD Notional 7,005,600.00 Amortization Schedule n/a EUR Leg EUR Fixed Leg Payer The Hartford Retirement Plan Trust for U.S. Employees Coupon 1.62000 percent Payment Dates 07 January and 07 July in each year, from and including 07 January 2021 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention and there will be No Adjustment to the Calculation Period. Day Count Basis 30/360 Business Days London, New York, and TARGET Settlement Day USD Leg USD Fixed Leg Payer counterparty Coupon 3.10625 percent Payment Dates 07 January and 07 July in each year, from and including 07 January 2021 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention and there will be No Adjustment to the Calculation Period. Day Count Basis 30/360 Business Days London, New York, and TARGET Settlement Day Initial and Final Exchanges Swap Effective Date December 30, 2020 Swap Termination Date Januaiy 7, 2031, subject to adjustment in accordance with the Following Business Day Convention

SCH 8.8-19

INITIAL SWAP AGREEMENT SCHEDULE OF TERMS Hartford Life and Accident Insurance Company (EBD) Trade Date: October 30, 2020 FX (EUR:USD) 0.856458 Swap Effective Date December 30, 2020 Swap Termination Date January 7, 2031 EUR Notional 4,000,000.00 USD Notional 4,670,400.00 Amortization Schedule n/a EUR Leg EUR Fixed Leg Payer Hartford Life and Accident Insurance Company Coupon 1.62000 percent Payment Dates 07 January and 07 July in each year, from and including 07 January 2021 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention and there will be No Adjustment to the Calculation Period. Day Count Basis 30/360 Business Days London, New York, and TARGET Settlement Day USD Leg USD Fixed Leg Payer counterparty Coupon 3.10625 percent Payment Dates 07 January and 07 July in each year, from and including 07 January 2021 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention and there will be No Adjustment to the Calculation Period. Day Count Basis 30/360 Business Days London, New York, and TARGET Settlement Day Initial and Final Exchanges Swap Effective Date December 30, 2020 Swap Termination Date Januaiy 7, 2031, subject to adjustment in accordance with the Following Business Day Convention

SCH 8.8-20

INITIAL SWAP AGREEMENT SCHEDULE OF TERMS Talcott Resolution Life Insurance Company (TLIC—B) Trade Date: October 30, 2020 FX (EUR:USD) 0.856458 Swap Effective Date December 30, 2020 Swap Termination Date January 7, 2031 EUR Notional 13,000,000.00 USD Notional 15,178,800.00 Amortization Schedule n/a EUR Leg EUR Fixed Leg Payer Talcott Resolution Life Insurance Company Coupon 1.62000 percent Payment Dates 07 January and 07 July in each year, from and including 07 January 2021 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention and there will be No Adjustment to the Calculation Period. Day Count Basis 30/360 Business Days London, New York, and TARGET Settlement Day USD Leg USD Fixed Leg Payer counterparty Coupon 3.10625 percent Payment Dates 07 January and 07 July in each year, from and including 07 January 2021 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention and there will be No Adjustment to the Calculation Period. Day Count Basis 30/360 Business Days London, New York, and TARGET Settlement Day Initial and Final Exchanges Swap Effective Date December 30, 2020 Swap Termination Date Januaiy 7, 2031, subject to adjustment in accordance with the Following Business Day Convention

SCH 8.8-21

Swan Description Trade Date: October 30, 2020 FX CAD:EUR Swap Effective Date December 30, 2020 Swap Termination Date January 7, 2031 EUR Notional 24,350,000 CAD Notional 37,840,000 Amortization Schedule No EUR Leg EUR Fixed Leg Payers RBC CAPITAL MARKETS Coupon 1.62% Payment Dates 7jan/7jul Day Count Basis 30/360 Business Days 30 CAD Leg CAD Fixed Leg Payer INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC. Coupon 3.25% Payment Dates 7jan/7jul Day Count Basis 30/360 Business Days 30 Initial and Final Exchanges Swap Effective Date RBC pays EUR to Industrial Alliance Industrial Alliance pays CAD to RBC Swap Termination Date RBC pays CAD to Industrial Alliance Industrial Alliance pays EUR to RBCF

SCH 8.8-22

Swan Description Trade Date: October 30, 2020 FX CAD: EUR Swap Effective Date December 30, 2020 Swap Termination Date January 7, 2031 EUR Notional 650,000 CAD Notional 1,010,555 Amortization Schedule No EUR Leg EUR Fixed Leg Payers NATIONAL BANK FINANCIAL Coupon 1.62% Payment Dates 7jan/7jul Day Count Basis 30/360 Business Days 30 CAD Leg CAD Fixed Leg Payer FC143 PRIVATE DEBT FUND Coupon 3.24% Payment Dates 7jan/7jul Day Count Basis 30/360 Business Days 30 Initial and Final Exchanges Swap Effective Date NBF pays EUR to FC143 Private Debt Fund FC143 Private Debt Fund pays CAD to NBF Swap Termination Date NBF pays CAD to FC143 Private Debt Fund FC143 Private Debt Fund pays EUR to NBF

SCH 8.8-23

Swan Description Trade Date: October 30, 2020 FX (EUR:USD) 1.1669 Swap Effective Date December 30, 2020 Swap Termination Date January 7, 2033 EUR Notional 20,000,000.00 USD Notional 23,398,000.00 Amortization Schedule N/A EUR Leg EUR Fixed Leg Payers Guardian Life Insurance Company of America (the “Purchaser”) Coupon 1.65% per annum Payment Dates The 7th of July and January in each year from (and including) July 7, 2021 to (and including) the Termination Date; subject to adjustment in accordance with the Following Business Day Convention; with No Adjustment for Period End Dates Day Count Basis 30/360 Business Days New York and Target Settlement Day USD Leg USD Fixed Leg Payer Bank Counterparty Coupon 3.156% per annum Payment Dates The 7th of July and January in each year from (and including) July 7, 2021 to (and including) the Termination Date; subject to adjustment in accordance with the Following Business Day Convention; with No Adjustment for Period End Dates Day Count Basis 30/360 Business Days New York and Target Settlement Day Initial and Final Exchanges Swap Effective Date Bank Counterparty pays the Purchaser €20,000,000.00 Purchaser pays Bank Counterparty $23,980,000.00 Swap Termination Date Bank Counterparty pays Purchaser $23,980,000.00 ‘ Purchaser pays Bank Counterparty €20,000,000.00

SCH 8.8-24

Swan Description Trade Date: October 30, 2020 FX (EUR:USD) EUR 1.00: USD 1.169 Swap Effective Date December 30, 2020 Swap Termination Date January 7, 2033 EUR Notional EUR 20,000,000 USD Notional USD 23,380,000 Amortization Schedule None EUR Leg EUR Fixed Leg Payer United of Omaha Life Insurance Company (the “Purchaser”) Coupon 1.65% Payment Dates January 7 and July 7, commencing July 7, 2021 Day Count Basis 30/360 Business Days New York, TARGET USD Leg USD Fixed Leg Payer Bank Counterparty Coupon 3.163% Payment Dates January 7 and July 7, commencing July 7, 2021 Day Count Basis 30/360 Business Days New York, TARGET Initial and Final Exchanges Swap Effective Date Bank Counterparty pays the Purchaser EUR 20,000,000 Purchaser pays Bank Counterparty USD 23,380,000 Swap Termination Date Bank Counterparty pays Purchaser USD 23,380,000 Purchaser pays Bank Counterparty EUR 20,000,000

SCH 8.8-25

Swan Description Trade Date: 30 October 2020 FX (EUR:USD) 1.1697 Swap Effective Date 30 December 2020 Swap Termination Date 7 January 2031 EUR Notional 10,000,000 USD Notional 11,697,000 Amortization Schedule EUR Leg EUR Fixed Leg Payers Symetra Life Insurance Company (the “Purchaser”) Coupon 1.6200% Payment Dates 7 January, 7 July each year Day Count Basis 30/360 Unadjusted Business Days New York, TARGET2 USD Leg USD Fixed Leg Payer Bank Counterparty Coupon 3.0720% Payment Dates 7 January, 7 July each year Day Count Basis 30/360 Unadjusted Business Days New York, TARGET2 Initial and Final Exchanges Swap Effective Date Bank Counterparty pays the Purchaser €10,000,000 Purchaser pays Bank Counterparty $11,697,000 Swap Termination Date Bank Counterparty pays Purchaser $11,697.000 Purchaser pays Bank Counterparty €10,000,000

SCH 8.8-26

Swan Description Trade Date: 30 October 2020 FX (EUR:USD) 1.1697 Swap Effective Date 30 December 2020 Swap Termination Date 7 January 2031 EUR Notional 10,000,000 USD Notional 11,697,000 Amortization Schedule EUR Leg EUR Fixed Leg Payers Symetra Life Insurance Company (the “Purchaser”) Coupon 1.6200% Payment Dates 7 January, 7 July each year Day Count Basis 30/360 Unadjusted Business Days New York, TARGET2 USD Leg USD Fixed Leg Payer Bank Counterparty Coupon 3.0720% Payment Dates 7 January, 7 July each year Day Count Basis 30/360 Unadjusted Business Days New York, TARGET2 Initial and Final Exchanges Swap Effective Date Bank Counterparty pays the Purchaser €10.000,000 Purchaser pays Bank Counterparty $11,697,000 Swap Termination Date Bank Counterparty pays Purchaser $11.697.000 Purchaser pays Bank Counterparty €10,000,000

SCH 8.8-27

The Lincoln National Life Insurance Company Americold EUR LNL     Trade Date 10/30/2020 Effective Date 12/30/2020 Maturity Date 1/7/2033 Counterparty     Foreign Notional 12,000,000 USD Notional 14,038,800 FX Rate 1.16990 LNL Pays Fixed Rate (on Foreign Notional) Fixed Rate 1,65% Fixed Rate Daycount 30/360 Payment Frequency Semi-annual Business Day Convention Following, Unadjusted Interest Payment Dates July 7, January 7 First Interest Payment 7/7/2021 Counterparty Pays Fixed Rate (on USD Notional) Fixed Rate 3.1575% Fixed Rate Daycount 30/360 Payment Frequency Semi-annual Business Day Convention Following, Unadjusted Interest Payment Dates July 7, January 7 First Interest Payment 7/7/2021 Trader Jeff Morrow

SCH 8.8-28

Americold Cross Currency Swap EUR/USD Trade Date: 10/30/2020 FX (EUR:USD) 1.17 USD per EUR (0.854700855 EUR per USD) Swap Effective Date 12/30/2020 Swap Termination Date 01/07/2031 EUR Notional 5,000,000 USD Notional 5,850,000 Amortization Schedule N/A EUR Leg EUR Fixed Leg Payers CMFG Life Insurance Co. (the “Purchaser”) Coupon 1.62% Payment Dates Semi-annually on July 07 and January 07 beginning on July 07, 2021 (long first coupon) through and including the termination date. Day Count Basis 30/360 unadjusted Business Days Following (TARGET, New York) USD Leg USD Fixed Leg Payer JPMorgan Chase Bank NA (Bank Counterparty) Coupon 3.07% Payment Dates Semi-annually on July 07 and January 07 beginning on July 07, 2021 (long first coupon) through and including the termination date. Day Count Basis 30/360 unadjusted Business Days Following (TARGET, New York) Initial and Final Exchanges Swap Effective Date Bank Counterparty pays the Purchaser 5,000.000 EUR Purchaser pays Bank Counterparty $5,850,000 USD Swap Termination Date Bank Counterparty pays Purchaser 5,850,000 USD Purchaser pays Bank Counterparty 5,000,000 EUR

SCH 8.8-29

LIST OF QUALIFIED ASSETS

Eligible Owned Asset	Owner	Address
Ontario (OR)	Americold Realty, Inc.	589 N.E. First Street Ontario, OR 97914

Amarillo	ART Mortgage Borrower Propco 2006-2 L.P.	10300 SE 3rd Avenue Amarillo, TX 79120

Atlanta (Gateway)	AmeriCold Real Estate, L.P.	6150 Xavier Drive SW Atlanta, GA 30336

Atlanta (Westgate)	ART Mortgage Borrower Propco 2006-2 L.P.	1740 Westgate Pkwy GA 30336

Babcock	ART Mortgage Borrower Propco 2006-2 L.P.	1524 Necedah Road Babcock WI 54413

Boston	ART Mortgage Borrower Propco 2006-2 L.P.	100 Widett Circle Boston MA 02118

Clearfield	ART Mortgage Borrower Propco 2006-2 L.P.	755 East 1700 South Street Clearfield, UT 84106

Clearfield 2	Americold Clearfield Propco, LLC	755 East 1700 South Street Clearfield, UT 84106

Connell	ART Mortgage Borrower Propco 2006-2 L.P.	720 West Juniper Street Connell, WA 99326

Fort Smith	ART Mortgage Borrower Propco 2006-2 L.P.	1634 Midland Boulevard Fort Smith, AR 72902

Leesport	AmeriCold Real Estate, L.P.	41 Orchard Lane Leesport, PA 19533

Middleboro	Americold Middleboro Propco, LLC	152 Bridge Street Middleboro, MA 02346

Murfreesboro	ART Mortgage Borrower Propco 2006-2 L.P.	2641 Stephenson Drive Murfreesboro, TN 37127

Nampa	ART Mortgage Borrower Propco 2006-2 L.P.	231 Second Road North Nampa, ID 83687

Portland	AmeriCold Real Estate, L.P.	165 Read Street Portland, ME 04103

Russellville (Valley)	ART Mortgage Borrower Propco 2006-2 L.P.	203 Industrial Boulevard Russellville, AR 72801

Sebree	ART Mortgage Borrower Propco 2006-2 L.P.	1541 U.S. Highway 41 North Sebree, KY 42455

Strasburg	ART Mortgage Borrower Propco 2006-2 L.P.	545 Radio Station Road Strasburg, VA 22657

Syracuse (bldg 1, 2, 3)	ART Mortgage Borrower Propco 2006-2-L.P.	264 Farrell Road Syracuse, NY 13209

SCHEDULE QA

(to Note and Guaranty Agreement)

Eligible Owned Asset	Owner	Address

Turlock (1, 5th Street)	ART Mortgage Borrower Propco 2006-2 L.P.	660 Fifth Street Turlock, CA 95380

Walla Walla	ART Mortgage Borrower Propco 2006-2 L.P.	1115 West Rose Street Walla Walla, WA 99362

West Memphis	ART Mortgage Borrower Propco 2006-2 L.P.	1651 South Airport Road West Memphis, AR 72301

Wichita	ART Mortgage Borrower Propco 2006-2 L.P.	2707 North Mead Wichita, KS 67219

Woodburn	ART Mortgage Borrower Propco 2006-2 L.P.	1440 Silverton Road Woodburn, OR 97071

Phoenix 2	Americold Propco Phoenix Van Buren LLC	7600 W Van Buren Street Phoenix, AZ 85043

Atlanta (Tradewater)	Americold Acquisition, LLC	6500 Tradewater Pkwy Atlanta, GA 30336

Atlanta East Point	AmeriCold Real Estate, L.P.	1239 Oakleigh Drive East Point, Georgia 30344

Atlanta Skygate	ART Mortgage Borrower Propco 2006-1B L.P.	500 John F Varly Ct Atlanta, Georgia 30336

Atlanta Southgate	ART Mortgage Borrower Propco 2006-1B L.P.	1845 Westgate Pkwy Atlanta, Georgia 30336

Augusta	ART Mortgage Borrower Propco 2006-1B L.P.	533 Laney-Walker Blvd Extension Augusta, Georgia 30901

Carthage	ART Mortgage Borrower Propco 2006-1A L.P.	1331 Civil War Road Carthage, Missouri 64836

East Dubuque	ART Mortgage Borrower Propco 2006-1C L.P.	18531 U.S. Route 20 West East Dubuque, Illinois 61025

Fort Dodge	ART Mortgage Borrower Propco 2006-1B L.P.	3543 Maple Drive Fort Dodge, Iowa 50501

Fort Worth Railhead	ART Mortgage Borrower Propco 2006-1A L.P.	200 Railhead Dr Fort Worth, Texas 76106

Garden City	ART Mortgage Borrower Propco 2006-1A L.P.	2007 West Mary Street Garden City, Kansas 67846

Hatfield	AmeriCold Real Estate, L.P.	2525 Bergery Road Hatfield, Pennsylvania 19440

Indianapolis	ART Mortgage Borrower Propco 2006-1B L.P.	3320 S. Arlington Avenue Indianapolis, Indiana 46203

Milwaukie	ART Mortgage Borrower Propco 2006-1C L.P.	9501 S.E. McLoughlin Boulevard Milwaukie, Oregon 97269

SCH QA-2

Eligible Owned Asset	Owner	Address

Pasco	ART Mortgage Borrower Propco 2006-1C L.P.	5805 Industrial Way Pasco, Washington 99301

Rochelle Americold Drive	AmeriCold Real Estate, L.P.	1010 Americold Drive Rochelle, Illinois 61068

San Antonio FM 78	Americold San Antonio Propco, LLC	5711 FM 78 San Antonio, Texas 78218

Wallula	ART Mortgage Borrower Propco 2006-1C L.P.	14060 Dodd Road Wallula, Washington 99363

Albertville	ART Mortgage Borrower Propco 2010-4, LLC	1355 Railroad Avenue, Albertville AL 35951

Allentown	ART Mortgage Borrower Propco 2010-4, LLC	7150 Ambassador Drive Fogelsville, PA 18106 651 Mill Road Fogelsville, PA 18106

Atlanta Lakewood	ART Mortgage Borrower Propco 2010-4, LLC	3300 Lakewood Avenue Atlanta, GA 30310

Columbia	ART Mortgage Borrower Propco 2010-4, LLC	2339 Shop Road Columbia, SC 29202

Ft Worth—Meacham	ART Mortgage Borrower Propco 2010-4, LLC	350 Meacham Blvd. Fort Worth, TX 76106

Gloucester—Rogers	ART Mortgage Borrower Propco 2010-4, LLC	69 Rogers Street Gloucester, MA 1931

Gloucester—Rowe Sq	ART Mortgage Borrower Propco 2010-4, LLC	1 Rowe Square Gloucester, MA 1931

Oklahoma City	ART Mortgage Borrower Propco 2010-4, LLC	2524 Exchange Avenue Oklahoma City, OK 73108

Ontario CA B2	ART Mortgage Borrower Propco 2010-4, LLC	5401 Santa Ana Street Ontario, CA 91761

Ontario CA B3	ART Mortgage Borrower Propco 2010-4, LLC	5361 Santa Ana Street Ontario, CA 91761

Rochelle Caron	ART Mortgage Borrower Propco 2010-4, LLC	915 South Caron Road Rochelle, IL 61068

Russellville ElMira	ART Mortgage Borrower Propco 2010-4, LLC	300 South EL Mira Russellville, AR 72802

Sioux Falls Public	ART Mortgage Borrower Propco 2010-4, LLC	2300 East Rice Street Sioux Falls, SD 57103

Turlock 2	ART Mortgage Borrower Propco 2010-4, LLC	525 South Kilroy Road Turlock, CA 95380

Victorville	ART Mortgage Borrower Propco 2010-4, LLC	12979 Enterprise Way San Bernardino, CA 92392

SCH QA-3

Eligible Owned Asset	Owner	Address

Manchester (York – Steamboat)	ART Mortgage Borrower Propco 2010-4, LLC	60 Steamboat Boulevard York, PA 17345

Dallas Catron—59%	ART Mortgage Borrower Propco 2010-5, LLC	5140 Catron Drive Dallas, TX 75227

Anaheim	ART Mortgage Borrower Propco 2010-5, LLC	1415 North Raymond Avenue Anaheim, CA 92801

Brea	ART Mortgage Borrower Propco 2010-5, LLC	2750 Orbitor Street Brea, CA 92821

Carson	ART Mortgage Borrower Propco 2010-5, LLC	1610 East Sepulveda Boulevard Carson, CA 90745

Dominguez Hills (Compton)	ART Mortgage Borrower Propco 2010-5, LLC	19840 South Rancho Way Compton, CA 90220

Ft Worth—Blue Mound	ART Mortgage Borrower Propco 2010-5, LLC	4900 Blue Mound Road Fort Worth, TX 76106

Ft Worth—Samuels	ART Mortgage Borrower Propco 2010-5, LLC	1313 Samuels Avenue Fort Worth, TX 76102

Geneva Lakes (Darien)	ART Mortgage Borrower Propco 2010-5, LLC	W8876 County Trunk Highway X Darien, WI 53114

Gouldsboro	ART Mortgage Borrower Propco 2010-5, LLC	SR 435 Lackawanna Trail Covington Township, PA 18424

Greenville	ART Mortgage Borrower Propco 2010-5, LLC	214 Industrial Drive Greenville, SC 29606

Henderson	ART Mortgage Borrower Propco 2010-5, LLC	830 East Horizon Drive Henderson, NV 89015

Jefferson	ART Mortgage Borrower Propco 2010-5, LLC	230 Collins Road Jefferson, WI 53549

Lancaster	ART Mortgage Borrower Propco 2010-5, LLC	3800 Hempland Road Mountville, PA 17554

LaPorte	ART Mortgage Borrower Propco 2010-5, LLC	502 North Broadway Street LaPorte, TX 77571

Lynden	ART Mortgage Borrower Propco 2010-5, LLC	406 2nd Street Lynden, WA 98264

Modesto PRW	ART Mortgage Borrower Propco 2010-5, LLC	2050 Lapham Drive Modesto, CA 95354

Salinas	ART Mortgage Borrower Propco 2010-5, LLC	950 South Sanborn Road Salinas, CA 93902

Sikeston	ART Mortgage Borrower Propco 2010-5, LLC	2500 Rose Parkway Sikeston, MO 63801

St. Louis	ART Mortgage Borrower Propco 2010-5, LLC	8501 Page Avenue Vinita Park, MO 63114

SCH QA-4

Eligible Owned Asset	Owner	Address

Tampa PC—Frontage	ART Mortgage Borrower Propco 2010-5, LLC	302 North Frontage Road Plant City, FL 33563

Taunton	ART Mortgage Borrower Propco 2010-5, LLC	455 John Hancock Road Taunton, MA 2780

Vernon 2	ART Mortgage Borrower Propco 2010-5, LLC	3420 East Vernon Avenue Vernon, CA 90058

York—Willow Springs	ART Mortgage Borrower Propco 2010-5, LLC	380 Willow Springs Lane Manchester, PA 17406

Appleton	ART Mortgage Borrower Propco 2010-5, LLC	2000 W. Pershing Street Appleton, WI 54914

Houston	ART Mortgage Borrower Propco 2010-6, LLC	16110 East Hardy Road Houston, TX 77032

San Antonio	ART Mortgage Borrower Propco 2010-6, LLC	11850 Center Road San Antonio, TX 78223

Benson	CCS REALTY PROPERTY OWNER, LLC	444 Gilbert Road Benson, NC 27504

Cherokee	SECOND STREET, LLC	1530 South 2nd Street Cherokee, IA 51012

Chesapeake	CCS REALTY PROPERTY OWNER, LLC	1229 Fleetway Drive Chesapeake, VA 23323

Chillicothe	CCS REALTY PROPERTY OWNER, LLC	500 Corporate Drive Chillicothe, MO 64601

Columbus	CCS REALTY PROPERTY OWNER, LLC	2350 New World Drive Columbus, OH 43207

Eagan	CCS REALTY PROPERTY OWNER, LLC	2864 Eagandale Blvd. Eagan, MN 55121

Fairfield	CCS REALTY PROPERTY OWNER, LLC	3110 Homeward Way Fairfield, OH 45014

Fairmont	CCS REALTY PROPERTY OWNER, LLC	1400 East 8th Street Fairmont, MN 56031

Lakeville	CCS REALTY PROPERTY OWNER, LLC	21755 Cedar Avenue Lakeville, MN 55044

Le Mars	CCS REALTY PROPERTY OWNER, LLC	1609 18th Street SW Le Mars, IA 51031

Napoleon	CCS REALTY PROPERTY OWNER, LLC	1165 Independence Drive Napoleon, OH 43545

SCH QA-5

Eligible Owned Asset	Owner	Address

Sanford	CCS REALTY PROPERTY OWNER, LLC	111 Imperial Drive Sanford, NC 27330

Sioux City—2900 Murray St	CCS REALTY PROPERTY OWNER, LLC	2900 Murray Street Sioux City, IA 51111

Sioux City—2640 Murray St	CCS REALTY PROPERTY OWNER, LLC	2640 Murray Street Sioux City, IA 51111

Sumter	CCS REALTY, LLC	1900 Corporate Way Sumter, SC 29154

Fort Smith—Highway 45 South	ZM PROPERTY OWNER, LLC	8425 & 8501 Highway 45 South Fort Smith, AR 72916

Johnson	ZM PROPERTY OWNER, LLC	6403 S Ball Johnson, AR 72704

North Little Rock	ZM NLR PROPERTY OWNER, LLC	1400 Gregory Street North Little Rock, AR 72114

Lowell	ZM PROPERTY OWNER, LLC	425 & 515 N. Bloomington Ave Lowell, AR 72745

Russellville—State Route 324	ZM PROPERTY OWNER, LLC	500 State Route 324 Russellville, AR 72802

Savannah	SAVANNAH COLD STORAGE, LLC	2001 Old River Road Savannah, GA 31302

Lula	LANIER FREEZER, LLC	3801 Cornelia Hwy Lula, GA 30554

Gainesville Candler	LANIER FREEZER, LLC	1161 Candler Rd. Gainesville, GA 30507

Chambersburg	Chambersburg Cold Storage, L.P.	1480 Nitterhouse Drive Chambersburg, PA 17201

Perryville	MHW Group at Perryville, LLC	300 Belvidere Road Perryville, MD 21903

Newport	Newport-St. Paul Cold Storage, LLC	2233 Maxwell Avenue Newport, MN 55055

Brampton	Nova Cold Logistics, ULC	745 Intermodal Drive Brampton, Ontario L6T5W2 Canada

Calgary	Nova Cold Logistics, ULC	10401 46 Street SE Calgary, Alberta T2C2X9 Canada

SCH QA-6

Eligible Owned Asset	Owner	Address

Halifax Dartmouth	Nova Cold Logistics, ULC	635 Wilkinson Ave Dartmouth, NS B3BOH4 Canada

Arndell Park	Americold Australian Holdings PTY. LTD	21 Holbeche Road Arndell Park, SW 2148 Australia

Laverton	Americold Australian Holdings PTY. LTD	73-87 Boundary Road Laverton North, VI 3026 Australia

Murarrie	Americold Australian Holdings PTY. LTD	51 Alexandra Place Murarrie, QS 4172 Australia

Prospect	Americold Property PTY. LTD	560 Reservoir Road Prospect, SW 2148 Australia

Spearwood	Americold Property PTY. LTD	1 Quarimor Road Bibra Lake, WA 6163 Australia

Dalgety	Icecap Properties NZ Limited	27 Dalgety Drive Wiri, NI 2104 New Zealand

Diversey	Icecap Properties NZ Limited	1 Diversey Lane Wiri, NI 2025 New Zealand

Hornby-Halwyn	Icecap Properties NZ Limited	32 Halwyn Drive Hei Hei, SI 8042 New Zealand

Makomako	Icecap Properties NZ Limited	23-30 Makomako Road Kelvin Grove, NI 4414 New Zealand

Rochelle (Expansion)	AmeriCold Real Estate, L.P.	1010 Americold Drive Rochelle, Illinois 61068

Savannah (Expansion)	SAVANNAH COLD STORAGE, LLC	2001 Old River Road Savannah, GA 31302

Chesapeake (Expansion)	CCS REALTY PROPERTY OWNER, LLC	1229 Fleetway Drive Chesapeake, VA 23323

Columbus (Expansion)	CCS REALTY PROPERTY OWNER, LLC	2350 New World Drive Columbus, OH 43207

Atlanta (Expansion)	Americold Acquisition, LLC	6500 Tradewater Pkwy Atlanta, GA 30336

North Little Rock (Expansion)	ZM NLR PROPERTY OWNER, LLC	1400 Gregory Street North Little Rock, AR 72114

SCH QA-7

Eligible Owned Asset	Owner	Address
401 Kentile	Project Shiver Buyer 3, LLC	401 Kentile Rd. South Plainfield, NJ 07080

501 Kentile	Project Shiver Buyer 3, LLC	501 Kentile Rd. South Plainfield, NJ 07080

601 Kentile	Project Shiver Buyer 3, LLC	601 Kentile Rd. South Plainfield, NJ 07080

South Plainfield	Project Shiver Buyer 3, LLC	330 Oak Tree Avenue South Plainfield, NJ 07080

Bridgewater	Project Shiver Buyer 3, LLC	200 Foothill Rd. Bridgewater, NJ 08807

Mansfield	Americold Real Estate, L.P.	1212 Antler Drive Mansfield, TX 76063

Plainville, CT (Expansion)	Americold Real Estate, L.P.	34 Northwest Drive Plainville, CT 06062

Lancaster, PA (Expansion)	ART Mortgage Borrower Propco 2010-5, LLC	3800 Hempland Road Mountville, PA 17554

Dalgety, NZ (Expansion)	Icecap Properties NZ Limited	27 Dalgety Drive Wiri, Auckland 2104

Mullica Hill	Project London Buyer 1, LLC	540 Franklinville Rd. Mullica Hill, NJ 08062

Pedricktown	Project London Buyer 1, LLC	3 Gateway Blvd. Pedricktown, NJ 08067

Vineland	Project London Buyer 1, LLC	2321 Industrial Way Vineland, NJ 8360

SCH QA-8

Eligible Ground Leased Asset	Lessor	Address

Burley	AmeriCold Real Estate, L.P.	280 West Highway 30 Burley, ID 83318

Tacoma	VCD Pledge Holdings, LLC	1301 26th Avenue East Tacoma, WA 98424

Tampa (Bartow)	ART Mortgage Borrower, L.P.	Highway 17 Bartow, FL 33831

Grand Island	AmeriCold Real Estate, L.P.	204 East Roberts Street Grand Island, NE 68802

Massillon	ART Mortgage Borrower Propco 2010-4, LLC	2140 17th Street SW Massillon, OH 44647

Watsonville	ART Mortgage Borrower Propco 2010-4, LLC	750 West Riverside Drive Santa Cruz, CA 95077

Mobile	ART Mortgage Borrower Propco 2010-5, LLC	2201 Perimeter Road Mobile, AL 36615

SCH QA-9

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METROPOLITAN LIFE INSURANCE COMPANY 200 Park Avenue New York, NY 10166	Series E	€62,500,000

(1)	All scheduled payments of principal and interest shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices and communications:

Redacted and provided to the Company under separate cover.

(3)	Address for audit requests:

Soft copy to AuditConfirms.PvtPlacements@metlife.com

or hard copy to:

Metropolitan Life Insurance Company

Attn: Private Placement Operations (Attn: Audit Confirmations)

18210 Crane Nest Drive – 5th Floor

Tampa, FL 33647

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

PS-1

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METROPOLITAN TOWER LIFE INSURANCE COMPANY 200 Park Avenue New York, NY 10166	Series E	€47,500,000

(1)	All scheduled payments of principal and interest shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices and communications:

Redacted and provided to the Company under separate cover.

(3)	Address for audit requests:

Soft copy to AuditConfirms.PvtPlacements@metlife.com

or hard copy to:

Metropolitan Life Insurance Company

Attn: Private Placement Operations (Attn: Audit Confirmations)

18210 Crane Nest Drive – 5th Floor

Tampa, FL 33647

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METROPOLITAN TOWER LIFE INSURANCE COMPANY 200 Park Avenue New York, NY 10166	Series E	€15,000,000

(1)	All scheduled payments of principal and interest shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices and communications:

Redacted and provided to the Company under separate cover.

(3)	Address for audit requests:

Soft copy to AuditConfirms.PvtPlacements@metlife.com

or hard copy to:

Metropolitan Life Insurance Company

Attn: Private Placement Operations (Attn: Audit Confirmations)

18210 Crane Nest Drive – 5th Floor

Tampa, FL 33647

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
PRUCO LIFE INSURANCE COMPANY 1075 Peachtree Street, Suite 3600 Atlanta, GA 30309	Series E	€1,188,000

(1)	All payments on account of the Note held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all communications and notices:

Redacted and provided to the Company under separate cover.

(3)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(4)	Nominee: None

(5)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA 1075 Peachtree Street, Suite 3600 Atlanta, GA 30309	Series E Series E	€ €	19,356,000 13,456,000

(1)	All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all communications and notices:

Redacted and provided to the Company under separate cover.

(3)	Address for physical delivery of the Notes:

Delivery instructions redacted and provided to the Company under separate cover.

(4)	Nominee: None

(5)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION 1075 Peachtree Street, Suite 3600 Atlanta, GA 30309	Series D Series D	€ €	7,474,000 16,287,000

(1)	All payments on account of the Note held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all communications and notices:

Redacted and provided to the Company under separate cover.

(3)	Address for physical delivery of the Notes:

Delivery instructions redacted and provided to the Company under separate cover.

(4)	Nominee: None

(5)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA 1075 Peachtree Street, Suite 3600 Atlanta, GA 30309	Series D Series D	€ €	25,500,000 1,739,000

(1)	All payments on account of the Note held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all communications and notices:

Redacted and provided to the Company under separate cover.

(3)	Address for physical delivery of the Notes:

Delivery instructions redacted and provided to the Company under separate cover.

(4)	Nominee: None

(5)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
ATHENE ANNUITY AND LIFE COMPANY c/o Apollo Global Management Inc. 7700 Mills Civic Parkway West Des Moines, IA 50266	Series D Series E	€ €	10,000,000 10,000,000

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices, including financials, compliance and requests:

Redacted and provided to the Company under separate cover.

(3)	Address for physical delivery of the Notes:

Delivery instructions redacted and provided to the Company under separate cover.

(4)	Nominee: None

(5)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
ATHENE ANNUITY AND LIFE COMPANY c/o Apollo Global Management Inc. 7700 Mills Civic Parkway West Des Moines, IA 50266	Series E	€10,000,000

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices, including financials, compliance and requests:

Redacted and provided to the Company under separate cover.

(3)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(4)	Nominee: None

(5)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
ATHENE ANNUITY & LIFE ASSURANCE COMPANY c/o Apollo Global Management Inc. 7700 Mills Civic Parkway West Des Moines, IA 50266	Series D Series E	€ €	10,000,000 15,000,000

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices, including financials, compliance and requests:

Redacted and provided to the Company under separate cover.

(3)	Address for physical delivery of the Notes:

Delivery instructions redacted and provided to the Company under separate cover.

(4)	Nominee: None

(5)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
JACKSON NATIONAL LIFE INSURANCE COMPANY c/o Apollo Global Management Inc. 7700 Mills Civic Parkway West Des Moines, IA 50266	Series D Series E	€ €	10,000,000 10,000,000

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices, including financials, compliance and requests:

Redacted and provided to the Company under separate cover.

(3)	Address for physical delivery of the Notes:

Delivery instructions redacted and provided to the Company under separate cover.

(4)	Nominee: None

(5)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY One Nationwide Plaza Columbus, OH 43215	Series D	€51,000,000

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for notices of payment:

Redacted and provided to the Company under separate cover.

(3)	Address for all financial, compliance reports and all other communications:

Nationwide Life and Annuity Insurance Company

Nationwide Investments – Private Placements

One Nationwide Plaza

Mail Code 1-05-801

Columbus, OH 43215-2220

Email: ooinwpp@nationwide.com

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
ALLIANZ ALD FONDS 55 Green Farms Road Westport, CT 06880	Series E	€50,000,000

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices:

Redacted and provided to the Company under separate cover.

(3)	Address for physical delivery of the Note:

Allianz ALD Fonds

c/o BNP Paribas Securities Services

Corporate Trust Operations

Europa Allee 12

60327 Frankfurt am Main, Germany

Ref: Allianz ALD AGI US Private Placements

Copy to Michael Schierhold (Michael.Schierhold@allianzgi.com)

(4)	Nominee: None

(5)	Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
NEW YORK LIFE INSURANCE COMPANY 51 Madison Avenue New York, NY 10010	Series D	€27,100,000

Information redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION 51 Madison Avenue New York, NY 10010	Series D	€22,900,000

Information redacted and provided to the Company under separate cover.

PS-15

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
PRINCIPAL LIFE INSURANCE COMPANY 711 High Street Des Moines, IA 50392	Series D Series D	€ €	45,000,000 5,000,000

(1)	All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices:

Redacted and provided to the Company under separate cover.

(3)	Address for physical delivery of the Notes:

Delivery instructions redacted and provided to the Company under separate cover.

(4)	Nominee: None

(5)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
IRISH LIFE ASSURANCE PLC	Series D	€10,000,000
1-6 Lombard Street London EC3V 9JU

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices of payments and written confirmations of such wire transfers:

Redacted and provided to the Company under separate cover.

(3)	Address for all notices, including notices of payments and written confirmations of such wire transfers:

Canada Life Limited

Attn: Investment Services (UK)

1-6 Lombard Street

London

EC3V 9JU

Email: CLUKPrivatePlacements@canadalife.co.uk

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE CANADA LIFE ASSURANCE COMPANY	Series D	€21,000,000
100 Osborne Street North Winnipeg, Manitoba, Canada R3C 3A5

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices of payments:

Redacted and provided to the Company under separate cover.

(3)	Address for all other communications:

The Canada Life Assurance Company

330 University Avenue

Toronto, Ontario

M5G 1R8

Attn: Private Debt Investments, U2

Fax: 416-597-9678

Email: debt_reporting@canadalife.com and

jason.ward@canadalife.com

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE CANADA LIFE INSURANCE COMPANY OF CANADA	Series D	€14,000,000
100 Osborne Street North Winnipeg, Manitoba, Canada R3C 3A5

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices of payments:

Redacted and provided to the Company under separate cover.

(3)	Address for all other communications:

The Canada Life Insurance Company of Canada

330 University Avenue

Toronto, Ontario

M5G 1R8

Attn: Private Debt Investments, U2

Fax: 416-597-9678

Email: debt_reporting@canadalife.com and

jason.ward@canadalife.com

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA	Series E	€44,000,000
730 Third Avenue New York, NY 10017

(1)	All payments on or in respect of the Note shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices with respect to payments and prepayments of the Note:

Redacted and provided to the Company under separate cover.

(3)	Address for all notices and communications, including notices with respect to payments and prepayments:

Teachers Insurance and Annuity Association of America

c/o Nuveen Alternatives Advisors LLC

8500 Andrew Carnegie Blvd.

Charlotte, NC 28262

Attention:	Private Placements
Email:	NuveenPrivatePlacements@nuveen.com
DL_InvestmentsCenterofExcellence@tiaa.org
KCTIAAGenCustodian@StateStreet.com
KCTIAAGenInvManagers@StateStreet.com
Telephone:	(704) 988-4349 (Name: Ho-Young Lee)
(212) 916-4000 (General Number)
Facsimile:	(704) 988-4916

copy to

Nuveen Alternatives Advisors LLC

8500 Andrew Carnegie Blvd.

Charlotte, NC 28262

Attention:	Legal Department
Attention:	John McCally, Managing Director, Associate General Counsel
Email:	john.mccally@nuveen.com
Telephone:	(704) 988-1628
(212) 916-4000 (General Number)

(4)	Address for all servicer reports (or the equivalent) shall be delivered electronically to:

NuveenPrivatePlacements@nuveen.com and

DL_Valuations-PrivateABS@tiaa.org

(5)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(6)	Nominee: None

(7)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	Series D	€35,000,000
c/o Barings LLC 300 South Tryon Street, Suite 2500 Charlotte, NC 28202

(1)

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as Americold Realty Operating Partnership, L.P.; 1.62% Series D Guaranteed Senior Notes due January 7, 2031 and including breakdown among interest, principal and premium), to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for notices of payments:

Redacted and provided to the Company under separate cover.

(3)	Address for all other communications and notices (including electronic delivery of financials):

Massachusetts Mutual Life Insurance Company

c/o Barings LLC

300 South Tryon Street – Suite 2500

Charlotte, NC 28202

With notification via email to: privateplacements@barings.com,

pdgportfolioadmin@barings.com; John.Wheeler@barings.com

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY	Series D	€4,000,000
One Hartford Plaza Hartford, CT 06155

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices of payments and written confirmations of such wire transfers:

Redacted and provided to the Company under separate cover.

(3)	Address for all other communications:

Hartford Investment Management Company

c/o Investment Department – Private Placements

Email: dawn.crunden@himco.com and PrivatePlacements.Himco@Himco.com

Subject to confirming copy of notice being sent same day by recognized international commercial delivery services (charges prepaid) to:

One Hartford Plaza, NP5-B

Hartford, CT 06155

Fax: (860) 297-8884

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE HARTFORD RETIREMENT PLAN TRUST FOR U.S. EMPLOYEES	Series D Series D	€ €	5,000,000 1,000,000
One Hartford Plaza Hartford, CT 06155

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices of payments and written confirmations of such wire transfers:

Redacted and provided to the Company under separate cover.

(3)	Address for all other communications:

Hartford Investment Management Company

c/o Investment Department – Private Placements

Email: dawn.crunden@himco.com and PrivatePlacements.Himco@Himco.com

Subject to confirming copy of notice being sent same day by recognized international commercial delivery services (charges prepaid) to:

One Hartford Plaza, NP5-B

Hartford, CT 06155

Fax: (860) 297-8884

(4)	Address for physical delivery of the Notes:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
HARTFORD ACCIDENT AND INDEMNITY COMPANY One Hartford Plaza Hartford, CT 06155	Series D Series D Series D	€ € €	5,000,000 5,000,000 1,000,000

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices of payments and written confirmations of such wire transfers:

Redacted and provided to the Company under separate cover.

(3)	Address for all other communications:

Hartford Investment Management Company

c/o Investment Department – Private Placements

Email: dawn.crunden@himco.com and PrivatePlacements.Himco@Himco.com

Subject to confirming copy of notice being sent same day by recognized international commercial delivery services (charges prepaid) to:

One Hartford Plaza, NP5-B

Hartford, CT 06155

Fax: (860) 297-8884

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
TALCOTT RESOLUTION LIFE INSURANCE COMPANY One Hartford Plaza Hartford, CT 06155	Series D Series D Series D	€ € €	5,000,000 5,000,000 3,000,000

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices of payments and written confirmations of such wire transfers:

Redacted and provided to the Company under separate cover.

(3)	Address for all other communications:

Hartford Investment Management Company

c/o Investment Department – Private Placements

Email: dawn.crunden@himco.com and PrivatePlacements.Himco@Himco.com

Subject to confirming copy of notice being sent same day by recognized international commercial delivery services (charges prepaid) to:

One Hartford Plaza, NP5-B

Hartford, CT 06155

Fax: (860) 297-8884

(4)	Address for physical delivery of the Notes:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
FC143 PRIVATE DEBT FUND 1080, Grande Allée West Québec City, Québec Canada G1K 7M3	Series D	€650,000

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices of payment:

Redacted and provided to the Company under separate cover.

(3)	Address for all other notices and communications:

FC143 Private Debt Fund

Attn: Sophie Noël / Private Placements

1080, Grande Allée West

Québec City, Québec

Canada G1K 7M3

Email: Sophie.noel@ia.ca and pl.prives@ia.ca

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None.

(6)	Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.	Series D	€24,350,000
1080, Grande Allée West Québec City, Québec

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices of payment:

Redacted and provided to the Company under separate cover.

(3)	Address for all other notices and communications:

Industrial Alliance Insurance and Financial Services Inc.

Attn: Sophie Noël / Private Placements

1080, Grande Allée West

Québec City, Québec

Canada G1K 7M3

Email: Sophie.noel@ia.ca and pl.prives@ia.ca

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None.

(6)	Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA 10 Hudson Yards New York, NY 10001	Series E	€20,000,000

(1)	All payments shall be made by bank wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all communications and notices:

Redacted and provided to the Company under separate cover.

(3)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(4)	Nominee: None

(5)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
UNITED OF OMAHA LIFE INSURANCE COMPANY 3300 Mutual of Omaha Plaza Omaha, NE 68175	Series E	€20,000,000

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices in respect of payment of principal and interest, corporate actions and reorganization notifications:

Redacted and provided to the Company under separate cover.

(3)	Address for all other communications:

4 - Investment Management

United of Omaha Life Insurance Company

3300 Mutual of Omaha Plaza

Omaha, NE 68175-1011

Email: privateplacements@mutualofomaha.com

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
SYMETRA LIFE INSURANCE COMPANY 777 108th Avenue NE, Suite 1200 Bellevue, WA 98004-5135	Series D	€10,000,000

(1)	All payments on or in respect of the Note shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for notices of payments and written confirmations of such wire transfers:

Redacted and provided to the Company under separate cover.

(3)	Address for all other communications:

Symetra Investment Management Company

308 Farmington Avenue, 3rd Floor

Farmington, CT 06032

Attn: Managing Director, Private Placements

Email: privateplacement@symetra.com

Copy to: SIMlaw@symetra.com

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
SYMETRA LIFE INSURANCE COMPANY 777 108th Avenue NE, Suite 1200 Bellevue, WA 98004-5135	Series D	€10,000,000

(1)	All payments on or in respect of the Note shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for notices of payments and written confirmations of such wire transfers:

Redacted and provided to the Company under separate cover.

(3)	Address for all other communications:

Symetra Investment Management Company

308 Farmington Avenue, 3rd Floor

Farmington, CT 06032

Attn: Managing Director, Private Placements

Email: privateplacement@symetra.com

Copy to: SIMlaw@symetra.com

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY 1300 South Clinton Street Fort Wayne, IN 46802	Series E Series E Series E Series E	€ € € €	1,000,000 2,500,000 3,500,000 5,000,000

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for notices of payment:

Redacted and provided to the Company under separate cover.

(3)	Address for all notices and communications (including notices of payment):

Macquarie Investment Management Advisors

100 Independence Mall West

610 Market Street – 9th Floor

Philadelphia, PA 19106

Attn: Fixed Income Private Placements

Email: Privateplacements@macquarie.com

(4)	Address for physical delivery of the Notes:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
CMFG LIFE INSURANCE COMPANY DS-PrivatePlacements@cunamutual.com	Series D	€5,000,000

(1)	All payments shall be made by wire transfer of immediately available funds to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Email address for all notices of payment, wires, audit confirmations, compliance and financials:

Redacted and provided to the Company under separate cover.

(3)	Email address for all legal communications:

Redacted and provided to the Company under separate cover.

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
RGA INTERNATIONAL REINSURANCE COMPANY DAC 16600 Swingley Ridge Road Chesterfield, MO 63017	Series D	€4,000,000

(1)

All payments on or in respect of the Note shall be made by bank wire transfer of Federal or other immediately available funds identifying each payment as “AMERICOLD REALTY TRUST 1.62% 01/07/2031, Series D PPN: 03063# AD6, principal, premium or interest” to:

Wire instructions redacted and provided to the Company under separate cover.

(2)	Address for all notices and communications with respect to payments and written confirmation of each such payment:

Redacted and provided to the Company under separate cover.

(3)	Address for all other notices and communications to:

RGA Reinsurance Company

16600 Swingley Ridge Road

Chesterfield, MO 63017-1706

(4)	Address for physical delivery of the Note:

Delivery instructions redacted and provided to the Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to the Company under separate cover.

FORM OF SUBSIDIARY GUARANTY AGREEMENT

[see attached]

EXHIBIT SGA

(to Note and Guaranty Agreement)

SUBSIDIARY GUARANTY AGREEMENT

Dated as of December 30, 2020

Re:

1.62% Series D Guaranteed Senior Notes due January 7, 2031

1.65% Series E Guaranteed Senior Notes due January 7, 2033

of

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

SGA-2

SGA-3

SUBSIDIARY GUARANTY AGREEMENT

Re:

1.62% Series D Guaranteed Senior Notes due January 7, 2031

1.65% Series E Guaranteed Senior Notes due January 7, 2033

of

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

This SUBSIDIARY GUARANTY AGREEMENT dated as of December 30, 2020 (this “Guaranty”) is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Subsidiary Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Subsidiary Guaranty Supplement”) (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

R E C I T A L S

A. Americold Realty Trust, a Maryland corporation (the “Parent Guarantor”), is the general partner of Americold Realty Operating Partnership, L.P., a Delaware limited partnership (the “Issuer”; the Parent Guarantor and the Issuer are sometimes collectively referred to herein as the “Constituent Companies”). Each Guarantor is a direct or indirect wholly-owned Subsidiary of a Constituent Company.

B. The Constituent Companies have entered into a Note and Guaranty Agreement dated as of December 30, 2020 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Note Agreement”) with each of the purchasers listed in the Purchaser Schedule attached to said Note Agreement (collectively, the “Purchasers”), providing for, among other things, the issue and sale by the Issuer to the Purchasers of €750,000,000 aggregate principal amount of its guaranteed senior notes, of which (1) €400,000,000 aggregate principal amount shall be its 1.62% Series D Guaranteed Senior Notes due January 7, 2031 (the “Series D Notes”) and (2) €350,000,000 aggregate principal amount shall be its 1.65% Series E Guaranteed Senior Notes due January 7, 2033 (the “Series E Notes”; said Series E Notes together with the Series D Notes and each note issued in substitution therefor, the “Notes”). The Purchasers together with their respective successors and assigns are collectively referred to herein as the “Holders.”

C. The Purchasers have required as a condition of their purchase of the Notes that the Constituent Companies cause each of the undersigned to enter into this Guaranty and, as set forth in Section 9.9(a) of the Note Agreement, to cause certain other Subsidiaries from time to time to enter into a Subsidiary Guaranty Supplement, and the Constituent Companies have agreed to cause each of the undersigned to execute this Guaranty and to cause each such other Subsidiary to execute a Subsidiary Guaranty Supplement, in each case in order to induce the Purchasers to purchase the Notes and thereby benefit the Issuer and its Subsidiaries by providing funds to the Issuer for the purposes described in Section 5.14 of the Note Agreement.

SGA-4

NOW, THEREFORE, as required by Section 4.11 of the Note Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

SECTION 1. DEFINITIONS.

Capitalized terms used herein shall have the meanings set forth in the Note Agreement unless defined herein or the context shall otherwise require.

SECTION 2. GUARANTY OF NOTES AND NOTE AGREEMENT.

(a) Each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest (including, without limitation, any interest on any overdue principal, Make-Whole Amount, if any, interest accruing after the commencement of any bankruptcy or similar proceeding, and any additional interest that would accrue but for the commencement of such proceeding and, to the extent permitted by applicable law, on any overdue interest) on the Notes from time to time outstanding and, with respect to any Swapped Note, any Swap Breakage Loss, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise in immediately available funds of the relevant currency of payment which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or owed by the Issuer under the terms of the Notes, (3) the full and prompt performance and observance by each Constituent Company of each and all of the obligations, covenants and agreements required to be performed or owed by such Constituent Company under the terms of the Note Agreement and the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, payable by the Constituent Companies pursuant to Section 12.4 or Section 16.1 of the Note Agreement, or as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of this Guaranty or in any consultation or action in connection therewith or herewith.

(b) To the extent that any Guarantor shall make a payment hereunder (a “Payment”) which, together with all other Payments made by such Guarantor, and taking into account all other Payments previously or concurrently made by any of the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate obligations satisfied by such Payment(s) in the same proportion as such Guarantor’s Allocable Amount (as hereinafter defined) in effect immediately prior to such Payment bore to the Aggregate Allocable Amount (as hereinafter defined) in effect immediately prior to the making of such Payment, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment; provided that

SGA-5

each Guarantor covenants and agrees that such right of contribution and indemnification and any and all claims of such Guarantor against any other Guarantor, any endorser or against any of their property shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Constituent Companies of their obligations under the Note Agreement and by the Guarantors of their obligations under this Guaranty and the Guarantors shall not take any action to enforce such right of contribution and indemnification, and the Guarantors shall not accept any payment in respect of such right of contribution and indemnification, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Constituent Companies under the Note Agreement and of the Guarantors under this Guaranty have been satisfied.

As of any date of determination, (1) the “Allocable Amount” of any Guarantor shall be equal to the maximum amount which could then be claimed by the Holders under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Sec. 101 et. seq.) or under any applicable state Uniform Fraudulent Transfer Act or Uniform Fraudulent Conveyance Act or any similar statute or common law or any comparable provision of applicable foreign law; and (2) the “Aggregate Allocable Amount” shall be equal to the sum of the Allocable Amount of all Guarantors.

This clause (b) is intended only to define the relative rights of the Guarantors, and nothing set forth in this clause (b) is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts to the Holders as and when the same shall become due and payable in accordance herewith.

Each Guarantor acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Guarantor to which such contribution and indemnification is owing.

SECTION 3. GUARANTY OF PAYMENT AND PERFORMANCE.

This is an irrevocable, absolute and unconditional guarantee of payment and performance (and not of collection) and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Agreement be brought against either Constituent Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against either Constituent Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of either Constituent Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

SGA-6

The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4. GENERAL PROVISIONS RELATING TO THE GUARANTY.

(a) Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Issuer or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note Agreement, any other agreement or waive this Guaranty; or

(2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Issuer or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes; or

(3) settle, adjust or compromise any claim of the Issuer against any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Constituent Companies under the Note Agreement and of the Guarantors under this Guaranty have been satisfied.

(b) Each Guarantor hereby waives, to the fullest extent permitted by law:

(1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of either Constituent Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

SGA-7

(2) demand of payment by any Holder from either Constituent Company or any other Person (including, without limitation, any other Guarantor) indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

(3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than termination upon the indefeasible payment in cash in full of all of the Notes and all amounts payable by the Guarantors hereunder and the satisfaction of all of the obligations of the Constituent Companies under the Note Agreement and of the Guarantors under this Guaranty), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c) The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, shall remain in full force and effect until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Constituent Companies under the Note Agreement and of the Guarantors under this Guaranty have been satisfied, and shall remain in full force and effect irrespective of:

(1) the genuineness, validity, regularity or enforceability of the Notes, the Note Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Issuer or any other Person on or in respect of the Notes or either Constituent Company under the Note Agreement or any other agreement or the power or authority or the lack of power or authority of the Issuer to issue the Notes or either Constituent Company to execute and deliver the Note Agreement, or any other agreement or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of either Constituent Company, any Guarantor or any other Person as a legal entity; or

(2) any default, failure or delay, willful or otherwise, in the performance by either Constituent Company, any Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Agreement, this Guaranty or any other agreement; or

(3) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of either Constituent Company, any Guarantor or any other Person or in respect of the property of either Constituent Company, any Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, sale of all or substantially all of the assets of or winding up of either Constituent Company, any Guarantor or any other Person; or

SGA-8

(4) impossibility or illegality of performance on the part of either Constituent Company, any Guarantor or any other Person of its obligations under the Notes, the Note Agreement, this Guaranty or any other agreement; or

(5) in respect of either Constituent Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to either Constituent Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of either Constituent Company or any other Person and whether or not of the kind hereinbefore specified; or

(6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against either Constituent Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by either Constituent Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Agreement, or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by either Constituent Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Agreement, this Guaranty or any other agreement; or

(8) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of either Constituent Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Agreement, this Guaranty or any other agreement or failure to resort for payment to either Constituent Company, any Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

SGA-9

(10) the acceptance of any additional security or other guaranty, the advance of additional money to the Issuer or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Agreement, or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11) any merger or consolidation of either Constituent Company, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of either Constituent Company, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares or other equity interests of either Constituent Company, any Guarantor or any other Person; or

(12) any defense whatsoever that: (i) the Issuer or any other Person might have to the payment of the Notes (including, principal, Make-Whole Amount, if any, or interest) or with respect to any Swapped Note, any Swap Breakage Loss, other than payment thereof in immediately available funds or (ii) either Constituent Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Agreement or any other agreement, whether through the satisfaction or purported satisfaction by either Constituent Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

(13) any act or failure to act with regard to the Notes, the Note Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

(14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes and, with respect to any Swapped Note, any Swap Breakage Loss in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under or in respect of the terms of the Notes or either Constituent Company shall default under or in respect of the terms of the Note Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Issuer under the Notes or by either Constituent Company under the Note Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

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(d) All rights of any Holder under this Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such Holder whether with or without the consent of or notice to the Guarantors under this Guaranty or to either Constituent Company.

(e) To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation and any and all claims of such Guarantor against either Constituent Company, any endorser or other Guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Constituent Companies of their obligations under the Note Agreement and by the Guarantors of their obligations under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Constituent Companies under the Note Agreement and of the Guarantors under this Guaranty have been satisfied. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from either Constituent Company, all rights, Liens and security interests of each Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Constituent Companies shall be and hereby are subordinated to the rights, if any, of the Holders in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Notes and the obligations of the Constituent Companies under the Note Agreement shall have been paid in cash in full and satisfied.

(f) Each Guarantor agrees that to the extent the Issuer or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

(g) No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes or the Constituent Companies under or in respect of the Note Agreement or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

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(h) If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer, the Parent Guarantor or any other Guarantor of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Holders had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated principal of, Make-Whole Amount, if any, and interest on the Notes and any other amounts, including, without limitation, with respect to any Swapped Note, any Swap Breakage Loss, guaranteed hereunder.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

Each Guarantor represents and warrants to each Holder that:

(a) Such Guarantor is a corporation or other legal entity duly organized or formed, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization or formation, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and to execute and deliver this Guaranty and to perform the provisions hereof.

(b) Such Guarantor is either (1) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, (2) a REIT, (3) a “taxable REIT subsidiary” within the meaning of Section 856(1) of the Code, (4) a partnership under Treasury Regulation Section 301.7701-3 or an entity disregarded as a separate entity from its owner under Treasury Regulation Section 301.7701-3.

(c) This Guaranty has been duly authorized by all necessary corporate or other action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.

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(e) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

SECTION 6. AMENDMENTS, WAIVERS AND CONSENTS.

(a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of each Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Sections 3, 4 or 5, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing and (2) no amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (ii) amend Section 2 or this Section 6. No consent of the Holders or the Guarantors shall be required in connection with the execution and delivery of a Subsidiary Guaranty Supplement or other addition of any additional Guarantor, and each Guarantor, by its execution and delivery of this Guaranty (or Subsidiary Guaranty Supplement) consents to the addition of each additional Guarantor.

(b) The Guarantors will provide each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders. The Guarantors will deliver executed copies of each executed Subsidiary Guaranty Supplement to each Holder promptly following the date on which it is executed.

(c) No Guarantor will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security or provide other credit support, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(d) Any consent given pursuant to this Section 6 by a Holder that has transferred or has agreed to transfer its Note to (1) a Constituent Company, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with either Constituent Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder.

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(e) Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders affected thereby and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived, or impair any right consequent thereon. No course of dealing between any Guarantor and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(f) Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding have approved or consented to any amendment, waiver or consent to be given under this Guaranty, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, either Constituent Company or any of their Affiliates shall be deemed not to be outstanding.

SECTION 7. TAX INDEMNIFICATION; FATCA INFORMATION.

(a) All payments whatsoever under this Guaranty will be made by the Guarantors in the relevant currency of payment free and clear of, and without liability for withholding or deduction for or on account of, any present or future tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding (herein “Taxes”) of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

(b) If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by a Guarantor under this Guaranty, such Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each Holder such additional amounts as may be necessary in order that the net amounts paid to such Holder pursuant to the terms of this Guaranty after such deduction, withholding or payment (including any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such Holder under the terms of this Guaranty before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(1) any Tax that would not have been imposed but for the existence of any present or former connection between such Holder (or a fiduciary, settlor, Holder, member of, shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation or any Person other than the Holder to whom any amount

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payable hereunder is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or being the beneficiary of this Guaranty or the receipt of payments hereunder or thereunder or in respect hereof or thereof or the exercise of remedies in respect hereof or thereof, including such Holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for such Guarantor, after the date of this Guaranty, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Guaranty are made to, the Taxing Jurisdiction imposing the relevant Tax;

(2) any Tax that would not have been imposed but for the delay or failure by such Holder (following a written request by any Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such Holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such Holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such Holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such Holder, and provided further that such Holder shall be deemed to have satisfied the requirements of this clause (b)(2) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of any Guarantor no later than 60 days after receipt by such Holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

(3) any combination of clauses (1) and (2) above;

provided further that in no event shall any Guarantor be obligated to pay such additional amounts to any Holder (i) not resident in the United States or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that such Guarantor would be obligated to pay if such Holder had been a resident of the United States or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) whose Note is registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) Securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and such Guarantor shall have given timely notice of such law or interpretation to such Holder.

(c) By acceptance of this Guaranty, each Holder agrees, subject to the limitations of clause (b)(2) above, that it will from time to time with reasonable promptness (1) duly complete and deliver to or as reasonably directed by any Guarantor all such forms, certificates, documents and returns provided to such Holder by such Guarantor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such Holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or

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administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (2) provide such Guarantor with such information with respect to such Holder as such Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 7 shall require any Holder to provide information with respect to any such Form or otherwise if in the opinion of such Holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such Holder, and provided further that each such Holder shall be deemed to have complied with its obligation under this Section 7(c) with respect to any Form if such Form shall have been duly completed and delivered by such Holder to such Guarantor or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of such Guarantor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

(d) On or before the date of the Closing, each Guarantor will furnish each Holder with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in each relevant Taxing Jurisdiction pursuant to Section 7(b)(2), if any, and in connection with the transfer of any Note each Guarantor will furnish the transferee of such Note with copies of any Form and English translation then required.

(e) If any payment is made by a Guarantor to or for the account of a Holder after deduction for or on account of any Taxes, and increased payments are made by such Guarantor pursuant to this Section 7, then, if such Holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such Holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Guarantor such amount as such Holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of any Holder to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Holder shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in Section 7(b)(2)) oblige any Holder to disclose any information relating to its tax affairs or any computations in respect thereof.

(f) Each Guarantor will furnish the each Holder, promptly and in any event within 60 days after the date of any payment by such Guarantor of any Tax in respect of any amounts paid under this Guaranty, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any Holder.

(g) If any Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Guarantor would be required to pay any additional amount under this Section 7, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against a Holder, and such Holder pays such liability, then such Guarantor will promptly reimburse such Holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such Guarantor) upon demand by such Holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

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(h) If any Guarantor makes payment to or for the account of any Holder and such Holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such Holder shall, as soon as practicable after receiving written request from such Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

(i) The obligations of the Guarantors under this Section 7 shall survive the payment or transfer of any Note and the provisions of this Section 7 shall also apply to successive transferees of the Notes.

(j) By acceptance of this Guaranty, each Holder agrees that such Holder will with reasonable promptness duly complete and deliver to any Guarantor, or to such other Person as may be reasonably requested by such Guarantor, from time to time (1) in the case of any Holder that is a United States Person, such Holder’s United States tax identification number or other Forms reasonably requested by such Guarantor necessary to establish such Holder’s status as a United States Person under FATCA and as may otherwise be necessary for such Guarantor to comply with its obligations under FATCA and (2) in the case of any such Holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for such Guarantor to comply with its obligations under FATCA and to determine that such Holder has complied with such Holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from any such payment made to such Holder. Nothing in this Section 7(j) shall require any Holder to provide information that is confidential or proprietary to such Holder unless the applicable Guarantor is required to obtain such information under FATCA and, in such event, such Guarantor shall treat any such information it receives as confidential.

SECTION 8. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or its nominee shall have specified to the Guarantors and the Constituent Companies in writing,

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(2) if to any other Holder, to such Holder at such address as such Holder shall have specified to the Guarantors and the Constituent Companies in writing, or

(3) if to any Guarantor, to such Guarantor c/o the Constituent Companies at the address set forth at the beginning of the Note Agreement to the attention of the Legal Department, or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this Section 8 will be deemed given only when actually received.

SECTION 9. JUDGMENT CURRENCY.

Any payment on account of an amount that is payable hereunder in a currency (the “Original Currency”) which is made to or for the account of any Holder in any other currency (the “Other Currency”), whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Guarantor, such payment shall constitute a discharge of the obligation of the applicable Guarantor under this Guaranty only to the extent that on the Business Day following receipt by such Holder of any payment made, such holder may, in accordance with normal banking procedures, purchase the Original Currency with the Other Currency in the foreign exchange markets. If the amount of the Original Currency that could be so purchased is less than the amount of Original Currency originally due to such Holder, the Guarantors agree to the fullest extent permitted by law, to indemnify and save harmless such Holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or any judgment or order.

SECTION 10. MISCELLANEOUS.

(a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b) The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder, in the case of a Holder that is a Purchaser, on the Purchaser Schedule, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors and the Constituent Companies in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

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(c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e) This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid. If any Guarantor enters into any consolidation or merger, pursuant to which such Guarantor or another Guarantor is not the surviving entity (the “Successor Person”), the Successor Person shall execute and deliver to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Guaranty (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders).

(f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Guaranty. Delivery of an electronic signature to, or a signed copy of, this Guaranty by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Holder shall request manually signed counterpart signatures to this Guaranty, the Guarantors hereby agree to use their reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

(g) This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(h) Each Guarantor and each Holder irrevocably submits to the non-exclusive jurisdiction of any New York State or U.S. federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by applicable law, each Guarantor and each Holder irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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(i) Each Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 10(h) above brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(j) Each Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 10(h) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 8 or at such other address of which such Holder shall then have been notified pursuant to said Section. Each Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(k) Nothing in Section 10(h), 10(i) or 10(j) shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that any Holder may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(l) EACH GUARANTOR HEREBY WAIVES AND, BY ITS ACCEPTANCE HEREOF, EACH HOLDER HEREBY WAIVES, TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

*             *             *            *            *

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IN WITNESS WHEREOF, the undersigned have caused this Guaranty Agreement to be duly executed by an authorized representative as of the date first written above.

AMERICOLD REALTY OPERATIONS, INC.
AMERICOLD TRS PARENT, LLC
ART AL HOLDING, LLC
VERSACOLD USA, LLC
AMERICOLD USA ESTATE, L.P.
AMERICOLD LOGISTICS, LLC
SAVANNAH COLD STORAGE, LLC
LANIER COLD STORAGE, LLC
ICECAP PROPERTIES NZ LIMITED
NOVA COLD LOGISTICS ULC
CHAMBERSBURG COLD STORAGE LIMITED PARTNERSHIP
MHW GROUP AT PERRYVILLE, LLC

By:
Name: Marc J. Smernoff
Title: Chief Financial Officer

AMERICOLD AUSTRALIAN HOLDINGS PTY LTD

By:
Name:
Title: Director

By:
Name:
Title: Director

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ICECAP PROPERTIES NZ LIMITED

By:
Name:
Title: Director

in the presence of

Witness signature

Full Name

Address

Occupation

SGA-22

SUBSIDIARY GUARANTY SUPPLEMENT

To the Holders (as defined in the hereinafter

defined Guaranty Agreement)

Ladies and Gentlemen:

WHEREAS, Americold Realty Operating Partnership, L.P., a Delaware limited partnership (the “Issuer”), issued €750,000,000 aggregate principal amount of its guaranteed senior notes, of which (a) €400,000,000 aggregate principal amount shall be its 1.62% Series D Guaranteed Senior Notes due January 7, 2031 (the “Series D Notes”) and (b) €350,000,000 aggregate principal amount shall be its 1.65% Series E Guaranteed Senior Notes due January 7, 2033 (the “Series E Notes”; said Series E Notes together with the Series D Notes and each note issued in substitution therefor, the “Notes”) pursuant to that certain Note and Guaranty Agreement dated as of December 30, 2020 (the “Note Agreement”) among the Issuer, Americold Realty Trust, a Maryland corporation (the “Parent Guarantor”; the Parent Guarantor and the Issuer are collectively referred to herein as the “Constituent Companies”), and each of the purchasers listed in the Purchaser Schedule attached to said Note Agreement (the “Purchasers”) for the purposes described in Section 5.14 of the Note Agreement. Capitalized terms used herein shall have the meanings set forth in the hereinafter defined Guaranty Agreement unless herein defined or the context shall otherwise require.

WHEREAS, as a condition precedent to their purchase of the Notes, the Purchasers required that certain Subsidiaries of the Constituent Companies from time to time enter into that certain Subsidiary Guaranty Agreement dated as of December 30, 2020 as security for the Notes (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty Agreement”).

Pursuant to Section 9.9(a) of the Note Agreement, the Constituent Companies have agreed to cause the undersigned, __________________, a [corporation] organized under the laws of ________________ (the “Additional Guarantor”), to join in the Guaranty Agreement. In accordance with the requirements of the Guaranty Agreement, the Additional Guarantor desires to supplement the definition of Guarantor (as the same may have been heretofore supplemented) set forth in the Guaranty Agreement so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty Agreement for the obligations of the Issuer under the Notes and the Constituent Companies under the Note Agreement and to the extent and in the manner set forth in the Guaranty Agreement.

The execution by the undersigned of this Subsidiary Guaranty Supplement shall evidence such Additional Guarantor’s consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty Agreement and its agreement to be bound by the covenants, terms and provisions of the Guaranty Agreement as a Guarantor thereunder and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty Agreement.

SGA-23

Upon execution of this Subsidiary Guaranty Supplement, the Guaranty Agreement shall be deemed to be supplemented as set forth above. Except as supplemented herein, the terms and provisions of the Guaranty Agreement are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty Agreement without making specific reference to this Subsidiary Guaranty Supplement, but nevertheless all such references shall be deemed to include this Subsidiary Guaranty Supplement unless the context shall otherwise require.

This Subsidiary Guaranty Supplement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Subsidiary Guaranty Supplement. Delivery of an electronic signature to, or a signed copy of, this Subsidiary Guaranty Supplement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Holder shall request manually signed counterpart signatures to this Subsidiary Guaranty Supplement, the Additional Guarantor hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

This Subsidiary Guaranty Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(Signature Page Follows)

SGA-24

Dated: [_________________, 20___].

[NAME OF ADDITIONAL GUARANTOR(S)]

By:
Name:
Title:

SGA-25